Exhibit 99.1

Execution Version

Published CUSIP Number: 53117RAA7

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 21, 2011

among

LIBERTY PROPERTY LIMITED PARTNERSHIP

and

LIBERTY PROPERTY TRUST

and

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

and

JPMORGAN CHASE BANK, N.A., AS SYNDICATION AGENT

and

WELLS FARGO BANK, N.A., SUNTRUST BANK, AND CITIZENS
BANK OF PENNSYLVANIA,AS DOCUMENTATION AGENTS

and

PNC BANK, NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENT

and

CITIBANK, N.A., UBS SECURITIES LLC,
U.S. BANK NATIONAL ASSOCIATION, CAPITAL ONE, N.A. AND
BANK OF TOKYO MITSUBISHI UFJ, LTD.,
AS MANAGING AGENTS

and

THE LENDERS PARTY HERETO

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and
J.P. MORGAN SECURITIES LLC,
AS JOINT BOOKRUNNERS and JOINT LEAD ARRANGERS

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

Exhibit A	Form of Note
Exhibit B	Form of Loan Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Swingline Loan Request
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Letter of Credit Application
Exhibit G	[Reserved]
Exhibit H	Form of Competitive Bid Quote Request
Exhibit I	Form of Invitation for Competitive Bid Quotes
Exhibit J	Form of Competitive Bid Quote
Exhibit K	Form of Acceptance of Competitive Bid Quote
Exhibit L	Form of Joinder Agreement
Exhibit M	Form of Guaranty Agreement
Exhibit N	Form of Designated Bank Note
Exhibit O	Form of Designation Agreement
Exhibit P	Form of Administrative Questionnaire

Schedule 1	Lenders; Domestic and Eurocurrency Lending Offices
Schedule 1.1(a)	Unencumbered Properties
Schedule 1.1(b)	Eligible Ground Leases
Schedule 1.2	Commitments and Commitment Percentages
Schedule 1.3	Related Companies, Guarantors, Unencumbered Property Subsidiaries, and Unconsolidated Entities
Schedule 1.4	Existing Letter of Credit
Schedule 6.3	Title to Properties
Schedule 6.7	Litigation
Schedule 6.15	Insider Transactions
Schedule 6.16	Employee Benefit Plans
Schedule 6.18	Environmental Matters
Schedule 6.19	Company Assets
Schedule 6.21	Building Structural Defects, etc.
Schedule 6.22	Insurance
Schedule 8.2(d)	Investments

i

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 21st day of October, 2011, by and among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust (the “Company”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), the other lending institutions which are listed from time to time on Schedule 1 (collectively, with Bank of America, the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as syndication agent, and BANK OF AMERICA, N.A., as administrative agent for itself and such other lending institutions (the “Agent”).

WHEREAS, the Borrower, Bank of America, as administrative agent, and certain other lenders are party to that certain Second Amended and Restated Credit Agreement, dated as of August 31, 2010 (the “Existing Credit Agreement”), pursuant to which such lenders extended credit to the Borrower on the terms set forth therein; and

WHEREAS, the Borrower, Bank of America, as administrative agent, and the Lenders party hereto have agreed to enter into this Agreement to amend and restate in its entirety the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, to accomplish these purposes, the Agent, the Borrower, the Company and the Lenders hereby agree as follows:

§1.  DEFINITIONS OF RULES OF INTERPRETATION.

§1.1.        Definitions.  The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

Act. See §30.

Additional Commitment. The portion (if any) of any Lender’s Commitment which will become effective on the Commitment Increase Date if the Total Commitment is increased pursuant to §2.2.

Additional Commitment Lenders. Those Lenders which provide an Additional Commitment.

Adjusted EBITDA. EBITDA minus the Reserve Amount for all of the applicable Real Estate Assets and adjusted to remove the effect of recognizing rental income on a straight-line basis over the applicable lease terms.

Adjusted Net Operating Income.  Net Operating Income minus the Reserve Amount for all of the applicable Real Estate Assets and adjusted to remove the effect of recognizing rental income on a straight-line basis over the applicable lease terms.

Administrative Questionnaire.  An Administrative Questionnaire in substantially the form of Exhibit P or any other form approved by the Agent.

Affiliated Lenders.  Any commercial bank or financial institution which is (i) the parent corporation of any of the Lenders, (ii) Controlled by any of the Lenders or (iii) a subsidiary of the parent corporation of any of the Lenders that is under common Control with the applicable Lender.

Affiliate.  With respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that in no event shall any Lender or the Agent be deemed to be an Affiliate of the Borrower.

Agent.  Bank of America, N.A. acting in its capacity as administrative agent for the Lenders or any successor agent.

Agent’s Head Office.  The Agent’s head office located at 901 Main Street, Dallas, Texas 75202-3714, or at such other location as the Agent may designate from time to time.

Agreement.  This Credit Agreement, including the Schedules and Exhibits hereto as it may be amended, modified or supplemented from time to time.

Applicable Facility Fee Rate.  As of any date of determination, an annual rate determined based on the ratings assigned to the Borrower’s senior long-term unsecured debt by the Ratings Agencies pursuant to the following table:

S&P Rating	Moody’s Rating	Fitch Rating	Facility Fee Rate
Below BBB- or unrated	Below Baa3 or unrated	Below BBB- or unrated	0.45%
BBB-	Baa3	BBB-	0.35%
BBB	Baa2	BBB	0.25%
BBB+	Baa1	BBB+	0.20%
A- or higher	A3 or higher	A- or higher	0.175%

If the Borrower maintains three ratings and those three ratings are not equivalent, the Applicable Facility Fee Rate will be based on the lower of the two highest ratings.  If the Borrower maintains two ratings and those two ratings are not equivalent, the Applicable Facility Fee Rate shall be based on the higher of the two ratings.  If the Borrower fails to maintain at least two ratings, the Applicable Facility Fee Rate shall be based on an S&P Rating of below BBB-.  Any change in the Applicable Facility Fee Rate caused by a change in the Moody’s Rating, the S&P Rating or the Fitch Rating shall become effective on the first day following the effective date of such change.

Applicable Margin.  As of any date of determination, the annual rate determined based on the ratings assigned to the Borrower’s senior long-term unsecured debt by the Ratings Agencies pursuant to the following table for Eurocurrency Rate Loans and Base Rate Loans, respectively:

S&P Rating	Moody’s Rating	Fitch Rating	Eurocurrency Rate Margin	Base Rate Margin
Below BBB- or unrated	Below Baa3 or unrated	Below BBB- or unrated	1.85%	0.85%
BBB-	Baa3	BBB-	1.50%	0.50%
BBB	Baa2	BBB	1.25%	0.25%
BBB+	Baa1	BBB+	1.075%	0.075%
A- or higher	A3 or higher	A- or higher	1.00%	0.0%

If the Borrower maintains three ratings and those three ratings are not equivalent, the Applicable Margin will be based on the lower of the two highest ratings.  If the Borrower maintains two ratings and those two ratings are not equivalent, the Applicable Margin will be based on the higher of the two ratings.  If the Borrower fails to maintain at least two ratings, the Applicable Margin shall be based on an S&P Rating of below BBB-.  Any change in the Applicable Margin caused by a change in the Moody’s Rating, the S&P Rating or the Fitch Rating shall become effective on the first day following the effective date of such change.

Approved Fund.  Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger.  Collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, in their capacities as joint bookrunners and joint lead arrangers, or any successors thereto.

Assignee Group.  Two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Assumption.  As assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by §18(b), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

Balance Sheet Date.  June 30, 2011.

Bank of America.  As defined in the preamble hereto.

Base Rate.  For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loans.  Those Loans bearing interest calculated by reference to the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

BBA LIBOR.  See definition of Eurocurrency Rate.

Borrower.  As defined in the preamble hereto.

Borrower Materials.  See §7.5.

Borrowing Date.  The date on which any Loan is made or is to be made (including, without limitation, the date on which any Mandatory Base Rate Loan is made), and the date on which any Loan is converted or continued in accordance with §2.6.

Buildings.  The buildings, structures and other improvements now or hereafter located on the Unencumbered Properties.

Business Day.  Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Head Office is located, and, if such day relates to any Eurocurrency Rate Loan, means any such day that is also a London Banking Day.

Capitalized Leases. Leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles.

Cash Collateralize.  To pledge and deposit with or deliver to the Agent, for the benefit of the Agent, L/C Issuer or Swingline Lender (as applicable) and the Lenders, as collateral for Letter of Credit Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Agent and (b) the L/C Issuer or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

CERCLA.  See §6.18.

Change in Law.  The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control.  (a)      Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the Voting Interests of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)           during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

Code.  The Internal Revenue Code of 1986, as amended and in effect from time to time.

Commitment.  With respect to each Lender, the amount set forth from time to time on Schedule 1.2 hereto as the amount of such Lender’s commitment to make Revolving Loans hereunder to the Borrower and to participate in Swingline Loans and Letters of Credit hereunder, as adjusted from time to time as a result of any Commitment Increase pursuant to §2.2(a), any reduction in Commitments pursuant to §2.2(c), or any assignment pursuant to §18, and

Commitments shall be the aggregate principal amount of the Commitments of all of the Lenders, the maximum amount of which shall be $500,000,000, as increased from time to time pursuant to §2.2(a) or as decreased from time to time pursuant to §2.2(c).  The Commitment of the Lender which is also the Swingline Lender shall not be reduced by the amount of its Swingline Commitment.

Commitment Increase.  An increase in the Commitments such that the Total Commitment is not more than $750,000,000 pursuant to §2.2(a).

Commitment Increase Date.  See §2.2(a).

Commitment Percentage.  With respect to any Lender, at any time, the percentage (carried out to the ninth decimal place) of the Total Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in §2.2(a) and §2.12.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to §12.2 or if the Total Commitments have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.2 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

Company.  See preamble.

Competitive Bid Loans.  Loans made by one or more Lenders pursuant to §2.10.

Competitive Bid Loan Account.  See §2.10(a).

Competitive Bid Quote Request.  See §2.10(c).

Competitive Bid Quote.  An offer to make a Competitive Bid Loan made by a Lender in response to a Competitive Bid Quote Request.

Compliance Certificate.  See §2.5(a).

Control.  The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

Conversion Request.  A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §2.6.

Credit Exposure. With respect to each Lender as of any date of determination, the sum, without duplication, of the following: (i) the outstanding principal amount of all Loans advanced by such Lender under §2.1, (ii) the outstanding principal amount of all Mandatory Base Rate

Loans advanced by such Lender pursuant to §2.8(c)(i) or §2.9(c)(i), (iii) the outstanding principal amount of all participations purchased by such Lender pursuant to §2.8(c)(ii) or §2.9(c)(iii), (iv) the outstanding principal amount of all Competitive Bid Loans advanced by such Lender pursuant to §2.10(k), (v) such Lender’s Commitment Percentage of all outstanding Swingline Loans, except any Swingline Loan in which a participation has been purchased therein by such Lender pursuant to §2.8(c)(ii) and (vi) such Lender’s Commitment Percentage of the stated amount of each Letter of Credit issued under §2.9 which has not expired or terminated prior to the date of determination.

Debtor Relief Laws.  The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default. See §12.1.

Defaulting Lender.  Subject to §2.12(b), any Lender that, as determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three Business Days after request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a

Defaulting Lender (subject to Section 2.12(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swingline Lender and each Lender.

Designated Bank.  A special purpose corporation that (i) shall have become a party to this Agreement pursuant to §18(h), and (ii) is not otherwise a Lender.

Designated Bank Notes. Promissory notes of the Borrower, substantially in the form of Exhibit N hereto, evidencing the obligation of the Borrower to repay Competitive Bid Loans made by Designated Banks, as the same may be amended, supplemented, modified or restated from time to time, and “Designated Bank Note” means any one of such promissory notes issued under §18(h).

Designating Lender. See §18(h).

Designation Agreement.  A designation agreement, substantially in the form of Exhibit O, entered into by a Lender and a Designated Bank and accepted by the Agent.

Development Property.  A Real Estate Asset that is in the process of being improved with one or more industrial or office buildings or other similar commercial property, including “flex” and warehouse buildings, of a type consistent with the Borrower’s business strategy and is classified as “development in progress” on the Borrower’s consolidated balance sheet prepared in accordance with Generally Accepted Accounting Principles.  Any such Real Estate Asset shall continue to be treated as a Development Property until the earlier of (a) such Real Estate Asset achieving an occupancy rate of 90% (based on net leasable area) or (b) the end of the twelfth (12th) month after completion of construction (as evidenced by a certificate of occupancy).

Distribution. The declaration or payment of any dividend or distribution of cash or cash equivalents to the holders of common shares of beneficial interest in the Company or the holders of common units of limited partnership interest in the Borrower.  However, notwithstanding the foregoing or anything to the contrary contained herein, any payment(s) of cash or cash equivalents which constitutes an Equity Repurchase Payment shall not be deemed to be a Distribution.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawing Date. The date on which a draft under a Letter of Credit is paid by the Agent.

EBITDA. For any period, the net income or loss of the Borrower and the Related Companies, excluding gains or losses from sales of property, write-ups/write-downs, forgiveness of indebtedness, other extraordinary items and minority interests, plus (to the extent deducted in determining net income or loss) interest expense, the amount recorded as income taxes on the books and records of the Borrower or the Related Companies, depreciation and amortization, all as defined and computed in accordance with Generally Accepted Accounting Principles.

Effective Date. The date upon which this Agreement shall become effective pursuant to §10. Unless the Agent notifies the Borrower and the Lenders that some other date is the Effective Date, the Effective Date shall be the date set forth on the first page of this Agreement.

Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any other assignee having a net worth of at least $100,000,000 that, in the reasonable judgment of the Agent, is a reputable institutional investor with substantial experience in lending and originating loans similar to the Facility, or in purchasing, investing in or otherwise holding such loans; (f) any Lender Affiliate or an Approved Fund of a Lender; and (g) any Lender.  For purposes hereof, “Lender Affiliate” shall mean, (A) with respect to any Person that would otherwise be an Eligible Assignee under clauses (a) - (e) above (a “Qualified Assignee”), (i) an affiliate of such Qualified Assignee or (ii) any Person that is engaged in making, purchasing, holding or otherwise investing in bank loans or similar extensions of credit in the ordinary course of its business and is administered (including as placement agent therefore) or managed by a Qualified Assignee or an affiliate of a Qualified Assignee and (B) with respect to a Lender that is a fund which invests in bank loans or similar extensions of credit, any Approved Fund of such Lender.

Notwithstanding anything to the contrary, the term Eligible Assignee shall exclude any Person controlling, controlled by or under common control with, the Borrower or the Company.

Eligible Ground Lease. A ground lease that (a) has a minimum remaining term of twenty-five (25) years, including tenant controlled renewal options or acceptable purchase options containing nominal or market based purchase prices, as of any date of determination, and (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord’s fee interest, and (c) is otherwise eligible for non-recourse leasehold mortgage financing under customary prudent lending requirements.  The Eligible Ground Leases as of the date of this Agreement are listed on Schedule 1.1(b).

Employee Benefit Plan. Any employee benefit plan within the meaning of §3 (3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws. See §6.18(a).

Environmental Liability.  Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, the Company or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Equity Repurchase Payments. All payments of cash or cash equivalents by Borrower or the Company as consideration for the repurchase, redemption or retirement of any common shares of beneficial interest in the Company, or any common units of limited partnership interest in Borrower.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under §414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Eurocurrency Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurocurrency Rate Loans.

Eurocurrency Prepayment Fee. See §3.3.

Eurocurrency Rate.

(a)           for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Eurocurrency Rate Loan.  Loans denominated in Dollars bearing interest calculated by reference to the Eurocurrency Rate.

Event of Default.  See §12.1.

Excluded Taxes.  With respect to the Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) as a result of a connection between the Agent, such Lender or the L/C Issuer and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent, such Lender or the L/C Issuer having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, and/or engaged in any other transaction pursuant to, any Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed as a result of a connection between the Agent, such Lender or the L/C Issuer and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent, such Lender or the L/C Issuer having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, and/or engaged in any other transaction pursuant to, any Loan Document), (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of §4.4(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under §31), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of §4.4(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to §4.4(a)(ii) or (c).

Existing Credit Agreement. As defined in the recitals hereto.

Existing Letters of Credit. See §2.9(a).

Facility. The unsecured revolving line of credit facility provided to the Borrower pursuant to this Agreement initially in a maximum amount of $500,000,000.

Federal Funds Rate.  For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent.

Fee Letter. The letter agreement, dated September 9, 2011, among the Borrower, the Company, the Agent, JPMCB and the Arranger.

Fitch Rating. The rating for Borrower’s senior long-term unsecured debt assigned by Fitch Ratings or its successors.

Fixed Charges. With respect to any fiscal period of the Borrower, an amount equal to the sum of (i) Interest Expense, (ii) regularly scheduled installments of principal payable with respect to Total Debt, (iii) current maturities on Recourse Indebtedness not refinanced with Loans hereunder or other replacement Indebtedness or otherwise repaid plus (iv) all dividend payments due to the holders of any preferred shares of beneficial interest of the Company and all distributions due to the holders of any limited partnership interests in the Borrower other than limited partner distributions based on the per share dividend paid on the common shares of beneficial interest of the Company.

Foreign Lender.  Any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Fronting Exposure.  At any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

Fund.  Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

Funds From Operations. With respect to any fiscal period of the Borrower, means “funds from operations” as defined in accordance with resolutions adopted by the board of Governors of the National Association of Real Estate Investment Trusts as in effect from time to time, but excluding therefrom non-recurring, non-cash charges.

Generally Accepted Accounting Principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

Governmental Authority.  The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantors. The Company and the partnerships and corporations designated as Guarantors on Schedule 1.3 hereto and any other Related Company which becomes a Guarantor pursuant to §5.6.

Guaranty. The Guaranty of even date herewith in the form of Exhibit M hereto from the Company and the other Guarantors to the Agent and the Lenders pursuant to which the Company and the other Guarantors have guaranteed the Obligations hereunder.

Hazardous Materials. See §6.18(b).

Indebtedness. All obligations, contingent and otherwise (without double-counting), of the following types: (a) the Obligations, (b) all debt and similar monetary obligations for borrowed money, whether direct or indirect; (c) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, negative lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness or obligations of others (including, without limitation, the indebtedness or obligations of Unconsolidated Entities), including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit and bankers’ acceptances; (e) all obligations under Capitalized Leases; (f) all obligations under so-called forward equity purchase contracts to the extent such obligations are not payable solely in equity interests; (g) all uncollateralized obligations in respect of Interest Rate Contracts, financial derivatives contracts, and foreign exchange contracts; (h) all obligations in respect of any so-called synthetic leases (i.e. a lease of property which is treated as an operating lease under GAAP and as a loan for U.S. income tax purposes and (i) such obligor’s pro-rata share of liabilities, contingent or otherwise of the type set forth in (a) through (h) above, under any joint venture, limited liability company or partnership agreement.

Indemnified Taxes.  Taxes other than Excluded Taxes.

Interest Expense. With respect to any fiscal period of the Borrower, an amount equal to the sum of the following with respect to Total Debt: (i) total interest expense, accrued in accordance with Generally Accepted Accounting Principles plus (ii) all capitalized interest determined in accordance with Generally Accepted Accounting Principles, plus (iii) the amortization of deferred financing costs.

Interest Payment Date. As to any Loan (including any Swingline Loan or any Competitive Bid Loan), the first Business Day of each calendar month and the Maturity Date.

Interest Period. With respect to each Loan, (a) initially, the period commencing on the Borrowing Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (except that no Loan Request is required for Mandatory Base Rate Loans and except that Borrower shall have no options with respect to selecting Interest Periods for Swingline Loans) (i) for any Base Rate Loan, the day on which such Base Rate Loan is paid in full or converted to an Eurocurrency Rate Loan; and (ii) for any Eurocurrency Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)          if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(B)           if the Borrower shall fail to give notice as provided in §2.6, the Borrower shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

(C)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(D)          the Borrower may not select any Interest Period relating to any Eurocurrency Rate Loan that would extend beyond the Maturity Date.

Interest Rate Contracts. Interest rate swap, cap or similar agreements providing for interest rate protection.

Internal Revenue Code. The Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidelines promulgated thereunder.

Investments.  As to any Person, any direct or indirect acquisition or investment by such Person relating to (i) the purchase or other acquisition of capital stock or other securities of another Person, (ii) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty or secured by a letter of credit shall be taken at not less than the principal amount of the obligations guaranteed or secured by such letter of credit and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital; (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Issuer Documents.  With respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

JPMCB. As defined in the preamble hereto.

Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in the Buildings on the Unencumbered Properties by Persons other than the owner thereof or any of its Affiliates.

L/C Advance.  With respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

L/C Borrowing.  An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

L/C Credit Extension.  With respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

L/C Issuer. Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

Lenders. Bank of America, JPMCB and the other lending institutions listed from time to time on Schedule 1 hereto and any other Person who becomes an assignee of any rights of a Lender pursuant to §18 or a Person who acquires all or substantially all of the stock or assets of a Lender.  The L/C Issuer and the Swingline Lender shall each be deemed a Lender, as applicable.

Lending Office.  As to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.

Letter of Credit. A letter of credit issued or deemed issued by the L/C Issuer for the account of the Borrower pursuant to §2.9.

Letter of Credit Application.  An application and agreement for the issuance or amendment of a Letter of Credit in the form Exhibit F hereto or such other form from time to time in use by the L/C Issuer.

Letter of Credit Expiration Date.  The day that is fifteen (15) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day); provided that Letters of Credit may have a later expiration date so long as (A) such expiration date is not later than 364 days after the Maturity Date and (B) the Borrower provides Cash Collateral for each such Letter of Credit at least fifteen (15) days prior to the Maturity Date.

Letter of Credit Fee.  See §2.9(h).

Letter of Credit Obligations.  As at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.4.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Letter of Credit Sublimit.  An amount equal to $35,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Total Commitments.

Lien. Any lien, encumbrance, mortgage, deed of trust, pledge, restriction or other security interest. If title to any Real Estate Asset is held by a Subsidiary of Borrower or an Unconsolidated Entity then any pledge or assignment of Borrower’s stock, partnership interest, limited liability company interest or other ownership interest in such Subsidiary or Unconsolidated Entity shall be deemed to be a Lien on the Real Estate Assets owned by such Subsidiary or Unconsolidated Entity.

Loan Documents. This Agreement, the Notes, the Guaranty and any and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loans.

Loan Request. See §2.5.

Loan Obligations. At any time, the outstanding principal amount of the Revolving Loans at such time, plus the outstanding principal amount (if any) of the Competitive Bid Loans.

Loans. All Loans made or to be made by one or more of the Lenders to the Borrower hereunder, including Loans pursuant to §2.1 and §2.5, Swingline Loans made by Swingline Lender pursuant to §2.8 and Mandatory Base Rate Loans made pursuant to §2.8 or §2.9, and Competitive Bid Loans made pursuant to §2.10.

London Banking Day.  Any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Mandatory Base Rate Loans. Loans made by the Lenders (without a Loan Request) under the circumstances described in §2.8(c)(i) or §2.9(c)(i).

Material Adverse Effect. A material adverse effect on (i) the business, Unencumbered Properties, results of operations or financial condition of the Borrower and the Related Companies taken as a whole or (ii) the ability of the Borrower, any Guarantor or the Company to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the remedies or material rights of the Agent, the L/C Issuer or the Lenders thereunder.

Maturity Date. November 1, 2015, or such earlier date on which all Loans made hereunder shall become due and payable pursuant to the terms hereof.  The Borrower may, by written notice to the Administrative Agent given at least thirty (30) days but not more than ninety (90) days prior to the Maturity Date, extend the Maturity Date for one (1) year, provided that no Default or Event of Default shall have occurred and be continuing on the date of such notice and that the Borrower pay an aggregate extension fee equal to 0.20% of the Total Commitment (to the Agent for the ratable benefit of the Lenders) on or prior to the scheduled Maturity Date.

Maximum Credit Amount. The least of the following: (i) the maximum amount of Outstanding Obligations without causing a violation of §9.1; (ii) the maximum amount of Outstanding Obligations without causing a violation of §9.2; and (iii) the Total Commitment.

Maximum Rate. See §29.

Moody’s Rating. The rating for Borrower’s senior long-term unsecured debt assigned by Moody’s Investors Services, Inc. or its successors.

Mortgages and Notes Receivable. Notes and notes receivable that are secured by mortgages or other interests in real property and related assets.

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

Net Offering Proceeds. All cash proceeds received after the Effective Date by the Borrower or the Company as a result of the sale of common, preferred or other classes of stock of the Company or the issuance of limited partnership interests in the Borrower less customary costs and discounts of issuance paid by Company or Borrower in connection therewith.

Net Operating Income. With respect to any fiscal period of the Borrower and with respect to any one or more of the Real Estate Assets, the total rental and other operating income from the operation of such Real Estate Assets after deducting all expenses and other proper charges incurred by the Borrower in connection with the operation of such Real Estate Assets during such fiscal period, including, without limitation, property operating expenses, real estate taxes and bad debt expenses, but before payment or provision for Fixed Charges, income taxes, and depreciation, amortization, and other non-cash expenses, all as determined in accordance with Generally Accepted Accounting Principles. With respect to Real Estate Assets located outside of the United States, Net Operating Income shall be converted from the currency in which the applicable income and expenses are paid to Dollars using the currency exchange rates in effect as of the end of the applicable fiscal period.

Notes. See §2.3.

Obligations. All indebtedness, obligations and liabilities of the Borrower, any Guarantor or the Company to any of the Lenders and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Other Taxes.  All present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

Outstanding Obligations. As of any date of determination, the sum of the outstanding principal amount of the Loan Obligations and the Letter of Credit Obligations.

Participant.  See §18(d).

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Acquisition. The acquisition by Borrower or any Related Company of Real Estate Assets which, in the aggregate, are primarily leased or intended to be leased primarily for industrial or office purposes (including “flex” and warehouse uses) or other similar commercial purposes of a type consistent with the Borrower’s business strategy, whether such acquisition is accomplished by a direct purchase of such Real Estate Assets or by a merger or acquisition of stock or other ownership interests or debt securities such that the owner of such Real Estate becomes a Related Company.

Permitted Developments. The construction of any new buildings or the construction of additions expanding existing buildings or the rehabilitation of the existing buildings (other than normal refurbishing and tenant fit up work in previously completed buildings) relating to any Real Estate Assets of the Borrower or any of the Related Companies.  Each Permitted Development shall be counted for purposes of §8.2 in the amount of the total projected cost of such project from the time of commencement of the applicable construction work until the earlier of (i) the date that 90% of such project is leased (but not prior to the date that a final certificate of occupancy has been issued with respect to such project) or (ii) the first anniversary of the issuance of such certificate of occupancy.

Permitted Liens. The following Liens, security interests and other encumbrances:

(i)            Liens to secure taxes, assessments and other governmental charges;

(ii)           deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations, and deposits with utility companies and other similar deposits made in the ordinary course of business;

(iii)          Liens in respect of judgments or awards;

(iv)          Liens of carriers, warehousemen, mechanics and materialmen, and other Liens securing claims for labor, materials and/or supplies;

(v)           encumbrances consisting of easements, rights of way, Leases, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; landlord’s or lessor’s Liens and similar or minor Liens or encumbrances none of which in the opinion of the Borrower interferes materially and adversely with the ordinary conduct of the business of the Borrower, and which matters neither (x) individually or in the aggregate have a Material Adverse Effect nor (xx) individually or in the aggregate have a materially adverse effect on the value of an Unencumbered Property;

(vi)          mortgages held by Borrower or a Guarantor securing Indebtedness described in §8.1(c);

(vii)         Liens on capital assets (not Real Estate) securing Indebtedness for the purchase price of such capital assets otherwise permitted by this Agreement; and;

(viii)        Liens affecting an Unencumbered Property consisting of mortgages, deeds of trust or other security interests granted by a Guarantor (or, in the event that a Guarantor or the Borrower controls the owner of the Unencumbered Property, the owner of the Unencumbered Property) to the Borrower or another Guarantor to secure intercompany Indebtedness owing from such Guarantor (or, in the event that a Guarantor or the Borrower controls the owner of the Unencumbered Property, the owner of the Unencumbered Property) to the Borrower or such other Guarantor; provided that at all times such Indebtedness and Liens shall be held by the Borrower or a Guarantor and the Borrower’s or such Guarantor’s rights or interests therein shall not be subject to any Liens except Permitted Liens.

Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Philadelphia Navy Yard. The portfolio of Real Estate Assets located within the former boundaries of the decommissioned Philadelphia Navy Base that is owned directly or indirectly from time to time by Liberty/Synterra Limited Partnership, a joint venture between a wholly-owned Subsidiary of the Borrower and certain entities affiliated with Synterra Partners.

Platform. See §7.5.

Preferred Distribution. The declaration or payment of any dividend or distribution of cash or cash equivalents to the holders of preferred shares of beneficial interest in the Company or the holders of preferred units of limited partnership interest of the Borrower.

Prepayment Date. See §3.3.

Properties. All Real Estate Assets, Real Estate, and all other assets, including, without limitation, intangibles and personalty owned by the Borrower or any of the Related Companies.

Public Lender.  Specified in §7.5.

Rating Agencies. Moody’s Investors Services, Inc., Standard & Poor’s, a division of The McGraw Hill Companies, Inc. and Fitch Ratings, or their respective successors.

Real Estate. All real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower, any Guarantor, or any of the Related Companies.

Real Estate Assets. Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, by any Guarantor or by any of the Related Companies at the relevant time of reference thereto, including without limitation, the Unencumbered Properties, but excluding all leaseholds other than leaseholds under ground leases which either have an unexpired term of at least 25 years or contain a purchase option for nominal consideration.

Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan.

Recourse Indebtedness. That portion of Total Debt which is Indebtedness other than Indebtedness with respect to which recourse for payment is contractually limited (except for customary exclusions) to specific assets encumbered by a lien securing such Indebtedness.

Register. See §18.3.

REIT. A domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Internal Revenue Code or any successor provisions.

Related Business. A business which is either (i) customarily ancillary to the real estate business such as real estate consulting, brokerage or management or (ii) provides telecommunication or other goods and services to the tenants of the Properties.

Related Companies. The entities listed and described on Schedule 1.3 hereto, or thereafter, subject to §9.9(a), any entity whose financial statements are consolidated or combined with the Company’s pursuant to Generally Accepted Accounting principles, or any ERISA Affiliate.

Related Parties. With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

Release. See §6.18(c)(iii).

Requisite Lenders. As of any date, the Lenders whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment, provided that on and after the date that Commitments which constitute at least fifty-one percent (51%) of the Total Commitment have terminated pursuant to §12.2, Requisite Lenders shall mean the Lenders whose aggregate Credit Exposures constitute at least fifty-one percent (51%) of the aggregate Credit Exposures of all Lenders, and provided that the Commitments (or the Credit Exposures) of any Defaulting Lenders shall be disregarded when determining the Requisite Lenders.

Reserve Amount. With respect to any Real Estate Assets or group of Real Estate Assets, a normalized annual reserve for capital expenditures, replacement reserves and leasing costs at the rate of $0.25 per year per square foot of gross leasable area contained in all buildings on such Real Estate Assets. When the Reserve Amount is used in computing an amount with respect to a fiscal period which is shorter than a year, said amount shall be appropriately prorated.

Responsible Officer. With respect to the Company, any one of its Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Executive Vice Presidents, Senior Vice Presidents or other executive officers.

Revolving Availability. At any time, the amount by which the Commitments at such time exceeds the sum of the Loan Obligations and the Letter of Credit Obligations at such time, without double counting.

Revolving Loans. Loans made by the Lenders pursuant to §§2.1, 2.8, and 2.9.

S&P Rating. The rating for Borrower’s senior long-term unsecured debt assigned by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or its successors.

Secured Indebtedness. That portion of Total Debt which is secured by a Lien on any Properties.

Solvent. When used with respect to any Person, means that at the time of determination:

(i)            the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

(ii)           the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(iii)          it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

(iv)          it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent or other controlling Person shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

Super-Majority Lenders. As of any date, the Lenders whose aggregate Commitments constitute at least sixty-six and two-thirds percent (66-2/3%) of the Total Commitment, provided that on and after the date that Commitments which constitute at least sixty-six and two-thirds percent (66-2/3%) of the Total Commitment have terminated pursuant to §12.2, Super-Majority Lenders shall mean the Lenders whose aggregate Credit Exposures constitute at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Credit Exposures of all Lenders, and provided that the Commitments (or the Credit Exposures) of any Defaulting Lenders shall be disregarded when determining the Super-Majority Lenders.

Swingline Commitment. The Commitment of the Swingline Lender to make Swingline Loans up to a maximum principal amount of $60,000,000 at any time outstanding. The Swingline Commitment is a portion of, and not in addition to, the Total Commitment.

Swingline Borrowing.  A borrowing of a Swingline Loan pursuant to §2.8.

Swingline Lender. Bank of America or any other Lender as a successor of Swingline Lender.

Swingline Loan. Any Loan made by the Swingline Lender to the Borrower pursuant to the Swingline Lender’s Swingline Commitment in accordance with §2.8.

Swingline Loan Request. A Loan Request in the form of Exhibit D hereto given by Borrower with respect to a Swingline Loan.

Swingline Note. The Note from Borrower payable to the Swingline Lender In the principal amount of $60,000,000 as evidence of the Swingline Loans.

Tangible Net Worth. Total Asset Value minus Total Liabilities determined in accordance with Generally Accepted Accounting Principles.

Taxes.  All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Total Asset Value. The sum, without duplication, of (i) the assets classified as unrestricted cash and cash equivalents on the consolidated balance sheet of the Borrower; provided that no such unrestricted cash and cash equivalents will be added to Total Asset Value if such unrestricted cash and cash equivalents have been deducted from Total Debt or Secured Indebtedness in the calculation of the financial covenants in §9.2 or §9.3 of this Agreement, plus (ii) the amount determined by taking (a) Adjusted EBITDA for all Real Estate Assets owned at least one complete fiscal quarter (other than Development Properties); (b) then multiplying by four (4); and (c) then dividing such product by 8.25%; plus (iii) the value (at cost) of all Real Estate Assets acquired within the immediately preceding fiscal quarter, plus (iv) the lower of (x) cost or (y) book value of all Development Properties, plus (v) the book value of all notes receivable held by the Borrower and its Subsidiaries, all as shown on the consolidated balance sheet of the Borrower prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter for which financial statements have been provided pursuant to §7.4, plus (vi) the book value of Undeveloped Land, as shown on such consolidated balance sheet. Adjusted EBITDA used to compute Total Asset Value will be computed on a pro forma basis as though any Real Estate Assets acquired or disposed of since the first day of the applicable fiscal quarter had been acquired or disposed of prior to the first day of such fiscal quarter.

Total Commitment. The aggregate principal amount of the Commitments of all of the Lenders, as in effect from time to time, the maximum amount of which shall be $500,000,000, as increased from time to time pursuant to §2.2(a) or as decreased from time to time pursuant to §2.2(c).

Total Debt. The sum of the following (without duplication): (i) all Indebtedness of the Borrower and the Related Companies included in the liabilities portion of the Borrower’s balance sheet prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter for which financial statements have been provided pursuant to §7.4, including, without limitation, the Indebtedness presently shown on the balance sheet line items designated as “mortgage loans”, “unsecured notes” and “credit facility” adjusted to reflect any such Indebtedness incurred or repaid between the end of such fiscal quarter and the date of determination, (ii) plus all Indebtedness of the Borrower and the Related Companies of a type which is not included on the balance sheet described in clause (i) of this definition, and (iii) to the extent not already included in this definition, the amount of Indebtedness to be included in Total Debt pursuant to §9.8.  Notwithstanding the use of GAAP, the calculation of Total Debt shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities.  Therefore, the amount of liabilities that is included in the calculation of Total Debt shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

Total GAAP Assets. The aggregate book value of all assets of the Borrower and the Related Companies consolidated and determined in accordance with Generally Accepted Accounting Principles.

Total Liabilities. The sum of the following (without duplication): (i) all liabilities of the Borrower and the Related Companies consolidated and determined in accordance with Generally Accepted Accounting Principles, (ii) all Indebtedness of the Borrower and the Related Companies whether or not so classified, including, without limitation, all outstanding Loans under this Agreement, and (iii) the balance available for drawing under letters of credit issued for the account of the Borrower or any of the Related Companies.  Notwithstanding the use of GAAP, the calculation of Total Liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities.  Therefore, the amount of liabilities that is included in the calculation of Total Liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

Type. As to any Loan its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

Unconsolidated Entity. As of any date, subject to §9.9(a), any Person in whom the Borrower, the Company or any Related Company holds an Investment, and whose financial results would not be consolidated under Generally Accepted Accounting Principles with the financial statements of the Borrower, if such statements were prepared as of such date. Unconsolidated Entities existing on the date hereof are set forth in Schedule 1.3.

Undeveloped Land. Any Real Estate consisting of raw land which is unimproved by buildings and does not generate any income.

Unencumbered Property. A Real Estate Asset which at the date of determination, (i)(a) is 100% owned in fee or ground leased under an Eligible Ground Lease by (1) Borrower, (2) one of the Guarantors which is 100% owned directly or indirectly by the Borrower and/or the Company or (3) a Subsidiary of the Borrower (w) that is not a Guarantor, (x) that is 100% owned directly or indirectly by the Borrower and/or the Company, (y) that is not liable for any Indebtedness (whether secured or unsecured and including any guarantees of Indebtedness of another Person) and (z) that is not the subject of an event of the type described in §12.1(g) or §12.1(h) (an “Unencumbered Property Subsidiary”) or (b) consists of the Borrower’s joint venture equity interests in the Philadelphia Navy Yard so long as the Borrower owns at least 75% of the equity interests in such joint venture and the Borrower directly or indirectly has the sole authority to make decisions regarding any sales or financings related to such Real Estate Asset, (ii) is improved with one or more completed industrial or office buildings (including “flex” and warehouse buildings) or other similar commercial property of a type consistent with the Borrower’s business strategy; (iii) is not directly or indirectly subject to any Lien (other than Permitted Liens) or to any negative pledge agreement or other agreement that prohibits the creation of any Lien thereon; (iv) is a Real Estate Asset with respect to which each of the representations contained in §6.18 and §6.21 hereof is true and accurate as of such date of determination; (v) may be legally conveyed separately from any other Real Estate without the need to obtain any subdivision approval, zoning variance or other consent or approval from an unrelated Person; (vi) is located in the United States, Canada or Europe; and (vii) to the extent requested by the Agent, the Borrower has delivered to the Agent historical operating and leasing information relating to such Unencumbered Property, in form and substance reasonably satisfactory to the Agent.  Each Real Estate Asset which satisfies the conditions set forth in this definition or with respect to which the Requisite Lenders have granted the necessary waivers pursuant to §5.2 shall be deemed to be an Unencumbered Property only during such periods of time as Borrower has included the same on the list of Unencumbered Properties attached to the most recent Compliance Certificate delivered hereunder.

Unencumbered Property Subsidiary.  As defined in the definition of “Unencumbered Property”.

Unencumbered Property Value. With respect to any Unencumbered Property at any time (other than an Unencumbered Property acquired within the immediately preceding fiscal quarter), an amount computed as follows: (a) the Adjusted Net Operating Income of such Unencumbered Property for the most recent fiscal quarter of the Borrower for which financial statements have been delivered to the Agent pursuant to §7.4; (b) then multiplying by four (4); and (c) dividing such product by 8.25%.

Unreimbursed Amount.  Specified in §2.9(c)(i).

Unsecured Indebtedness. That portion of Total Debt which is not secured by a Lien (other than Permitted Liens) on any Properties including, without limitation, the Outstanding Obligations and any Indebtedness evidenced by any bonds, debentures, notes or other debt securities presently outstanding or which may be hereafter issued by Borrower or by the Company. Unsecured Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.

Value of All Unencumbered Properties. When determined as of the end of a fiscal quarter, the sum, without duplication of the following items: (a) the aggregate Unencumbered Property Value of all Unencumbered Properties; plus (b) one hundred percent (100%) of the purchase price for any Unencumbered Property acquired within the immediately preceding fiscal quarter. When determined as of a date which is during a fiscal quarter based on an updated list of Unencumbered Properties attached to the applicable Compliance Certificate as provided in the last sentence of §5.1 or in §7.13, the Value of All Unencumbered Properties most recently computed as provided in the preceding sentence of this definition will be adjusted by subtracting the contribution to Value of All Unencumbered Properties made by Unencumbered Properties which have been deleted from such list and by adding the contribution to Value of All Unencumbered Properties made by the Unencumbered Properties which have been added to such list. To the extent (i) the aggregate contribution to Value of All Unencumbered Properties made by the Unencumbered Properties located in Canada and Europe exceeds five percent (5%) of the Value of All Unencumbered Properties, the amount in excess of said 5% level will be excluded when computing the Value of All Unencumbered Properties, (ii) the contribution to Value of All Unencumbered Properties made by any single Unencumbered Property exceeds ten percent (10%) of the Value of All Unencumbered Properties, the amount in excess of said level will be excluded when computing the Value of All Unencumbered Properties and (iii) the aggregate contribution to Value of all Unencumbered Properties made by Unencumbered Properties that are subject to an Eligible Ground Lease exceeds ten percent (10%) of the Value of All Unencumbered Properties, the amount in excess of said 10% level will be excluded when computing the Value of All Unencumbered Properties.

Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage or conduct the business of the corporation, partnership, association, trust or other business entity involved.

§1.2.        Rules of Interpretation.

(a)           A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any law includes any amendment or modification to such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)           Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer and, except as otherwise expressly stated, all use of accounting terms with respect to the Borrower shall reflect the consolidation of the financial statements of Borrower and the Related Companies.

(f)            If at any time any change in Generally Accepted Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Generally Accepted Accounting Principles (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Generally Accepted Accounting Principles prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Generally Accepted Accounting Principles.

(g)           The words “include”, “includes” and “including” are not limiting.

(h)           All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

(i)            Reference to a particular “§” refers to that section of this Agreement unless otherwise indicated.

(j)            The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)           The words “so long as any Loan or Note is outstanding” shall mean so long as such Loan or Note is not indefeasibly paid in full in cash.

§1.3.        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

§1.4.        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

§1.5.        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

§2.  REVOLVING CREDIT FACILITY.

§2.1.        Loans - Commitment to Lend Revolving Loans; Limitation on Commitments.  Subject to the provisions of §2.5 and the other terms and conditions set forth in this Agreement, each of the Lenders severally (and not jointly) agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow in Dollars from time to time between the Effective Date and the Maturity Date upon notice by the Borrower to the Agent given and approved by the Agent in accordance with §2.5, such sums as are requested by the Borrower up to a maximum aggregate principal amount (after giving effect to all amounts requested) such that such Lender’s Credit Exposure (excluding the Competitive Bid Loans owed to such Lender) does not exceed such Lender’s Commitment, provided that the Outstanding Obligations (after giving effect to all amounts requested) shall not at any time exceed the Maximum Credit Amount. The Revolving Loans under this §2.1 shall be made pro rata in accordance with each Lender’s Commitment Percentage and the Lenders shall at all times immediately adjust inter se any inconsistency between each Lender’s outstanding principal amount thereof and each Lender’s Commitment. Each request for a Revolving Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in §10 or §11 (whichever is applicable) have been satisfied on the date of such request and will be satisfied on the proposed Borrowing Date of the requested Revolving Loan, provided that the making of such representation and warranty by Borrower shall not limit the right of any Lender not to lend upon a determination by the Requisite Lenders that such conditions have not been satisfied.

§2.2.        Changes in Total Commitment.

(a)           Provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the option on up to four (4) occasions during the term of this Agreement to request an increase in the Total Commitment by an amount not less than $25,000,000 per request and $250,000,000 in the aggregate (to not more than $750,000,000, by written notice to the Agent. Upon receipt of such notice, the Agent shall consult with Arranger and shall notify the Borrower of the amount of the arrangement fees to be paid to Arranger and the upfront fees to be paid to any Lenders who provide an Additional Commitment in connection with such increase in the Total Commitment.  If the Borrower agrees to pay the arrangement and upfront fees so determined, then the Agent shall send a notice to all Lenders with a Commitment (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total Commitment and of the upfront fees to be paid with respect thereto. Each Lender who desires to provide an Additional Commitment upon such terms shall provide the Agent with a written commitment letter specifying the amount of the Additional Commitment by which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice. If the requested increase is oversubscribed then the Agent and the Arranger shall allocate the Commitment Increase among the Lenders who provide such commitment letters on such basis as the Agent and the Arranger shall determine in their sole discretion. If the Additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Agent may, but shall not be obligated to, invite one or more Eligible Assignees to become a Lender and provide an Additional Commitment. The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the Additional Commitment to be provided by each Lender and the revised Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”).  Nothing in this §2.2 shall constitute or be deemed to constitute an agreement by any Lender to increase its Commitment hereunder.

(b)           On the Commitment Increase Date the outstanding principal balance of the Revolving Loans shall be reallocated among the Lenders such that after the Commitment Increase Date the outstanding principal amount of Revolving Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the Commitment Increase Date) of the outstanding principal amount of all Revolving Loans. On the Commitment Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Loans. To the extent such reallocation results in certain Lenders receiving funds which are applied to Eurocurrency

Rate Loans prior to the last day of the applicable Interest Period, then the Borrower shall pay to the Agent for the account of the affected Lenders the Eurocurrency Prepayment Fee which shall be determined separately for each such Lender in the manner set forth in §3.3. On the Commitment Increase Date, the Lenders’ respective interests in outstanding Letters of Credit shall also be adjusted to reflect the revised Commitment Percentages. Upon request from any Lender whose interest in an outstanding Letter of Credit is so increasing, the Borrower will pay additional Letter of Credit fees for the amount of such increase at the rate provided in §2.9(h) prorated for the period from the Commitment Increase Date until the expiration of the applicable Letter of Credit.

(c)           The Borrower shall have the right at any time upon at least ten (10) Business Days’ prior written notice to the Agent, to reduce by $10,000,000 or an integral multiple of $10,000,000 in excess thereof the unborrowed portion of the then Total Commitment, provided that (i) the Total Commitment shall not be reduced to less than $100,000,000 unless the Total Commitment is reduced to zero and (ii) the Commitments as reduced shall not be in an amount less than the sum of the aggregate Loan Obligations and the aggregate Letter of Credit Obligations.  The Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in any such notice. Upon the effective date of any such reduction, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any Facility Fee then accrued on the amount of the reduction. No reduction of the Commitments may be reinstated.

(d)           Upon the effective date of each increase or reduction in the Total Commitment pursuant to this §2.2, the Agent may make such other changes by way of supplement, amendment or restatement of any Loan Documents as may be necessary or desirable to reflect the Commitment Increase, notwithstanding anything to the contrary in §25, without the consent of any Lenders other than the Lenders with an Additional Commitment.  The Borrower shall also execute and deliver to the Agent new Notes for each Lender whose Commitment has changed so that the principal amount of such Lender’s Note (not including the Note relating to the Swingline Commitment) shall equal its Commitment. The Agent shall deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the Commitment Increase Date or the effective date of such reduction in the Total Commitment, as applicable, and shall otherwise be in substantially the form of the replaced Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

§2.3.        The Notes.  The Loans under the Facility shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (or if such note is a Designated Bank Note, in substantially the form of Exhibit N hereto) (each a “Note”), and completed with appropriate insertions and there shall also be a Swingline Note payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment. One or more Notes shall be payable to the order of each Lender in an aggregate principal amount equal to such Lender’s Commitment. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Borrowing Date of any Loan or at the time of receipt of any payment of principal on such Lender’s Note, an appropriate notation on such Lender’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender’s Record shall (absent manifest error) be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on the Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of its Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

§2.4.        Interest on Loans.

(a)           Subject to §4.9, each Base Rate Loan shall bear interest for the period commencing with the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the Base Rate plus the Applicable Margin.

(b)           Subject to §4.9, each Eurocurrency Rate Loan shall bear interest for the period commencing with the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the applicable Eurocurrency Rate determined for such Interest Period plus the Applicable Margin (or, with respect to Competitive Bid Loans, the applicable Competitive Bid Margin).

(c)           The Borrower unconditionally promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

§2.5.        Requests for Loans.

(a)           The Borrower shall give to the Agent written notice in the form of Exhibit B hereto of each Loan requested hereunder (a “Loan Request”) no later than 11:00 a.m. on (a) the Business Day prior to the proposed Borrowing Date of any Base Rate Loan other than a Swingline Loan or (b) two (2) Business Days prior to the proposed Borrowing Date of any Eurocurrency Rate Loan.  Each such notice shall specify (i) the principal amount of the proposed Loan, (ii) the proposed Borrowing Date of such Loan, (iii) the Interest Period for such Loan, (iv) the Type of such Loan, and (v) the Revolving Availability as of the date of the Loan Request, and shall be accompanied by a statement in the form of Exhibit C hereto signed by a Responsible Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in §9.1 through §9.7 hereof after giving effect to such requested Loan (a “Compliance Certificate”). Submission of a Loan Request shall be deemed to be a representation by the Borrower that it will be in compliance with §9.1 through §9.7 after giving effect to such requested Loan.  Upon receipt of a Loan Request, the Agent shall promptly notify each Lender of the amount of its Commitment Percentage of the requested Loans.  Each Lender shall be obligated to fund its Commitment Percentage of the requested Loans in accordance with Section 2.7(a).  Each such Loan Request shall be irrevocable and binding on the Borrower and the Borrower shall be obligated to accept the Loan requested from the Lenders on the proposed Borrowing Date. Each Loan Request shall be in a minimum aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

§2.6.        Conversion and Continuation Options.

(a)           The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type provided that (i) with respect to any such conversion of an Eurocurrency Rate Loan to a Base Rate Loan, the Borrower shall give the Agent written notice of such election no later than 11:00 a.m. two (2) Business Days prior to the conversion; (ii) with respect to any such conversion of an Eurocurrency Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) subject to the further proviso at the end of this section and subject to §2.6(b) and §2.6(d) hereof, with respect to any such conversion of a Base Rate Loan to an Eurocurrency Rate Loan, the Borrower shall give the Agent written notice of such election no later than 11:00 a.m. at least two (2) Business Days prior to the conversion and (iv) no Loan may be converted into an Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. The Agent shall promptly provide notice of any such request to the Lenders. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurocurrency Lending Office, as the case may be.  All or any part of outstanding Loans of any Type may be converted as provided herein, provided further that each Conversion Request relating to the conversion of a Base Rate Loan to an Eurocurrency Rate Loan shall be for an amount equal to $3,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be irrevocable by the Borrower.

(b)           Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in §2.6(a); provided that no Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan.

(c)           In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

(d)           The Borrower may not request an Eurocurrency Rate Loan pursuant to §2.5, elect to convert a Base Rate Loan to an Eurocurrency Rate Loan pursuant to §2.6(a) or elect to continue a Eurocurrency Rate Loan pursuant to §2.6(b) if, after giving effect thereto, there would be greater than ten (10) Eurocurrency Rate Loans outstanding. Any Loan Request for an Eurocurrency Rate Loan that would create greater than ten (10) Eurocurrency Rate Loans outstanding shall be deemed to be a Loan Request for a Base Rate Loan.

§2.7.        Funds for Loans.

(a)           Subject to §2.5 and other provisions of this Agreement, not later than 1:00 p.m. on the proposed Borrowing Date of any Loans, each of the Lenders will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by §§10 or 11 (whichever is applicable) and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Borrowing Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans but shall not obligate any other Lender or Agent to fund more than its Commitment Percentage of the requested Loans or to increase its Commitment Percentage.

(b)           The Agent may, unless notified to the contrary by any Lender prior to a Borrowing Date, assume that such Lender has made available to the Agent on such Borrowing Date the amount of such Lender’s Commitment Percentage of the Loans to be made on such Borrowing Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender’s Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including such Borrowing Date to the date on which the amount of such Lender’s Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender.

(c)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to §15(c) are several and not joint.  The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under §15(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make such other Lender’s Revolving Loan, to purchase its participation or to make its payment under §15(c).

§2.8.        Swingline Loans.

(a)           The Swingline.  Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this §2.8, will make loans to the Borrower from time to time on any Business Day during the period between the Effective Date and the date which is five (5) days prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Commitment, notwithstanding the fact that such Swingline Loans, when aggregated with the Commitment Percentage of the Loan Obligations and Letter of Credit Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swingline Loan, (i) the aggregate Credit Exposures of all Lenders shall not exceed the Maximum Credit Amount, (ii) the Credit Exposure of any Lender (excluding the Competitive Bid Loans owed to such Lender) shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this §2.8, prepay under §3.3, and reborrow under this §2.8.  Each Swingline Loan shall be a Base Rate Loan.  Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Swingline Loan.

(b)           Borrowing Procedures.  Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Agent, which may be given by telephone. Each such Swingline Loan Request must be received by the Swingline Lender and the Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or an integral multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Agent of a written Swingline Loan Request, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Request, the Swingline Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swingline Loan Request and, if not, the Swingline Lender will notify the Agent (by telephone or in writing) of the contents thereof.  Unless the Swingline Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of

§2.8(a), or (B) that one or more of the applicable conditions specified in §10 or §11 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Request, make the amount of its Swingline Loan available to the Borrower.

(c)           Refinancing of Swingline Loans.

(i)            The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Commitment Percentage of the amount of Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Request for purposes hereof) and in accordance with the requirements of §2.5, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Commitments and the conditions set forth in §11.  The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Request promptly after delivering such notice to the Agent.  Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Loan Request available to the Agent in immediately available funds (and the Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Agent’s Head Office not later than 1:00 p.m. on the day specified in such Loan Request, whereupon, subject to §2.8(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Agent shall remit the funds so received to the Swingline Lender.

(ii)           If for any reason any Swingline Loan cannot be refinanced by such a Revolving Loan in accordance with §2.8(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Agent for the account of the Swingline Lender pursuant to §2.8(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Lender fails to make available to the Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this §2.8(c) by the time specified in §2.8(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the Swingline Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this §2.8(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this §2.8(c) is subject to the conditions set forth in §4.11.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)            At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)           If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in §4.3(c) (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Agent will make such demand upon the request of the Swingline Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swingline Lender.  The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans.  Until each Lender funds its Base Rate Loan or risk participation pursuant to this §2.8 to refinance such Lender’s Commitment Percentage of any Swingline Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swingline Lender.

(f)            Payments Directly to Swingline Lender.  The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

§2.9.        Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this §2.9, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the aggregate Credit Exposures of all Lenders shall not exceed the Maximum Credit Amount, (y) the Credit Exposure of any Lender (excluding the Competitive Bid Loans owed to such Lender) shall not exceed such Lender’s Commitment, and (z) the outstanding amount of the Letter of Credit Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  The letters of credit issued prior to the Effective Date by Bank of America under the Existing Credit Agreement which are described on Schedule 1.4 (the “Existing Letters of Credit”) shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii)           The L/C Issuer shall not issue any Letter of Credit, if:

(A)          subject to §2.9(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Requisite Lenders have approved such expiry date; or

(B)           the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date (subject to the provisions of such definition), unless all the Lenders have approved such expiry date.

(iii)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)           except as otherwise agreed by the Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)          the Letter of Credit is to be denominated in a currency other than Dollars (and the L/C Issuer shall not issue any Letter of Credit denominated in a currency other than Dollars without the consent of the Requisite Lenders);

(E)           any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to §2.12(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(F)           the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G)           the Letter of Credit is to be a documentary Letter of Credit with a time draft.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)          The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Agent in §14 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in §14 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Agent may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Agent or the Borrower or a Guarantor, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §10 or §11 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(iii)          If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer agrees to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of §2.9 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Requisite Lenders have elected not to permit such extension or (2) from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in §11 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Agent thereof.  Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Commitment Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in §2.5 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Commitments and the conditions set forth in §11 (other than the delivery of a Loan Request).  Any notice given by the L/C Issuer or the Agent pursuant to this §2.9(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender shall upon any notice pursuant to §2.9(c)(i) make funds available (and the Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Agent’s Head Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of §2.9(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in §11 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the default rate specified in §4.9.  In such event, each Lender’s payment to the Agent for the account of the L/C Issuer pursuant to §2.9(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this §2.9.

(iv)          Until each Lender funds its Revolving Loan or L/C Advance pursuant to this §2.9(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this §2.9(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this §2.9(c) is subject to the conditions set forth in §11 (other than delivery by the Borrower of a Loan Request).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this §2.9(c) by the time specified in §2.9(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with §2.9(c), if the Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Agent.

(ii)           If any payment received by the Agent for the account of the L/C Issuer pursuant to §2.9(c)(i) is required to be returned under any of the circumstances described in §4.3(c) (including pursuant to any settlement entered into by the L/C Issuer with the consent of the Requisite Lenders), each Lender shall pay to the Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  Without limiting the LC Issuer’s potential liability under Section 2.9(f) for its gross negligence or willful misconduct, the obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of

Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Agent, any Lender, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of §2.9(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; in each case in the absence of the L/C Issuer’s gross negligence or willful misconduct.

(g)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h)           Letter of Credit Fees.  The Borrower shall pay to the Agent for the account of each Lender in accordance with its Commitment Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Eurocurrency Rate Loans times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this §2.9 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to §2.12(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.4.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears based on the average daily amount available to be drawn under all Letters of Credit during such quarter.  If there is any change in the Applicable Margin for Eurocurrency Rate Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin for Eurocurrency Rate Loans separately for each period during such quarter that such Applicable Margin was in effect.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, in an amount equal to the greater of (X) $1,500, and (Y) the rate of one-eighth percent (0.125%) per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.4.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

§2.10.      Competitive Bid Loans.  In addition to the Revolving Loans and Swingline Loans made pursuant to §2 hereof so long as the Borrower maintains ratings from two of the three Ratings Agencies of BBB- or Baa3 or higher, as applicable, subject to the terms and conditions set forth herein, the Borrower may from time to time request Competitive Bid Loans in Dollars pursuant to the terms of this §2.10, provided that (x) at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed fifty percent (50%) of the Total Commitments and (y) the aggregate principal amount of the requested Competitive Bid Loan shall not exceed the amount by which the Commitments at such time exceed the Outstanding Obligations.  The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this §2.10.

(a)           The obligation of the Borrower to repay the outstanding principal amount of any and all Competitive Bid Loans, plus interest at the sum of the Competitive Bid Margin plus the applicable Eurocurrency Rate accrued thereon, shall be evidenced by this Credit Agreement and by individual loan accounts (the “Competitive Bid Loan Accounts” and individually, a “Competitive Bid Loan Account”) maintained by the Agent on its books for each of the Lenders, it being the intention of the parties hereto that the Borrower’s obligations with respect to Competitive Bid Loans are to be evidenced only as stated herein and not by separate promissory notes and shall hereby constitute an absolute promise to pay when due, without notice, demand, presentment or setoff.

(b)           The Borrower irrevocably authorizes the Agent to make or cause to be made, in connection with a Borrowing Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on the applicable Lender’s Competitive Bid Loan

Account an appropriate notation, reflecting the making of the Competitive Bid Loan or the receipt of such payment. The outstanding amount of the Competitive Bid Loans set forth on the Agent’s records, as applicable, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of principal of or interest on any Competitive Bid Loan when due.

(c)           When the Borrower wishes to request offers to make Competitive Bid Loans under this §2.10, it shall transmit to the Agent by facsimile a Competitive Bid Quote Request substantially in the form of Exhibit H hereto (a “Competitive Bid Quote Request”) so as to be received no later than 11:00 a.m. four (4) Business Days prior to the requested Borrowing Date, specifying:

(A)          the requested Borrowing Date (which must be a Business Day);

(B)           the aggregate amount of such Competitive Bid Loans, which shall be $3,000,000 or a larger multiple of $1,000,000; and

(C)           the Type and duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and/or more than one Borrowing Date in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Borrower has notified the Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

(d)           Promptly upon receipt of a Competitive Bid Quote Request, the Agent shall send to the Lenders by telecopy or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit I hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes in accordance with this §2.10.

(e)           Each Lender may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this §2.10(e) and must be submitted to the Agent by facsimile (or electronic mail to the address specified in Exhibit J) transmission not later than 10:00 a.m. on the third Business Day prior to the proposed Borrowing Date, provided that Competitive Bid Quotes may be submitted by the Agent in its capacity as a Lender only if it submits its Competitive Bid Quote to the Borrower not later than one hour prior to the deadline for the other Lenders. Competitive Bid Loans to be funded pursuant to a Competitive Bid Quote may, as provided in §18(h), be funded by a Lender’s Designated Bank.  A Lender making a Competitive Bid Quote may, but shall not be required to, specify in its Competitive Bid Quote whether the related Competitive Bid Loans are intended to be funded by such Lender’s Designated Bank, as provided in §18(h). Subject to the provisions of §§10 and 11 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

(f)            Each Competitive Bid Quote shall be in substantially the form of Exhibit J hereto and shall in any case specify:

(i)            the proposed Borrowing Date(s);

(ii)           the principal amount of the Competitive Bid Loan for which each proposal is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $1,000,000 or a larger multiple of $500,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

(iii)          the Interest Periods for which Competitive Bid Quotes are being submitted;

(iv)          the margin above or below the applicable Eurocurrency Rate (the “Competitive Bid Margin”) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such Eurocurrency Rate; and

(v)           the identity of the quoting Lender.

A Competitive Bid Quote may include up to five (5) separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

(g)           Any Competitive Bid Quote shall be disregarded if it:

(i)            is not substantially in the form of Exhibit J hereto;

(ii)           contains qualifying, conditional or similar language;

(iii)          proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

(iv)          arrives after the time set forth in §2.10 (e) hereof.

(h)           The Agent shall promptly notify the Borrower of the terms (a) of any Competitive Bid Quote submitted by a Lender that is in accordance with §2.10(e) and (b) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote and was received by the Agent within the time period required in §2.10(e) for receipt of Competitive Bid Quotes. The Agent’s notice to the Borrower shall specify (i) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, and (ii) the respective principal amounts and Competitive Bid Margins so offered, and the identity of the respective Lenders submitting such offers.

(i)            Not later than 4:00 p.m. on the third Business Day prior to the proposed Borrowing Date, the Borrower shall notify the Agent of its acceptance or non-acceptance of each Competitive Bid Quote in substantially the form of Exhibit K hereto. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

(i)            the aggregate principal amount of each Competitive Bid Loan may exceed the applicable amount set forth in the related Competitive Bid Quote Request so long as the Borrower’s written notice of acceptance expressly states that the Borrower has accepted quotes in excess of the requested amount;

(ii)           acceptance of offers may only be generally made on the basis of ascending Competitive Bid Margins with the same terms, and

(iii)          the Borrower may not accept any offer that is described in §2.10(g) or that otherwise fails to comply with the requirements of this Agreement.

The Agent shall promptly notify each Lender which submitted a Competitive Bid Quote of the Borrower’s acceptance or non-acceptance thereof. A Lender who is notified that it has been selected to make a Competitive Bid Loan may designate its Designated Bank (if any) to fund such Competitive Bid Loan on its behalf, as described in §18(h).  Any Designated Bank which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee in respect of such Competitive Bid Loan and be entitled to receive payment thereof when due. At the request of any Lender which submitted a Competitive Bid Quote, the Agent will promptly notify all Lenders which submitted Competitive Bid Quotes of the aggregate principal amount of, and the range of Competitive Bid Margins of, the accepted Competitive Bid Loans for each requested Interest Period.

(j)            If offers are made by two (2) or more Lenders with the same Competitive Bid Margin for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers at such Competitive Bid Margin are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Borrower may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

(k)           If, on or prior to the Borrowing Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Borrowing Date, the applicable conditions of §§10 and 11 hereof are satisfied, and the Agent shall have received a Compliance Certificate, the Lender or Lenders whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted. Not later than 1:00 p.m. on such Borrowing Date, each such Lender or Lenders or Designated Bank will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Competitive Bid Loans. Upon receipt from each such Lender of such amount, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders.

(l)            The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Agent for the account of the relevant Lenders at or before 1:00 p.m. on the last day of the Interest Periods relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the sum of the applicable Competitive Bid Margin specified in the applicable Competitive Bid Quotes plus the applicable Eurocurrency Rate. Interest on the Competitive Bid Loans shall be payable in arrears on each Interest Payment Date. Subject to the terms of this Credit Agreement, the Borrower may make Competitive Bid Quote Requests with respect to new borrowings of any amounts so repaid prior to the Maturity Date. The provisions of §2.6 shall not apply to Competitive Bid Loans.

§2.11.      Cash Collateral.

(a)           Certain Credit Support Events.  Upon the request of the Agent or the L/C Issuer if, as of the Letter of Credit Expiration Date (without giving effect to the proviso in such definition), any Letter of Credit Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Agent, the L/C Issuer or the Swingline Lender, the Borrower shall deliver to the Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to §2.12(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)           Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at the Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the L/C Issuer and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to§2.11(c).  If at any time the Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this §2.11 or §§2.8, 2.9, 2.12, 12.2 or 3.2 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)           Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations and the interest thereon shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with §18(b)(vi))) or (ii) the Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this §2.11 may be otherwise applied in accordance with §12.4), and (y) the Person providing Cash Collateral and the L/C Issuer or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

§2.12.      Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §25.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to §12 or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, if so determined by the Agent or requested by the L/C Issuer or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in an interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in §11 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this §2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.  That Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to §4.2(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding amount of the Revolving Loans funded by it and (2) its Commitment Percentage of the stated amount of Letters of Credit and Swingline Loans for which it has provided Cash Collateral pursuant to §2.8, §2.9, §2.11, or §2.12(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each of the L/C Issuer and the Swingline Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in §2.9(h).

(iv)          Reallocation of Commitment Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to §2.8 and 2.9, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender.

(b)           Defaulting Lender Cure.  If the Borrower, the Agent, Swingline Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to §2.12(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

§3.  REPAYMENT OF THE LOANS.

§3.1.        Maturity.  The Borrower unconditionally promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon.

§3.2.        Mandatory Repayments of Loan.  If at any time the sum of the Outstanding Obligations exceeds the Maximum Credit Amount, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Loans; provided that if after repayment of the Revolving Loans and the Swingline Loans, the Outstanding Obligations still exceed the Maximum Credit Amount, then the Borrower shall Cash Collateralize the Letter of Credit Obligations in an amount equal to the remaining excess.  If no Event of Default is then existing, the Borrower may designate which Loans are to be repaid therewith. The Borrower shall repay Swingline Loans (a) within seven (7) Business Days after the Borrowing Date thereof and (b) so that Swingline Loans shall not be outstanding for more than a total of fourteen (14) days during any month. The Borrower shall repay Competitive Bid Loans on or before the date required under §2.10(l).

§3.3.        Optional Repayments of Loans.  The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, on any Business Day, without penalty or premium; provided that the Borrower shall not have the right to prepay any Competitive Bid Loan with out the prior written consent of the Lender thereof and the full or partial prepayment of the outstanding amount of any Eurocurrency Rate Loans made pursuant to this §3.3 may be made only on the last day of the Interest Period relating thereto, except as set forth below in this §3.3. The Borrower shall give the Agent prior written notice of any prepayment pursuant to this §3.3 no later than 10:00 a.m., on (i) the same Business Day as prepayment of any Base Rate Loans, or (ii) the day that is two (2) Business Days prior to any proposed repayment of any Eurocurrency Rate Loans, specifying the proposed date of payment of Loans and the principal amount to be paid. The Agent shall promptly notify each Lender of the principal amount of such payment to be received by such Lender. Each such partial prepayment of the Loans shall be in an integral multiple of $1,000,000 and, to the extent requested by the Agent, shall be accompanied by the payment of all charges outstanding on all Loans and of accrued interest on the principal repaid to the date of payment. The principal payments so received shall be applied first to the principal of Swingline Loans, next to the principal of Base Rate Loans other than Swingline Loans and then to the principal of Eurocurrency Rate Loans.  Notwithstanding anything contained herein to the contrary, if the Borrower makes a full or partial prepayment of a Eurocurrency Rate Loan on a date other than the last day of the Interest Period relating thereto, the Borrower shall also make the indemnity payments described in §4.8.

§4.  CERTAIN GENERAL PROVISIONS.

§4.1.        Closing Fees.  On the Effective Date, the Borrower shall pay to Bank of America and Arranger the fees in the amounts specified in the Fee Letter required to be paid by the Borrower on or before the Effective Date.

§4.2.        Other Fees.

(a)           Facility Fee. The Borrower shall pay to the Agent for the accounts of the Lenders a Facility Fee equal to the sum of each Lender’s Commitment multiplied by the Applicable Facility Fee Rate. The Facility Fee shall be payable on the basis of the applicable annual rate quarterly in arrears on or before the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

(b)           Administrative Fee.  The Borrower shall pay to the Agent, for the Agent’s own account, an annual administrative fee as provided in the Fee Letter.  The Agent’s fee shall be payable annually in advance on the Effective Date and on each anniversary thereof for the following annual period.

(c)           Competitive Bid Rate Loan Fee.  The Borrower shall pay to the Agent, for its own account, a non-refundable competitive bid fee equal to (i) $1,500 multiplied by (ii) the number of Competitive Bid Quote Requests provided to the Agent in any calendar month (regardless of whether such Competitive Bid Loans are borrowed).  Such fee shall be payable on the first day of each calendar month with respect to any Competitive Bid Quote Requests requested in the prior month.

§4.3.        Funds for Payments; Computations; Payments Set Aside.

(a)           All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as expressly provided herein, all payments of principal, interest, closing fees, Facility Fees and any other amounts due hereunder (other than as provided in §2.2(b), §4.1, §4.5 and §4.6) or under any of the other Loan Documents, and all prepayments, shall be made to the Agent, for the respective accounts of the Lenders, at the Agent’s Head Office, in each case in Dollars in immediately available funds not later than 2:00 p.m. on the dates specified herein.  All payments received by the Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

(b)           All computations of interest on the Loans (other than Base Rate Loans) and of other fees to the extent applicable shall be based on a 360-day year (365 or 366 day year for Base Rate Loans, including Base Rate Loans determined by reference to the Eurocurrency Rate) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. The outstanding amount of the Loans as reflected on the Records from time to time shall (absent manifest error) be considered correct and binding on the Borrower unless within thirty (30) Business Days after receipt by the Agent or any of the Lenders from Borrower of any notice by the Borrower of such outstanding amount, the Agent or such Lender shall notify the Borrower to the contrary.

(c)           To the extent that any payment by or on behalf of the Borrower is made to the Agent, the L/C Issuer or any Lender, or the Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

§4.4.        Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable laws require the Borrower or the Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by the Borrower or the Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If the Borrower or the Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c)           Tax Indemnifications.  (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Agent or paid by the Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay to the Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error, provided that the Borrower shall not be required to compensate a Lender, the Agent or the L/C Issuer pursuant to this Section for any such payment or liability incurred more than 180 days prior to the date that such Lender, the Agent or the L/C Issuer, as the case may be, provides notice thereof to the Borrower; provided further that, if the event giving notice to such additional amount is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(ii)           Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Agent) incurred by or asserted against the Borrower or the Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Agent pursuant to subsection (e).  Each Lender and the L/C Issuer hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Total

Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)           Evidence of Payments.  Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this §4.4, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.  (i) Each Lender shall deliver to the Borrower and to the Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)           Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)          any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)           each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)            executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)           executed originals of Internal Revenue Service Form W-8ECI,

(III)         executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V)           executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(iii)          Each Lender shall promptly (A) notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)            Treatment of Certain Refunds.  Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the L/C Issuer in the event the Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

§4.5.        Additional Costs, Etc.  (a) If any Change in Law shall:

(i)            subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by §4.4 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(ii)           materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(iii)          impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or Loans by, or commitments of an office of any Lender (except any reserve requirement contemplated by §4.5(b)), or

(iv)          impose on any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Total Commitment, or any class of Loans or commitments of which any of the Loans or the Total Commitment forms a part;

and the result of any of the foregoing is

(A)          to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender’s Commitment, or

(B)           to reduce the amount of principal, interest or other amount payable to such Lender or the Agent hereunder on account of the Commitments or any of the Loans, or

(C)           to require such Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within ten days after submission of the applicable certificate pursuant to §4.7, pay to such Lender or the Agent, to the extent permitted by law, such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum, provided that the Borrower shall not be required to compensate a Lender or the Agent pursuant to this Section for any such additional amounts incurred more than 180 days prior to the date that such Lender or the Agent, as the case may be, provides notice thereof to the Borrower; provided further that, if the event giving notice to such additional amount is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  Notwithstanding the foregoing provisions of this Section, neither any Lender, the Agent nor the L/C Issuer shall be entitled to a payment pursuant to this Section if it is not at the time the general policy or practice of the Lender, the Agent or the L/C Issuer to demand such a payment in similar circumstances in similar credit agreements.

(b)              Reserves on Eurocurrency Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

§4.6.        Capital Adequacy.  If any Change in Law affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Lender or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made or deemed to be made pursuant hereto, then such Lender or the Agent may notify the Borrower of such fact, and the Borrower within ten days after submission of the applicable certificate pursuant to §4.7 shall pay to such Lender or the Agent as an additional fee payable hereunder, such amount as such Lender or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Lender or the Agent in light of these circumstances for its increased costs of maintaining such capital. Each Lender and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.  Notwithstanding the foregoing provisions of this Section, neither any Lender nor the Agent shall be entitled to a payment pursuant to this Section if it is not at the time the general policy or practice of the Lender or the Agent to demand such a payment in similar circumstances in similar credit agreements.

§4.7.        Certificate.  A certificate setting forth any additional amounts payable pursuant to §§4.5 or 4.6 and a brief explanation (but reasonably detailed) of such amounts which are due, submitted by any Lender or the Agent to the Borrower shall be conclusive absent manifest error.

§4.8.        Indemnity.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower; or

(c)           any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to §4.12(b);

including any loss of anticipated profits and any loss or expense, but excluding any other incidental or consequential damages, arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

§4.9.        Default Interest and Late Charges.  During any period when an Event of Default has occurred and is continuing, or after the Maturity Date or after judgment has been rendered on any Note or Loan, Borrower’s right to select Eurocurrency Loans shall cease and the unpaid principal of all Loans shall, at the option of the Requisite Lenders bear interest at a rate which is four percentage points (4%) per annum greater than that which would otherwise be applicable to Base Rate Loans.

§4.10.      Inability to Determine Eurocurrency Rate.  In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate that would otherwise determine the rate of interest to be applicable to any Eurocurrency Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any

Loan Request with respect to Eurocurrency Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurocurrency Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Lenders to make Eurocurrency Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower.

§4.11.      Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Lender to make Eurocurrency Rate Loans or convert Loans of another Type to Eurocurrency Rate Loans shall forthwith be suspended and (b) the Eurocurrency Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay to the Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this §4.11, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Lenders as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loans or the other Obligations, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by any Lender to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal without penalty (including, without limitation, prepayment fees required pursuant to §4.3(a) hereof). As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date.

§4.12.      Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under §4.5 or 4.6, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to §4.4, or if any Lender gives a notice pursuant to §4.11, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to §4.4, 4.5 or 4.6, as the case may be, in the future, or eliminate the need for the notice pursuant to §4.11, as applicable, and

(ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under §4.5 or 4.6, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §4.4, the Borrower may replace such Lender in accordance with §31.

§4.13.      Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it (other than a Competitive Bid Loan), or the participations in Letter of Credit Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and sub-participations in Letter of Credit Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)           if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)           the provisions of this section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in §2.11, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in Letter of Credit Obligations or Swingline Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

§5.  UNENCUMBERED PROPERTIES; NO LIMITATION ON RECOURSE.

§5.1.        Unencumbered Properties.  The Borrower represents and warrants that each of the Real Estate Assets listed on Schedule 1.1(a) will on the Effective Date satisfy all of the conditions set forth in the definition of Unencumbered Property.  From time to time during the term of this Agreement additional Real Estate Assets may become Unencumbered Properties and certain Real Estate Assets which previously satisfied the conditions set forth in the definition of Unencumbered Property may cease to be Unencumbered Properties by virtue of property dispositions, creation of Liens or other reasons. There shall be attached to each Compliance Certificate delivered pursuant to §7.4(d) or §7.13 an updated listing of the Unencumbered Properties relied upon by the Borrower in computing the Value of All Unencumbered Properties and the Adjusted Net Operating Income of the Unencumbered Properties (before reserves are deducted) stated in such Compliance Certificate. Compliance Certificates delivered pursuant to §2.5(a), §2.9, §2.10(k) or §11.1 may, at Borrower’s option, include an updated listing of the Unencumbered Properties and shall include such updated listing whenever a redetermination of the Value of All Unencumbered Properties based on such an updated listing would result in a decrease by more than $50,000,000 (from that shown on the most recently delivered Compliance Certificate) in the Value of All Unencumbered Properties by virtue of property dispositions, creation of Liens or other reasons.

§5.2.        Waivers by Requisite Lenders.  If any Real Estate Asset fails to satisfy any of the requirements contained in the definition of Unencumbered Property then the applicable Real Estate Asset may nevertheless be deemed to be Unencumbered Property hereunder if the Requisite Lenders grant the necessary waivers and vote to accept such Real Estate Asset as an Unencumbered Property.

§5.3.        Rejection of Unencumbered Properties.  If at any time the Agent becomes aware (based on the Borrower’s failure or inability to so certify or upon receipt of written notice from the Borrower or any Lender, and without any duty of the Agent to make any independent investigation) that any Real Estate Asset listed as an Unencumbered Property by the Borrower does not satisfy all of the requirements of the definition of Unencumbered Property (to the extent not waived by the Requisite Lenders pursuant to §5.2) it may reject an Unencumbered Property by notice to the Borrower, and if the Agent so requests the Borrower shall revise the applicable Compliance Certificate to reflect the resulting change in the Value of All Unencumbered Properties and the Adjusted Net Operating Income of the Unencumbered Properties.

§5.4.        Change in Circumstances.  If at any time during the term of this Agreement Borrower becomes aware that any of the representations contained in §6 are no longer accurate in any material respect with respect to any Unencumbered Property, it will promptly so notify the Agent and either request a waiver pursuant to §5.2 or confirm that such Real Estate Asset is no longer an Unencumbered Property. If any waiver so requested is not granted by the Requisite Lenders within ten (10) Business Days the Agent shall reject the applicable Unencumbered Property pursuant to §5.3.

§5.5.        No Limitation on Recourse.  The Obligations are full recourse obligations of the Borrower and, to the extent provided in the Guaranty, of the Company and the other Guarantors, and all of their respective Real Estate Assets and other properties shall be available for the indefeasible payment in full in cash and performance of the Obligations. Notwithstanding anything to the contrary contained herein, the trustees of Liberty Property Trust shall have no personal liability of any nature under this document. The Agent and the Lenders shall look solely to the assets of Liberty Property Trust to satisfy any liability or recourse against Liberty Property Trust hereunder.

§5.6.        Additional Guarantors .  If Borrower desires that a Real Estate Asset owned by a Related Company which is not previously a Guarantor become an Unencumbered Property and such Related Company is liable for any Indebtedness and therefore is required to become a Guarantor pursuant to the definition of “Unencumbered Property”, then provided that the applicable Related Company is formed under the laws of one of the United States, such Related Company shall become a Guarantor upon delivery to the Agent of the following, all in form and substance reasonably satisfactory to the Agent: (a) a Joinder Agreement in substantially the form of Exhibit L hereto, (b) good standing certificates, general partner certificates, secretary certificates, opinions of counsel and such other documents as may be reasonably requested by the Agent. The Agent shall provide copies of said documents to the Lenders.

§6.  REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Agent and each of the Lenders as follows:

§6.1.        Authority; Etc.

(a)           Organization; Good Standing. The Company (i) is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated, and (iii) to the extent required by law is in good standing as a foreign entity and is duly authorized to do business in the States in which the Unencumbered Properties are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Materially Adverse Effect. The Borrower is a Pennsylvania limited partnership, and each Guarantor is a limited partnership or a Pennsylvania corporation, and each such entity is duly organized, validly existing and in good standing under the laws of the State of its formation as shown on Schedule 3.1(a), has all requisite power to own its properties and conduct its business as presently contemplated and is duly authorized to do business in the States in which the Unencumbered Properties owned by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect.

(b)           Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and each such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, such Guarantor and the Company as general partner of Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower, any Guarantor or the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, any Guarantor or the Company and (iv) do not conflict with any provision of the Borrower’s partnership agreement, the Company’s declaration of trust, charter documents or bylaws, the partnership agreement, charter documents or bylaws of any of the Guarantors, or any agreement (except agreements as to which such a conflict would not result in a Material Adverse Effect) or other instrument binding upon, the Borrower or the Company or to which any of their properties are subject. The execution, delivery and performance of the Guaranty and the other Loan Documents to which the Company is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Company, (ii) have been duly authorized by all necessary proceedings on the part of the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company and (iv) do not conflict with any provision of the Company’s charter documents or bylaws, partnership agreement, declaration of trust, or any agreement or instrument (except agreements or instruments as to which such a conflict would not result in a Material Adverse Effect) binding upon the Company or to which any of the Company’s properties are subject.

(c)           Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general equitable principles. The execution and delivery of the Guaranty and the other Loan Documents to which the Company is or is to become a party will result in valid and legally binding obligations of the Company enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and general equitable principles.

§6.2.        Governmental Approvals and Consents.  The execution, delivery and performance by the Borrower, the Company and each other Guarantor of this Agreement and the other Loan Documents to which the Borrower, the Company or such other Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower, the Company or any Guarantor to obtain the approval or consent of, or require the filing by the Borrower, the Company or any Guarantor with, any governmental agency or authority, or any third party, other than those already obtained or made.

§6.3.        Title to Properties.

(a)           Either the Borrower or a Guarantor or an Unencumbered Property Subsidiary holds good and clear record and marketable fee simple title to the

Unencumbered Properties, subject to no Liens except for the Permitted Liens; provided that the Philadelphia Navy Yard is owned by Liberty Property/Synterra Limited Partnership, and Liberty Property Philadelphia Navy Yard Limited Partnership, which owns a 75% interest in Liberty Property/Synterra Limited Partnership, is a Guarantor or an Unencumbered Property Subsidiary.

(b)           Except as indicated on Schedule 6.3 hereto, the Borrower owns all of the properties reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except properties sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

§6.4.        Financial Statements.  The following financial statements have been furnished to each of the Lenders.

(a)           A balance sheet of the Company as of December 31, 2010, and a statement of operations and statement of cash flows of the Company for the fiscal year then ended, a balance sheet of the Borrower as of the Balance Sheet Date, and a statement of operations and statement of cash flows of the Borrower for the fiscal period then ended, all accompanied by an auditor’s report prepared without qualification by Ernst & Young LLP. Such balance sheets and statements of operations and of cash flows have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower and the Company, respectively as at the close of business on the date thereof and the results of operations and cash flows for the fiscal year then ended. There are no contingent liabilities of the Borrower or the Company, respectively, as of such date involving material amounts, known to the officers of the Company not disclosed in said balance sheet and the related notes thereto which are required to be so disclosed therein in accordance with generally accepted accounting principles.

(b)           A balance sheet and a statement of operations and statement of cash flows of the Company and a balance sheet and a statement of operations and statement of cash flows of the Borrower for each of the fiscal quarters of the Company ended since December 31, 2010 for which the Company has filed form l0-Q with the SEC, which the Company’s Responsible Officer certifies has been prepared in accordance with Generally Accepted Accounting Principles (except to the extent otherwise described in such Form 10-Q) consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and fairly represents the financial condition of the Company and the Borrower, respectively, as at the close of business on the dates thereof and the results of operations and of cash flows for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower or the Company as of such dates involving material amounts, known to the officers of the Company, not disclosed in such balance sheets and the related notes thereto which are required to be so disclosed therein in accordance with generally accepted accounting principles.

(c)           A statement prepared by the Borrower which sets forth the total Net Operating Income of the Unencumbered Properties for the fiscal quarter of the Borrower ended on the Balance Sheet Date.

§6.5.        No Material Changes, Etc.  Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or assets or business of the Borrower, as shown on or reflected in the balance sheet of the Borrower as of the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect either individually or in the aggregate.

§6.6.        Franchises, Patents, Copyrights, Etc.  The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except to the extent the Borrower’s failure to possess the same does not have a Material Adverse Effect.

§6.7.        Litigation.  Except as listed and described on Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to Borrower’s knowledge, threatened against the Borrower, the Company, any other Guarantor or any of the Related Companies before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrower, the Company, any other Guarantor or any of the Related Companies to carry on business substantially as now conducted by it, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which would result in a Lien on any Unencumbered Property, or which will materially adversely affect the ability of the Borrower, any Guarantor or the Company to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

§6.8.        No Materially Adverse Contracts, Etc.  Neither the Borrower nor the Company is subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor the Company is a party to any contract or agreement that has or is expected, in the judgment of the Company’s officers, to have any Material Adverse Effect.

§6.9.        Compliance With Other Instruments, Laws, Etc.  Neither the Borrower nor the Company is in violation of any provision of the Borrower’s partnership agreement or of the Company’s charter documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that is reasonably likely to result in the imposition of substantial penalties or have a Material Adverse Effect.

§6.10.      Tax Status.  Each of the Borrower and the Company (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

§6.11.      Event of Default.  No Default or Event of Default has occurred and is continuing.

§6.12.      Investment Company Act.  Neither the Borrower nor the Company nor any of the Related Companies is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13.      Absence of Financing Statements, Etc.  There is no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document existing, filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Unencumbered Property, except Permitted Liens.

§6.14.      Status of the Company.  The Company (i) is a REIT, (ii) has not revoked its election to be a REIT, (iii) has not engaged in any “prohibited transactions” as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current “tax year” (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code. The common stock of the Company is listed for trading on the New York Stock Exchange.

§6.15.      Certain Transactions.  Except as set forth on Schedule 6.15 hereto, as of the date hereof, none of the officers or employees of the Borrower, any Guarantor, any Unencumbered Property Subsidiary or the Company are presently a party to any transaction with the Borrower, any Guarantor, any Unencumbered Property Subsidiary or the Company (other than for services as employees, officers and trustees) , including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee or such employee or, to the knowledge of the Borrower and the Company, any corporation, partnership, trust or other entity in which any officer, trustee or any such employee or natural Person related to such officer, trustee or employee or other Person in which such officer, trustee or employee has a direct or indirect beneficial interest has a substantial interest or is an officer or trustee.

§6.16.      Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans.  As of the date hereof as to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit

Plan, Multiemployer Plan or Guaranteed Pension Plan, except as may be set forth on Schedule 6.16. Any Employee Benefit Plan or Guaranteed Pension Plan that the Borrower or any ERISA Affiliate maintains or contributes to as of the date of this Agreement or hereafter is or shall be, as applicable, maintained and operated in compliance with §7.17 hereof.

§6.17.      Regulations U and X.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying “margin stock” or extending credit for the purpose of purchasing or carrying “margin stock”.

§6.18.      Environmental Compliance.  The Borrower has caused Phase I environmental assessments to be conducted with respect to the Real Estate Assets. Based on the information contained in the reports received by Borrower with respect to said environmental assessments, Borrower makes the following representations and warranties:

(a)           Except as may be set forth on Schedule 6.18, to the best of Borrower’s knowledge none of the Borrower, the Company, any other Guarantor, any of the Related Companies or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter collectively referred to as the “Environmental Laws”), including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the States in which any of the Unencumbered Properties may be located, which violation would have a Material Adverse Effect or would materially decrease the value of an Unencumbered Property. The foregoing, representations and warranties that relate to Unencumbered Properties shall be subject to the last sentence of §12.1(e).

(b)           Except as set forth on Schedule 6.18 attached hereto, none of Borrower, any Guarantor, the Company or the Related Companies has received written notice from any third party including, without limitation any federal, state or local governmental authority with respect to any of the Unencumbered Properties or otherwise if the same would have a Material Adverse Effect, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986) ; (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances or wastes of any nature regulated by any Environmental Laws (“Hazardous Materials”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor, the Company or any of the Related Companies conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials. The foregoing, representations and warranties that relate to Unencumbered Properties shall be subject to the last sentence of §12.1(e).

(c)           Except as set forth on Schedule 6.18 attached hereto and except to the extent the same would neither have a Material Adverse Effect nor materially decrease the value of an Unencumbered Property, (i) to the best of Borrower’s knowledge no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in material compliance with applicable Environmental Laws; and except as set forth on Schedule 6.18, no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, any Guarantor, the Company, any of the Related Companies or the operators of any Real Estate, or to the best of Borrower’s knowledge, any ground or space tenants on any Real Estate, no Hazardous Materials have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws; (iii) there has been no present, or to the best of Borrower’s knowledge past, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Materials on, upon, into or from any Real Estate; (iv) to the best of Borrower’s knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on; and (v) to the best of Borrower’s knowledge, any Hazardous Materials that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower’s knowledge, operating in material compliance with such permits and applicable Environmental Laws. Notwithstanding that any representation contained herein may be limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in §7.10 or elsewhere in this Agreement. The foregoing, representations and warranties that relate to Unencumbered Properties shall be subject to the last sentence of §12.1(e).

(d)           None of the Real Estate is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, solely by virtue of the transactions set forth herein and contemplated hereby.

§6.19.      Subsidiaries and Affiliates.  As of the date hereof, the Borrower has no Subsidiaries except for the Related Companies listed on Schedule 1.3 and does not have an ownership interest in any entity whose financial statements are not consolidated with the Borrower’s except for the Unconsolidated Entities listed on Schedule 1.3. Except as set forth on Schedule 6.19, as of the date hereof: (a) the Company is not a partner in any partnership other than Borrower and is not a member of any limited liability company and (b) the Company owns no material assets other than its partnership interest in Borrower.  Schedule 6.19 shall be updated annually at the time of delivery of the financial statements pursuant to §7.4(a) to reflect any changes, including any subsequent Guarantors or Unencumbered Property Subsidiaries and their Subsidiaries, if any.

§6.20.      Loan Documents.  All of the representations and warranties of the Borrower, any Guarantor or the Company made in the other Loan Documents or any document or instrument delivered or to be delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

§6.21.      Buildings on the Unencumbered Properties.  Except as set forth on Schedule 6.21, to the best of Borrower’s knowledge there are no material defects in the roof, foundation, structural elements and masonry walls of the Buildings on the Unencumbered Properties or their heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems which would materially decrease the value of such Unencumbered Property. The foregoing, representations and warranties that relate to Unencumbered Properties shall be subject to the last sentence of §12.1(e).

§6.22.      Insurance.  The insurance policies and programs in effect as of the Effective Date and thereafter with respect to the Real Estate Assets, assets and business of the Company, the Borrower and the Related Companies are in compliance with §7.7.  Schedule 6.22 accurately sets forth as of the date hereof all insurance policies currently maintained by the Company, the Borrower and the Related Companies.

§6.23.      Disclosure.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower or the Company to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

§6.24.      Solvency.  After giving effect to the Loans to be made or Letters of Credit to be issued, and the disbursement of the proceeds of such Loans pursuant to the Borrower’s instructions, each of the Borrower and the Company is Solvent.

§7.  AFFIRMATIVE COVENANTS OF THE BORROWER.  The Borrower (and the Company, to the extent applicable with respect to the covenant in the first sentence of §7.6) covenants and agrees as follows, so long as any Loan or Note or Letter of Credit (or interest or fees thereon) is outstanding, any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligations to make Loans or issue or renew any Letters of Credit:

§7.1.        Punctual Payment.  The Borrower unconditionally agree to duly and punctually pay the principal and interest on the Loans and all other amounts provided for in the Notes, this Agreement, and the other Loan Documents all in accordance with the terms of the Notes, this Agreement and the other Loan Documents.

§7.2.        Maintenance of Office.  The Borrower will maintain its chief executive office in Malvern, Pennsylvania or at such other place in the United States Of America as the Borrower shall designate upon written notice to the Agent to be delivered within fifteen (15) days of such change, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

§7.3.        Records and Accounts.  The Borrower will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles.

§7.4.        Financial Statements, Certificates and Information.  The Borrower will deliver to each of the Lenders:

(a)           as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheets of the Borrower and of the Company at the end of such year, and the related audited statements of operations and statements of cash flows and Funds From Operations and taxable income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis including the Borrower and the Related Companies, and accompanied by an auditor’s report prepared by Ernst & Young LLP or by another independent certified public accountant reasonably acceptable to the Agent and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided, however, that for so long as the Borrower and the Company are filing Form 10-K with the SEC, the delivery of a copy thereof pursuant to paragraph (e) of this §7.4 shall be deemed to satisfy this paragraph (a);

(b)           as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of the unaudited balance sheets of the Borrower and of the Company as at the end of such quarter, and the related unaudited statements of operations and statements of Funds From Operations and estimated taxable income for the portion of the Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis including the Borrower and the Related Companies, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Borrower and of the Company on the date thereof (subject to year-end adjustments); provided, however, that for so long as the Borrower and the Company are filing Form 10-Q with the SEC, the delivery of a copy thereof pursuant to paragraph (e) of this §7.4 shall be deemed to satisfy this paragraph (b);

(c)           as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters and not later than ninety (90) days after the end of the last fiscal quarter of each fiscal year of the Borrower, (i) copies of a statement of the aggregate Net Operating Income for such fiscal quarter for the Unencumbered Properties and a listing of such properties, prepared on a basis consistent with the statements furnished pursuant to §6.4(c), and certified by the Company pursuant to a certificate signed on the Company’s behalf by a Responsible Officer of the Company and, (ii) at the time of the annual financial statements referred to in subsection (a) above, and, if requested by the Agent, at the time of quarterly financial statements referred to in subsection (b) above, a statement setting forth the Net Operating Income for such fiscal quarter for each Unencumbered Property listed by address;

(d)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate in the form of Exhibit C hereto signed on the Company’s behalf by a Responsible Officer of the Company and setting forth in reasonable detail computations evidencing compliance with the covenants contained herein (including §8.2(g), §8.6 and §§9.1 through 9.7) and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date, and including an updated Schedule 6.19, if required under §6.19;

(e)           as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, copies of the Form 10-K statement filed with the Securities and Exchange Commission (“SEC”) for such fiscal year, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter, copies of the Form 10-Q statement filed with the SEC for such fiscal quarter, provided that in either case if the SEC has granted an extension for the filing of such statements, Borrower shall deliver such statements to the Agent simultaneously with the filing thereof with the SEC;

(f)            promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Agent pursuant hereto;

(g)           promptly, and in any event within five Business Days after receipt thereof by any Related Company or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Related Company or any Subsidiary thereof; and

(h)           from time to time such other financial data and information as the Agent may reasonably request including, without limitation, financial statements of any Unconsolidated Entities.

§7.5.        Notices.

(a)           Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default of which a Responsible Officer is aware. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default under this Agreement) under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor, the Company or any of the Related Companies is a party or obligor, whether as principal or surety, and if the principal amount thereof exceeds $15,000,000 (with respect to recourse obligations) and $30,000,000 (with respect to non-recourse obligations), and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b)           Environmental Events. The Borrower will promptly notify the Agent in writing of any of the following events: (i) upon Borrower’s obtaining knowledge of any violation of any Environmental Law regarding an Unencumbered Property or any Real Estate or Borrower’s operations which violation is reasonably likely to have a Material Adverse Effect; (ii) upon Borrower’s obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Materials at, from, or into an Unencumbered Property or any Real Estate which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Unencumbered Property or which could have a Material Adverse Effect; (iii) upon Borrower’s receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Materials, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower’s or any Person’s operation of an Unencumbered Property or any Real Estate if the same would have a Material Adverse Effect, (B) contamination on, from or into an Unencumbered Property or any Real Estate if the same would have a Material Adverse Effect, or (C) investigation or remediation of off-site locations at which

Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; or (iv) upon Borrower’s obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which Borrower, any Guarantor, the Company or any of the Related Companies may be liable or for which a lien may be imposed on an Unencumbered Property.

(c)           Notification of Liens Against Unencumbered Properties or Other Material Claims. The Borrower will, promptly after becoming aware thereof, notify the Agent in writing of any Liens (except Permitted Liens) placed upon or attaching to any Unencumbered Properties or of any other setoff, claims (including environmental claims), withholdings or other defenses which could have a Material Adverse Effect.

(d)           Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation, proceedings or material governmental investigations threatened in writing or any pending litigation, proceedings and material governmental investigations affecting any of the Unencumbered Properties or affecting Borrower, any Guarantor, the Company or any of the Related Companies or to which the Borrower, any Guarantor, the Company or any of the Related Companies is or is to become a party involving an uninsured claim (or as to which the insurer reserves rights) against the Borrower, any Guarantor, the Company or any of the Related Companies that at the time of giving of notice could reasonably be expected to have a Materially Adverse Effect, and stating the nature and status of such litigation, proceedings or governmental investigation. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $1,000,000.

(e)           Notice of Rating Changes. The Borrower will promptly notify the Agent in writing of the occurrence of any change in the Moody’s Rating, in the S&P Rating or in the Fitch Rating.

(f)            Notice of ERISA Reportable Events. The Borrower will promptly notify the Agent in writing of the occurrence of any ERISA Reportable Event.

(g)           Notice of Changes in Accounting or Financial Reporting Practices. The Borrower will promptly notify the Agent in writing of the occurrence of any material change in accounting policies or financial reporting practices by the Borrower or any Related Company.

Documents required to be delivered pursuant to §§7.4(a), (b), (e) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in §19; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

§7.6.        Existence; Maintenance of REIT Status; Maintenance of Properties.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland trust and its status as a self administered REIT and the existence of Borrower as a Pennsylvania limited partnership. The common shares of beneficial interest of the Company will at all times be listed for trading on either the New York Stock Exchange or one of the other major stock exchanges. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises which in the judgment of the Borrower may be necessary to properly and advantageously conduct the businesses being conducted by it, the Company or any of the Related Companies. The Borrower (a) will cause all of the properties used or useful in the conduct of the business of Borrower, the Company or any of the Related Companies to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

§7.7.        Insurance.  With respect to the Real Estate Assets and other properties and businesses of Borrower, the Guarantors and the Related Companies, the Borrower will maintain or cause to be maintained insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. With respect to the Unencumbered Properties, such insurance will include all risk casualty insurance for the replacement cost of all Buildings including loss of rents for 12 months and, to the extent available, flood insurance.

§7.8.        Taxes.  The Borrower will pay real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets before the same become delinquent, and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

§7.9.        Inspection of Properties and Books.  The Borrower shall permit the Lenders, through the Agent or any of the Lenders’ other designated representatives, to visit and inspect any of the Unencumbered Properties to examine the books of account of the Borrower, the Company and the Related Companies (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request upon reasonable prior notice; provided, however, that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

§7.10.      Compliance with Laws, Contracts, Licenses, and Permits.  The Borrower will comply, and will cause each Guarantor and all Related Companies to comply, with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of all applicable partnership agreements, charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its Real Estate Assets may be bound including the Leases, and (d) all applicable decrees, orders, and judgments except (with respect to (a) through (d) above) to the extent such non-compliance would not have a Material Adverse Effect. If at any time any permit or authorization from any governmental Person shall become necessary or required in order that the Borrower, any Guarantor or the Company may fulfill or be in compliance with any of its obligations hereunder or under any of the Loan Documents, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

§7.11.      Use of Proceeds.  Subject to the provisions of §2.5 hereof, the proceeds of the Loans shall be used by the Borrower for permitted capital expenditures, and for working capital and other general corporate purposes consistent with the covenants contained herein.

§7.12.      INTENTIONALLY OMITTED.

§7.13.      Notices of Significant Transactions.  The Borrower will notify the Agent in writing prior to the closing of any of the following transactions pursuant to a single transaction or a series of related transactions:

(a)           The sale or transfer of one or more Real Estate Assets for an aggregate sales price or other consideration of $75,000,000 or more.

(b)           The creation of a Lien on, or the sale or transfer of, any Unencumbered Property or the sale of any Subsidiary which owns an Unencumbered Property, if such Property’s contribution to the Value of All Unencumbered Properties (based on the most recently ended fiscal quarter for which financial statements have been provided pursuant to §7.4) is $50,000,000 or more.

(c)           The creation of Indebtedness of the Borrower or a Related Company exceeding $100,000,000.

(d)           The sale or transfer of the ownership interest of Borrower or any of the Related Companies in any of the Related Companies or the Unconsolidated Entities if the aggregate consideration to be received by the Borrower or the Related Companies in connection with such transaction exceeds $100,000,000.

Each notice given pursuant to this §7.13 shall be accompanied by a Compliance Certificate including an updated list of Unencumbered Properties and demonstrating in reasonable detail compliance, after giving effect to the proposed transaction, with the covenants contained in §9.1 through §9.7.

§7.14.      Further Assurances.  The Borrower will cooperate with the Agent and the Lenders and execute such further instruments and documents and perform such further acts as the Agent and the Lenders shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.15.      Environmental Indemnification.  The Borrower covenants and agrees that it will indemnify and hold the Agent and each Lender harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Lender (including all reasonable costs of legal representation incurred by the Agent or any Lender, but excluding, as applicable, for the Agent or a Lender any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Agent or such Lender) relating to (a) any Release or threatened Release of Hazardous Materials on any Unencumbered Property or any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Unencumbered Property or any Real Estate or the operations conducted thereon; or (c) the investigation or remediation of off-site locations at which the Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Agent and the Lenders, and their successors and assigns.

§7.16.      Response Actions.  The Borrower (and, to the extent relating to Real Property owned by it, each Guarantor or Unencumbered Property Subsidiary) covenants and agrees that if any Release or, disposal of Hazardous Materials shall occur or shall have occurred on any Unencumbered Property or any other Real Estate if the same would have a Material Adverse Effect, the Borrower (or the Guarantor or Unencumbered Property Subsidiary that owns the applicable Real Estate) will cause the prompt containment and removal of such Hazardous Materials and remediation of such Unencumbered Property or Real Estate as necessary to comply with all Environmental Laws or to preserve the value of such Unencumbered Property or Real Estate to the extent necessary to avoid a Material Adverse Effect.

§7.17.      Employee Benefit Plans.

(a)           Representation. The Borrower and its ERISA Affiliates do not currently maintain or contribute to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, except as set forth on Schedule 6.16.

(b)           Notice. The Borrower will obtain the consent of the Agent prior to the establishment by the Borrower or any ERISA Affiliate of any Guaranteed Pension Plan, or any other Employee Benefit Plan if the establishment of such Plan could reasonably be expected to create material liability for the Borrower.

(c)           In General. Each Employee Benefit Plan maintained by the Borrower or any ERISA Affiliate will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

(d)           Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, the Borrower, or the ERISA Affiliate, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

(e)           Multiemployer Plans. Without the consent of the Agent, the Borrower will not enter into, maintain or contribute to, any multiemployer Plan.

(f)            Unfunded or Underfunded Liabilities. The Borrower will not, at any time, have accruing unfunded or underfunded liabilities with respect to any Employee Benefit Plan (other than an Employee Benefit Plan which is a “top-hat plan” that is eligible for the alternate method of compliance with ERISA reporting and disclosure requirements provided in Department of Labor regulation section 2520.104-23 and which could not reasonably be expected to create material liability for the Borrower), Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability.

§8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  The Borrower (and to the extent provided herein, each Guarantor and Unencumbered Property Subsidiary) covenants and agrees as follows, so long as any Loan or Note or Letter of Credit (or interests or fees thereon) is outstanding, or any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligation to make any Loans or issue or renew any Letters of Credit:

§8.1.        Restrictions on Recourse Indebtedness.  Except with the prior written consent of the Requisite Lenders, the Borrower and the Company will not, and the Borrower will not permit any Guarantor or any of the Related Companies to create, incur, assume, guarantee or become or remain liable, contingently or otherwise, with respect to any Recourse Indebtedness described in any one or more of the following paragraphs:

(a)           Indebtedness that creates a violation of any of §9.1 through §9.7;

(b)           Indebtedness that constitutes an Investment pursuant to the definition of Investment, and that creates a violation of §8.2; or

(c)           Indebtedness of the Borrower or a Related Company to the Borrower or a Related Company (other than Indebtedness to a Guarantor) that is not fully subordinated to the Obligations.  For the purposes hereof “fully subordinated” means (i) that no principal or interest on such Indebtedness shall be paid if any Obligation that is due and payable hereunder has not been paid and (ii) full subordination in the event of a bankruptcy proceeding.

§8.2.        Restrictions on Investments.  The Borrower and the Company will not, and will not permit any Guarantor or any of the Related Companies to make or permit to exist or to remain outstanding any Investment, except Investments in:

(a)           marketable direct or guaranteed obligations of the United States of America, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association or any agency or instrumentality of the United States of America provided such obligations are backed by the full faith and credit of the United States of America, that mature within one (1) year from the date of purchase by the Borrower;

(b)           demand deposits, certificates of deposit, money market accounts, bankers acceptances, LIBOR time deposits and time deposits of United States banks having total assets in excess of $1,000,000,000 or repurchase obligations with a term of not more than 7 days with such banks for underlying securities of the type described in clause (a) of this §8.2;

(c)           securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “ P I “ if rated by Moody’s Investors Services, Inc., and not less than “A I “ if rated by Standard and Poor’s and participations in short term commercial loans made to such corporations by a commercial bank which provides cash management services to the Borrower;

(d)           Investments existing or contemplated on the date hereof and listed on Schedule 8.2(d) hereto;

(e)           Investments in derivatives and hedges made in the ordinary course of the Borrower’s business in connection with managing risk for which the Borrower and the Related Companies have actual exposure (and not for speculative purposes) including, without limitation, Interest Rate Contracts;

(f)            Investments in Permitted Acquisitions;

(g)           Investments in the following categories so long as the aggregate amount, without duplication, of all Investments described in this paragraph (g) does not exceed, at any time, thirty percent (30%) of Total Asset Value and the aggregate amount of each of the following categories of Investments does not exceed the specified percentage of Total Asset Value set forth in the following table:

Category of Investment	Maximum Percentage of Total Asset Value
Permitted Developments	25%
Unconsolidated Entities	15%
Undeveloped Land	10%
Mortgages and Notes Receivable	7.5%

(h)           Investments by the Borrower in one or more Guarantors or by a Guarantor in the Borrower or one or more other Guarantors.

(i)            Any other Investments approved by the Requisite Lenders.

§8.3.        Merger, Consolidation and Other Fundamental Changes.  The Borrower and the Company will not, and will not permit any of the Related Companies to (i) merge, dissolve, liquidate, consolidate with or into another Person, or sell, transfer or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to or in favor of any Person, or (ii) agree to or effect any property acquisition or stock acquisition (other than Permitted Acquisitions in compliance with the other terms of this Agreement), or (iii) enter into any joint venture or invest in any Unconsolidated Entity; except that so long as no Default exists or would result therefrom, the following transactions shall be permitted:  (A) the Borrower may do any of the foregoing if the Borrower has provided the Agent with a notice describing such transaction and, if the reasonably expected financial impact on the Borrower as reflected on its balance sheet arising from all transactions described in this §8.3 shall exceed 20% of Total Asset Value or if, with respect to any merger or consolidation, the conditions set forth in clause (D) are not satisfied, the Borrower shall have obtained the prior consent of the Requisite Lenders; (B) any merger, consolidation or transfer among the Borrower’s wholly-owned subsidiaries other than Guarantors and the Unencumbered Property Subsidiaries, (C) any merger or consolidation of any one or more Guarantors and/or Unencumbered Property Subsidiaries into the Borrower or another Guarantor or another Unencumbered Property Subsidiary or any transfer from a Guarantor or an Unencumbered Property Subsidiary to the Borrower or another Guarantor or another Unencumbered Property Subsidiary, or (D) any merger or consolidation with respect to which all of the following are satisfied: (1) the surviving entity is Borrower, the Company or any other Guarantor and there is no substantial change in senior management of the Company, (2) the other entity or entities involved in such merger or consolidation are engaged in the same line of business as Borrower, and (3) following such transaction, the Borrower and the Company will not be in breach of any of the covenants, representations or warranties of this Agreement. Except as set forth on Schedule 6.19, the Company will not own or acquire any material assets other than its partnership interest in the Borrower. If the Company is the surviving entity in a merger, the assets acquired pursuant thereto will be immediately transferred to the Borrower.

§8.4.        Sale and Leaseback.  The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred. The Company will not, nor will the Borrower permit any of the Related Companies to, enter into any such arrangement.

§8.5.        Compliance with Environmental Laws.  The Borrower and the Company will not do, and will not permit any of the Related Companies to do, any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for immaterial amounts of Hazardous Materials used in the routine maintenance and operation of the Real Estate and in compliance with applicable law, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials which is reasonably likely to result in material liability under Environmental Laws, (c) generate any Hazardous Materials on any of the Real Estate except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release which is reasonably likely to result in material liability under Environmental Laws.

§8.6.        Distributions.  The Company and the Borrower shall not permit the total Distributions by them during any fiscal year to exceed 90% of Funds from Operations for such year, except that such limitation on Distributions may be exceeded to the extent necessary for the Company to maintain its REIT status if the Company provides the Agent with a letter from its accountants or attorneys setting forth the basis for computation of the amount of such necessary excess Distributions prior to the making of such Distribution.  Notwithstanding the foregoing, during any period when any Default or Event of Default has occurred and is continuing the total Distributions by the Borrower and the Company will not exceed the minimum amount necessary for the Company to maintain its REIT status.  The Guarantors (other than the Company) and the Unencumbered Property Subsidiaries will not make any Distributions except Distributions to the Borrower.

§8.7.        Equity Repurchase Payments.  The Borrower and the Company shall not make any Equity Repurchase Payments during any period when any Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.

§8.8.        Preferred Distributions.  During any period when any Event of Default has occurred and is continuing the Borrower and the Company shall not make any Preferred Distributions.

§8.9.        Liens.  The Borrower and the Company will not, and will not permit any Related Company to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)           Permitted Liens;

(b)           Liens securing Secured Indebtedness, the incurrence of which is not prohibited by Article IX; and

(c)           other Liens on a Property which is not an Unencumbered Property, so long as such Liens would not have a Material Adverse Effect or constitute or result in a Default or an Event of Default under this Agreement.

Notwithstanding the foregoing provisions of this §8.9, the failure of any Unencumbered Property to comply with the covenants set forth in this §8.9 shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such non-qualification otherwise constitutes or results in a Default or Event of Default.

§8.10.      Negative Pledge.  From and after the date hereof, none of the Borrower, the Company, nor any other Guarantor shall enter into or permit to exist, and none of the Borrower, the Company, nor any other Guarantor will permit any Related Company to enter into or permit to exist, any agreement or arrangement (i) containing any provision prohibiting or restricting the creation or assumption of any Lien upon its properties (other than mechanics liens or judgment liens more than 30 days past due and other than with respect to prohibitions on liens set forth in a mortgage or any related loan agreement or joint venture agreement on a particular property which is not an Unencumbered Property), revenues or assets, whether now owned or hereafter acquired, or (ii) prohibiting or restricting the ability of a such party to amend or modify this Agreement or any other Loan Document, or (iii) prohibiting or restricting the ability of any Related Company to make or pay dividends or distributions to the Company, the Borrower or any other Guarantor.

§8.11.      Transactions with Affiliates.  The Borrower, the Company and the other Guarantors will not, and will not permit any Related Company to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such party or such Related Company than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Related Companies, (c) payment of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship, and (d) any such Transactions between or among the Borrower and/or any Guarantor.

§8.12.      Change in Nature of Business.  The Borrower, the Company, the other Guarantors and the other Related Companies will not engage in any material line of business substantially different from the line of business conducted by the Related Companies on the date hereof or any Related Business.

§8.13.      Dispositions.  The Borrower, the Company and the other Guarantors will not, and will not permit and Related Company to, sell transfer and otherwise dispose of any asset unless the Borrower complies with §7.13 to the extent applicable, and after giving effect thereto no Default or Event of Default exists.

§9.  FINANCIAL COVENANTS OF THE BORROWER.  The Borrower covenants and agrees as follows, so long as any Loan, Note or Letter of Credit is outstanding, or any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligation to make any Loan or issue or renew any Letter of Credit:

§9.1.        Unsecured Debt to Value of All Unencumbered Properties.  The Borrower will not at any time permit the ratio of Unsecured Indebtedness to the Value of All Unencumbered Properties to exceed 60%.

§9.2.        Total Debt to Total Asset Value.  The Borrower will not at any time permit the ratio of Total Debt (net of, as of such date of determination, an amount equal to the lesser of (x) the amount of assets that are classified as unrestricted cash and cash equivalents on the consolidated balance sheet of the Borrower in excess of $35,000,000 and (y) the amount of Total Debt that matures within twenty-four (24) months of such date of determination) to Total Asset Value to exceed 60%.

§9.3.        Maximum Secured Debt.  The Borrower will not at any time permit the ratio of Secured Indebtedness (net of, as of such date of determination, an amount equal to the lesser of (x) the amount of assets that are classified as unrestricted cash and cash equivalents on the consolidated balance sheet of the Borrower in excess of $35,000,000 and (y) the amount of Secured Indebtedness that matures within twenty-four (24) months of such date of determination) to Total Asset Value to exceed thirty-five percent (35%).

§9.4.        Minimum Tangible Net Worth.  The Borrower will not as of any Borrowing Date or as of the end of any fiscal quarter of the Borrower (each such date is referred to herein as a “Specified Date”) permit the Tangible Net Worth of the Borrower to be less than $2,300,000,000 plus 75% of Net Offering Proceeds after June 30, 2011.

§9.5.        Unencumbered Interest Coverage Ratio.  The Borrower will not as of any Specified Date permit the ratio of its Adjusted Net Operating Income from all Unencumbered Properties to Interest Expense on Unsecured Indebtedness to be less than 2.00 to 1.0 for any fiscal quarter.

§9.6.        Adjusted EBITDA to Fixed Charges.  The Borrower will not  as of any Specified Date permit the ratio of its Adjusted EBITDA to Fixed Charges to be less than 1.50 to 1.0 for any fiscal quarter.

§9.7.        [Reserved].

§9.8.        Pro Forma Calculations.  The Borrower shall comply with the financial ratios set forth in §9.1 through §9.7 as of each Borrowing Date. The Borrower shall recalculate such financial ratios referred to in §9.1 through §9.3 and §9.7 by adding the amount equal to the Indebtedness associated with the Loans to be made on such Borrowing Date to the Indebtedness reflected on the most recently available financial statements, and adding thereto any Indebtedness incurred since the date of such financial statement (less any Indebtedness repaid, retired, or forgiven during such period) and adding thereto the value of such assets (determined at cost) acquired with such Indebtedness to Total Asset Value and Value of All Unencumbered Properties, if applicable (less the value of any assets sold during such period).  The Borrower shall deliver its certificate, signed on its behalf by a Responsible Officer of the Borrower, certifying that the pro forma calculations as of such Borrowing Date demonstrate the Borrower’s compliance with the covenants and financial ratios set forth in §9.1 through §9.7.

§9.9.        Covenant Calculations.

(a)           For purposes of the calculations to be made pursuant to §8.2(g) and §9.1 to §9.7 (and the definitions used therein), the relevant financial statements and terms will (1) be adjusted to include minority interests relating to the Borrower’s operating partnership units and (2) exclude the minority interests effect relating to consolidation of investments in non-wholly owned subsidiaries under Accounting Standards Codification 810-10 of the Financial Accounting Standards Board (other than with respect to the

Philadelphia Navy Yard so long as its financial results are consolidated with those of the Borrower under Generally Accepted Accounting Principles).

(b)           For purposes of calculating the financial covenants in §8.2(g), §8.6 and §9.1 through §9.7 (including the definitions used therein), (a) Adjusted EBITDA, Adjusted Net Operating Income, EBITDA, Fixed Charges, Interest Expenses, Net Operating Income, Total Asset Value, shall be calculated, and without duplication, to include the pro-rata share (as determined by their respective percentage interests in the profits and losses of such Unconsolidated Entity) of results or value attributable to the Borrower and its Subsidiaries from Unconsolidated Entities and (b) Total Debt shall be calculated as follows: (i) if the Indebtedness of a Unconsolidated Entity is recourse to the Borrower or one of its Subsidiaries, then Total Debt shall include the amount of such Indebtedness that is recourse to such Person, without duplication, and (ii) if the Indebtedness of such Unconsolidated Entity is not recourse to the Borrower or one of its Subsidiaries, then Total Debt shall include such Person’s pro-rata share of such Indebtedness as determined by its percentage interest in the profits and losses of such Unconsolidated Entity.

§10.  CONDITIONS TO EFFECTIVENESS.  This Agreement shall become effective when each of the following conditions precedent have been satisfied:

§10.1.      Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document prior to or on the Effective Date.

§10.2.      Certified Copies of Organization Documents; Good Standing Certificates.  The Agent shall have received (i) a Certificate of the Company to which there shall be attached (A) complete copies of the Borrower’s Limited Partnership Agreement and its Certificate of Limited Partnership, certified as of a recent date by the Secretary of State of Pennsylvania and (B) a copy of the Company’s Declaration of Trust certified by the Maryland Secretary of State and (C) true copies of the Company’s by-laws and the resolutions adopted by its Board of Directors authorizing the transactions described herein, each certified by its secretary to be true and complete and in effect on the Effective Date, (ii) Certificates of Good Standing for the Borrower from the State of Pennsylvania and each State in which an Unencumbered Property is located, (iii) Certificates of Good Standing for the Company from the State of Maryland and the Commonwealth of Pennsylvania, and (iv) certificates of good standing and certificates from the Borrower certifying as to the applicable organizational documents of the Guarantors.

§10.3.      By-laws; Resolutions.  All action on the part of the Borrower and each Guarantor necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

§10.4.      Incumbency Certificate; Authorized Signers.  The Agent shall have received from the Company an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Company (in its own capacity and as general partner on behalf of Borrower and on behalf of each Guarantor which is a partnership), each of the Loan Documents to which the Borrower, any Guarantor or the Company is or is to become a party; (b) to make Loan Requests and Conversion Requests on behalf of the Borrower; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

§10.5.      Opinions of Counsel Concerning Organization and Loan Documents.  Each of the Lenders and the Agent shall have received favorable opinions from Borrower’s and Guarantors’ counsel addressed to the Lenders and the Agent and dated as of the Effective Date, in form and substance satisfactory to the Agent.

§10.6.      Payment of Fees.  The Borrower shall have paid to the Agent the fees pursuant to §4.1 and shall have paid all other expenses as provided in §15 hereof then outstanding.

§10.7.      Closing Certificate.  The Borrower shall have delivered to the Agent a certificate of the Borrower, signed on its behalf by a Responsible Officer, certifying that the conditions specified in §§10.1-10.6, §10.8 and §11.1 have been satisfied and that there has been no event or circumstance in the business, operations, financial or other condition or prospects of the Borrower, the Company or any Related Company since the Balance Sheet Date, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

§10.8.      Compliance Certificate.  The Borrower shall have provided to the Agent and each of the Lenders a certificate of the Company, signed on its behalf by a Responsible Officer, certifying as to pro forma compliance with the financial covenants in §8.2(g) and §9 as of the Effective Date, taking into account any Loans to be made or Letters of Credit to be issued on such date.

Without limiting the generality of the provisions of the last paragraph of §14.3, for purposes of determining compliance with the conditions specified in this §10, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

§11.  CONDITIONS TO ALL CREDIT ADVANCES.  The obligations of the Lenders to make any Loan or to issue, amend, renew or extend any Letter of Credit, whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1.      Representations True; No Event of Default; Compliance Certificate.  Each of the representations and warranties of the Borrower and the Guarantors contained in this Agreement,

the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except to the extent that such representation and warranty is qualified by materiality, in which case it shall be true in all respects); the Borrower shall have performed and complied with all terms and conditions herein required to be performed by it or prior to the Borrowing Date of such Loan or the issuance date of such Letter of Credit; and no Default or Event of Default shall have occurred and be continuing on the date of any Loan Request or on the Borrowing Date of such Loan or on the date of any Letter of Credit Application or on the issuance date of such Letter of Credit or would occur as a result of the making of such Loan or the issuance of such Letter of Credit. Each of the Lenders shall have received a Compliance Certificate of the Borrower, signed on its behalf by a Responsible Officer, to such effect, which certificate will include, without limitation, computations evidencing compliance with the covenants contained in §9.1 through §9.7 hereof after giving effect to such requested Loan or Letter of Credit.

§11.2.      No Legal Impediment.  No change shall have occurred after the date of this Agreement in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to hold an interest in such Letter of Credit.

§11.3.      Governmental Regulation.  Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

§11.4.      Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agent, and the Lenders shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

Each Loan Request or Letter of Credit Application (other than a Loan Request requesting only a conversion of any Loan (other than a Competitive Bid Loan) to the other Type or a continuation of Eurocurrency Rate Loan (other than a Competitive Bid Loan)) submitted by the Borrower, and each amendment, renewal, or extension of any Letter of Credit shall be deemed to be a representation and warranty that the conditions specified in §11.1 have been satisfied on and as of the applicable Borrowing Date or date on which a Letter of Credit is issued.

§12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1.      Events of Default.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)           the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable;

(b)           the Borrower shall fail to pay any interest or fees on the Loans or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, and such failure shall continue unremedied for three (3) days;

(c)           the Borrower or the Company shall fail to comply with any of its covenants contained in §7.5, the first sentence of §7.6, §7.11, §7.13, §8 or §9 hereof;

(d)           the Borrower, any Guarantor or the Company shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §12) for thirty (30) days after written notice of such failure from Agent to the Borrower;

(e)           any representation or warranty of the Borrower or any Guarantor in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement, shall prove to have been false in any material respect (or in all respects, to the extent that such representation or warranty is qualified by materiality) upon the date when made or deemed to have been made or repeated; provided, however, that with respect to the representations and warranties of the Borrower contained in §6.2, §6.3, §6.13, §6.18 and §6.21, if the condition or event making the representation and warranty false is capable of being cured by the Borrower, no enforcement action has been commenced against the Borrower or the applicable Unencumbered Property on account of such condition or event, the applicable Unencumbered Property is not subject to risk of forfeiture due to such condition or event, and the Borrower promptly commences the cure thereof after the Borrower’s first obtaining knowledge of such condition or event, the Borrower shall have a period of thirty (30) days after the date that the Borrower first obtained knowledge of such condition or event during which the Borrower may cure such condition or event (or, if such condition or event is not reasonably capable of being cured within such thirty (30) day period, such additional period of time as may be reasonably required in order to cure such condition or event but in any event such period shall not exceed six (6) months from the date that the Borrower first obtained knowledge of such condition or event), and no Event of Default shall exist hereunder during such thirty (30) day or additional period so long as the Borrower continuously and diligently pursues the cure of such condition or event and the other conditions to such cure period have not changed.  Notwithstanding the foregoing, the failure of any Unencumbered Property to comply with such representations shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement while such non-compliance is in effect, but such disqualification shall not by itself constitute a Default or Event of Default;

(f)            the Borrower, the Company or any of the Related Companies shall fail to pay at maturity, or within any applicable period of grace, any Recourse Indebtedness, or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required and the passage of any applicable grace or cure periods) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, unless in any event the aggregate amount of all such defaulted Recourse Indebtedness is less than $30,000,000.00;

(g)           any of the Borrower, the Company or any other Guarantor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any substantial part of its properties or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein, or any of the events described in this paragraph shall occur with respect to any other Related Company or any Unconsolidated Entity and such event shall have a Material Adverse Effect;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the Company, or any other Guarantor, or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Company, or any other Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, or any of the events described in this paragraph shall occur with respect to any other Related Company or any Unconsolidated Entity and such event shall have a Material Adverse Effect;

(i)            there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Borrower that, with other outstanding uninsured final judgments, undischarged, against the Borrower, the Company or any of the Related Companies, exceeds in the aggregate $30,000,000;

(j)            if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, any Guarantor or the Company, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(k)           the Borrower, any Guarantor or the Company shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower;

(l)            the Borrower shall fail to pay, observe or perform any term, covenant, condition or agreement contained in any agreement, document or instrument evidencing, securing or otherwise relating to any Indebtedness of the Borrower to any Lender (other than the Obligations) and/or relating to any Permitted Lien (other than the Obligations) within any applicable period of grace provided for in such agreement, document or instrument;

(m)          an ERISA Reportable Event shall have occurred that, in the opinion of the Requisite Lenders, when taken together with all other ERISA Reportable Events that have occurred, could reasonably be expected to result in liability of the Related Companies in an aggregate amount exceeding $5,000,000;

(n)           the Company shall at any time fail to retain direct or indirect management and Control of the Borrower;

(o)           a Change of Control shall occur;

(p)           any “Event of Default”, as defined in any of the other Loan Documents shall occur;

then the Agent and the Lenders shall have the remedies described in §12.2.

§12.2.      Remedies.  If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Requisite Lenders, take any or all of the following actions:

(a)           declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to issue, renew or extend Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           require that the Borrower Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then outstanding amount thereof); and

(d)           exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of any Event of Default specified in §12.1(g) or §12.1(h) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to issue, renew or extend Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.

§12.3.      Remedies Cumulative.  No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

§12.4.      Distribution of Enforcement Proceeds.  In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, such monies shall, subject to the provisions of §2.11 and §2.12, be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

(b)           Second, to all other Obligations in such order or preference as the Requisite Lenders may determine; provided, however, that distribution in respect of such Obligations shall be made among the Lenders pro rata in accordance with each Lender’s respective Credit Exposure; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

(c)           Third, to the Agent for the account of the L/C Issuer, to Cash Collateralize that portion of Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to §§2.9 and 2.11;

(d)           Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Requisite Lenders and the Agent of all of the Obligations, and the deposit in any Cash Collateral account established pursuant to §2.11 of the amount required thereby, to the payment of any obligations required to be paid pursuant to laws applicable to the enforcement proceedings; and

(e)           Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are legally entitled thereto.

Subject to §§2.9(c) and 2.11, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Third above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

§13.  SETOFF.  Borrower hereby grants to each Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to such Lender hereunder, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Lender or in transit to it. At any time, without demand or notice (any such notice being expressly waived by Borrower), any Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower hereunder even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY THE BORROWER. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition-and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest, unless the Lender from whom such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its allocable share of such interest based on the period of time that it was in possession of the funds being returned.  Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of §2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

§14.  THE AGENT.

§14.1.      Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any Guarantor nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

§14.2.      Rights as a Lender.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

§14.3.      Exculpatory Provisions.  The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in §§25 and 12.2) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default (other than a Default under §12.1(a) or §12.1(b) (with respect to interest and fees)) unless and until notice describing such Default is given to the Agent by the Borrower, a Lender or the L/C Issuer.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in §10 or 11 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

§14.4.      Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§14.5.      Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

§14.6.      Resignation or Removal of Agent.  The Agent may at any time (a) give notice of its resignation to the Lenders, the L/C Issuer and the Borrower or (b) be removed by written notice of the Requisite Lenders with the consent of the Borrower if the Agent engages in gross negligence or willful misconduct in the performance of its duties under the Loan Documents, as determined by a court of competent jurisdiction by a final and non-appealable judgment, and such resignation or removal shall become effective upon the earlier of the appointment of a successor Agent (and acceptance of such appointment by such successor) as set forth below or 30 days after the delivery of such notice of resignation by the Agent or such notice of removal by the Requisite Lenders, as applicable.  The Agent shall also submit a notice of resignation at the request of the Requisite Lenders if the Agent assigns all of its Commitments and Loans pursuant to §18.  Upon receipt of any such notice of resignation or delivery of such notice of removal, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or the Agent receives notice of its removal from the Requisite Lenders, then the retiring or removed Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent (except any Agent fees, and a pro-rated portion of any such fees paid in advance to the Agent which relate to any period after resignation shall be promptly refunded to the Borrower) shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Requisite Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and §15 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Any resignation or removal by Bank of America as Agent pursuant to this Section shall also constitute its resignation or removal as L/C Issuer and Swingline Lender.  Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed L/C Issuer and Swingline Lender, (b) the retiring or removed L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring or removed L/C Issuer to effectively assume the obligations of the retiring or removed L/C Issuer with respect to such Letters of Credit.

§14.7.      Non-Reliance on Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

§14.8.      No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agent, Documentation Agent, or Managing Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the L/C Issuer hereunder.

§14.9.      Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower or any Guarantor, the Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Agent under §2.9(i) and (j), 4.2 and 15) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under §§4.2 and 15.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

§14.10.      Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the Agent, at its option and in its discretion, to release any Guarantor (other than the Company) from its obligations under the Guaranty if (x) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, including if such Guarantor no longer owns any Unencumbered Properties or (y) such Person becomes an Unencumbered Property Subsidiary and is therefore no longer required to be a Guarantor under the definition of “Unencumbered Property”.  Upon request by the Agent at any time, the Requisite Lenders will confirm in writing the Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this §14.10.

§14.11.      Payments by Agent.  The Agent shall promptly distribute to each Lender such Lender’s pro rata share of payments received by the Agent for the account of the Lenders, except as otherwise expressly provided herein or in any of the other Loan Documents.  If any amount which the Agent is required to distribute to the Lenders pursuant to this §14.11 is actually distributed to any Lender on a date which is later than the first Business Day following the Agent’s receipt of the corresponding payment from the Borrower, the Agent shall pay to such Lender on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such late distribution to such Lender, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including the second Business Day after the Agent’s receipt of such corresponding payment from the Borrower to the date on which the amount so required to be distributed to such Lender actually is distributed, and the denominator of which is 365.  Notwithstanding anything to the contrary contained herein or any of the other Loan Documents, in no event shall the Borrower or any Guarantor be required to reimburse Agent for any amount paid by Agent pursuant to the provisions of this §14.11.

§15.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

(a)           Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Agent, any Lender or the L/C Issuer, in connection with the enforcement or preservation of its rights after the occurrence of a Default or an Event of Default (including in any restructuring or work-out) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in §4.4), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of §2.7(c).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival.  The agreements in this Section shall survive the resignation of the Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.

§16.  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.  Each of the Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to §2.2(a) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

§17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any the making of any Loan or the issuance, renewal or amendment of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Agent, the L/C Issuer or any Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

§18.  SUCCESSORS AND ASSIGNS.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest in accordance with the provisions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Competitive Bid Loans or the Swingline Lender’s rights and obligations in respect of Swingline Loans;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliated Lender;

(B)           the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required;

(C)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)          the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $2,500; provided, however, that no such processing and recordation fee shall be required for an assignment by a Lender to an Affiliate of such Lender and the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§4.4, 4.5, 4.6, and 15 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Head Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to §25 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of §§4.4, 4.5 and 4.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of §13 as though it were a Lender, provided such Participant agrees to be subject to §4.13 as though it were a Lender.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under §4.4, 4.5 or 4.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of §4.4 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with §4.4(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Resignation as L/C Issuer or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender.  In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to §2.9(c)).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to §2.8(c).  Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(h)           Designated Banks.  Any Lender (each, a “Designating Lender”) may at any time designate one Designated Bank, which shall be an Affiliate of the Designating Lender, to fund Competitive Bid Loans on behalf of such Designating Lender subject to the terms of this §18(i) and the provisions in §18(a) and §18(b) shall not apply to such designation.  No Lender may designate more than one (1) Designated Bank.  The parties to each such designation shall execute and deliver to the Agent for its acceptance a

Designation Agreement.  Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Bank, the Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Competitive Bid Loans on behalf of its Designating Lender pursuant to §2.10 after the Borrower has accepted a Competitive Bid Loan (or portion thereof) of such Designating Lender, and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the other Lenders for each and every of the obligations of the Designating Lender and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations hereunder and any sums otherwise payable to the Borrower by the Designated Bank.  Each Designating Lender shall serve as the administrative agent of the Designated Bank and shall on behalf of, and to the exclusion of, the Designated Bank: (i) receive any and all payments made for the benefit of the Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents.  Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Bank and shall not be signed by the Designated Bank on its own behalf but shall be binding on the Designated Bank to the same extent as if actually signed by the Designated Bank.  The Borrower, the Agent, and Lenders may rely thereon without any requirement that the Designated Bank sign or acknowledge the same.  No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Bank.

§19.  NOTICES, ETC.  (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by Telecopier, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower or any Guarantor, at 500 Chesterfield Parkway, Malvern, PA 19355, Attention: Chief Financial Officer, facsimile: (610) 644-4129 or at such other address for notice as the Borrower shall last have furnished in writing to the Agent;

(ii)           if to the Agent, the L/C Issuer or the Swingline Lender, at 101 South Tryon Street, 15th Floor, NC1-002-15-36, Charlotte, North Carolina 28255, Attention: Kimberly D. Williams, Agency Management, facsimile: (704) 409-0650, telephone: (980) 387-5448 or such other address for notice as the Agent shall last have furnished in writing to the Borrower, with a copy to the Agent at the Agent’s Head Office; or

(iii)          if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to §2 if such Lender or the L/C Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such section by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Agent’s transmission of Borrower Materials through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of the Borrower, the Agent, the L/C Issuer and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Agent, the L/C Issuer and the Swingline Lender.  In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)           Reliance by the Agent, L/C Issuer and Lenders.  The Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Request and Swingline Loan Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

§20.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  EACH OF THE BORROWER AND THE COMPANY, ON BEHALF OF ITSELF AND EACH GUARANTOR, IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY GUARNATOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH OF THE BORROWER AND THE COMPANY, ON BEHALF OF ITSELF AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN §19.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

§21.  HEADINGS.  The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§22.  COUNTERPARTS.  This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means (including via “pdf” files) shall be effective as delivery of a manually executed counterpart of this Agreement; provided, that at the request of any party, each party shall confirm such facsimile or electronic transmission by providing duplicate original counterparts.

§23.  ENTIRE AGREEMENT.  The Loan Documents, the Fee Letter and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §25.

§24.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

§25.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Requisite Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to §12.2) without the written consent of such Lender (other than changes in the Commitments pursuant to §2.2);

(b)           postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this §25) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Super-Majority Lenders shall be necessary to amend the determination or amount of the default rate in §4.9 or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the default rate in §4.9;

(d)           change §12.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e)           change any provision of this Section or the definition of “Requisite Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(f)            release the Borrower from the Obligations, release all or substantially all of any collateral pledged to the Agent hereunder or release a Guarantor from the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor (other than the Company) is permitted pursuant to §14.10 (in which case such release may be made by the Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

§26.  SEVERABILITY.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this §26, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

§27.  ACKNOWLEDGMENTS.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent and the Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

The Borrower hereby acknowledges that: (i) neither the Agent nor any Lender has any fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents; (ii) the relationship in connection herewith between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor and (iii) no joint venture or partnership among any of the parties hereto is created hereby or by the other Loan Documents, or otherwise exists by virtue of the Facility or the Loans.

§28.  NO WAIVER; CUMULATIVE REMEDIES.  No failure by any Lender, the L/C Issuer or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower and the Guarantors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with §12.2 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with §13 (subject to the terms of §4.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Guarantor under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Requisite Lenders shall have the rights otherwise ascribed to the Agent pursuant to §12.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to §4.13, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

§29.  INTEREST RATE LIMITATION.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

§30.  USA PATRIOT ACT NOTICE.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and Guarantor and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

§31.  REPLACEMENT OF LENDERS.  If any Lender requests compensation under §4.5 or 4.6, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §4.4, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, §18), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Agent the assignment fee specified in §18(b);

(b)           such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §4.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under §4.5 or 4.6 or payments required to be made pursuant to §4.4, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

§32.  TRANSITIONAL ARRANGEMENTS.

(a)           Existing Credit Agreement Superseded.  This Agreement shall supersede the Existing Credit Agreement in its entirety, except as provided in this §32.  On the Effective Date, the rights and obligations of the parties under each of the Existing Credit Agreement and the “Notes” defined therein shall be subsumed within and be governed by this Agreement and the Notes; provided however, that any of the “Outstanding Obligations” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall, for purposes of this Agreement, be Outstanding Obligations hereunder.  The Lenders’ interests in such Outstanding Obligations, and participations in such Letters of Credit shall be reallocated on the Effective Date in accordance with each Lender’s applicable Commitment Percentage.

(b)           Return and Cancellation of Notes.  Upon its receipt of the Notes to be delivered hereunder on the Effective Date, each Lender will promptly return to the Borrower, marked “Cancelled” or “Replaced”, the notes of the Borrower held by such Lender pursuant to the Existing Credit Agreement.

(c)           Interest and Fees under Existing Credit Agreement.  All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Existing Credit Agreement shall be calculated as of the Effective Date (prorated in the case of any fractional periods), and shall be paid on the Effective Date in accordance with the method specified in the Existing Credit Agreement as if such agreements were still in effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its general partner

By:	/s/ George J. Alburger, Jr.
Name: George J. Alburger, Jr.
Title: Chief Financial Officer

LIBERTY PROPERTY TRUST

By:	/s/ George J. Alburger, Jr.
Name: George J. Alburger, Jr.
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as a Lender and as Administrative Agent

By:	/s/ Michael W. Edwards
Name: Michael W. Edwards
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mohammad S. Hasan
Name: Mohammad S. Hasan
Title: Vice President

SUNTRUST BANK

By:	/s/ John M. Szeman
Name: John M. Szeman
Title: Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Charles J Cooke Jr
Name: Charles J Cooke Jr
Title: Senior Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Jayson M. Tonkon
Name: Jason M. Tonkon
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Shari L. Reams-Henofer
Name: Shari L. Reams-Henofer
Title: Senior Vice President

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

UBS LOAN FINANCE LLC

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Renee Lewis
Name: Renee Lewis
Title: Senior Vice President

CAPITAL ONE, N.A.

By:	/s/ Michael J. Vergura, Jr.
Name: Michael J. Vergura, Jr.
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Charles Stewart
Name: Charles Stewart
Title: Director

BRANCH BANKING & TRUST COMPANY

By:	/s/ Ahaz A. Armstrong
Name: Ahaz A. Armstrong
Title: Assistant Vice President

FIRST NIAGARA BANK, N.A.

By:	/s/ Kellie Anderson
Name: Kellie Anderson
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Bryan McFarland
Name: Bryan McFarland
Title: Vice President

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By:	/s/ Eric Y.S. Tsai
Name: Eric Y.S. Tsai
Title: V.P. & General Manager

EXHIBIT A

FORM OF NOTE

[Date]

$[                      ]

FOR VALUE RECEIVED, the undersigned, LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of                          (hereinafter, together with its successors in title and assigns, the “Lender”) at the Agent’s Head Office (as defined in the Credit Agreement referred to below), the principal sum of                            DOLLARS ($                    ) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011, among the Lender, the Borrower, Liberty Property Trust, the other lending institutions named therein and Bank of America, N.A., as administrative agent (the “Agent”) (as amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in §1.2 of the Credit Agreement shall be applicable to this Note.

The Borrower also promises to pay (a) principal from time to time at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount from time to time unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement.  Late charges and other charges and default rate interest shall be paid by Borrower in accordance with the terms of the Credit Agreement.  The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date.  The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement.  Such notations shall, to the extent not inconsistent with the notations made by the Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in Dollars as specified in the Credit Agreement in immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement.  The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Credit Agreement.  The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower, and all Real Estate Assets and other properties shall be available for the payment and performance of this Note, the interest accrued on this Note, and all of such other Obligations.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW TO THE EXTENT THAT WOULD REQUIRE APPLICATION OF SUBSTANTIVE LAWS OF ANOTHER JURISDICTION).

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	LIBERTY PROPERTY TRUST,
its general partner

By:
Name:
Title:

LOANS AND PRINCIPAL PAYMENTS

	Amount of Loan Made		Interest Period	Amount of Principal Repaid		Unpaid Principal Balance
Date	Prime Rate	Eurocurrency Rate	(If Applicable)	Prime Rate	Eurocurrency Rate	Prime Rate	Eurocurrency Rate	Total	Notation Made By

EXHIBIT B

FORM OF LOAN REQUEST

Liberty Property Limited Partnership
500 Chesterfield Parkway

Malvern, PA 19355

[Date]

Bank of America, N.A., as Agent

Bank of America Plaza

901 Main Street

TX1-492-14-05

Dallas, Texas  75202-3714

Attention:  Betty Canales (Fax: (214) 290-8377)

Ladies and Gentlemen:

Re:          Loan Request under Third Amended and Restated Credit Agreement dated as of October [    ], 2011.

This Loan Request is delivered pursuant to §2.5 of the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), Bank of America, N.A. and the other lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent for itself and the Lenders (the “Agent”) and the other parties thereto (as amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definitions herein shall have the meaning given to them in the Credit Agreement.

We hereby request that the Lenders make a Loan under the Credit Agreement as follows:

(A)          Principal amount requested

(B)           Proposed Borrowing Date(1)

(C)           Interest Period(2)

(D)          Type of Borrowing(3)

(1)  Shall be a Business Day at least (a) one (1) Business Day in the case of a Base Rate Loan, or (b) two (2) Business Days in the case of a Eurocurrency Rate Loan, in each case after the date hereof.

(2)  For any Eurocurrency Rate Loan 1, 2, or 3 months.

(E)           Revolving Availability as of the date hereof

(F)           This Loan Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.5 of the Credit Agreement.

The undersigned hereby further certifies to you that it is in compliance with the covenants specified in §9.1 through §9.7 of the Credit Agreement, and will remain in compliance with such covenants after the making of the requested Loan, as evidenced by a Compliance Certificate in the form of Exhibit C to the Credit Agreement of even date, herewith delivered to you simultaneously with this Loan Request.  We also understand that if you grant this request, this request obligates us to accept the requested Loan on such date.

The undersigned hereby certifies to you, in accordance with the provisions of §11.1 of the Credit Agreement, that (i) the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith, were true as of the date as of which they were made, are also true at and as of the date hereof, and will also be true at and as of the proposed Borrowing Date of the Loan requested hereby, in each case except as otherwise permitted pursuant to the provisions of §11.1 of the Credit Agreement, (ii) the Borrower has performed and complied with all terms and conditions required by §11.1 of the Credit Agreement to be performed by it on or prior to the Borrowing Date, and (iii) no Default or Event of Default has occurred and is continuing, or is reasonably likely to occur as a result of making the Loan requested herein.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Person to be Paid

Amount to be	Name, Account No.,
Transferred	Address, etc.

$

Attention:
Account No.:

$

Attention:
Account No.:

[Remainder of page intentionally left blank]

(3)  The Borrower shall indicate whether the requested Borrowing is for a Base Rate Loan or Eurocurrency Rate Loan.

Very truly yours,

Liberty Property Limited Partnership

By:	Liberty Property Trust,
its general partner

By:
Name:
Title:

[ATTACH COMPLIANCE CERTIFICATE]

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Liberty Property Limited Partnership

500 Chesterfield Parkway

Malvern, PA  19355

[Date]

Liberty Property Trust, general partner of Liberty Property Limited Partnership (the “Borrower”), hereby certifies as of the date hereof the following:

1.             No Defaults.  The Responsible Officer signing this Compliance Certificate on behalf of the Borrower has read a copy of the Third Amended and Restated Credit Agreement dated as of October [    ], 2011 (as amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”), among the Borrower, LIBERTY PROPERTY TRUST (the “Company”), BANK OF AMERICA, N.A., the other lending institutions party thereto, and BANK OF AMERICA, N.A., as administrative agent (the “Agent”).  Terms used herein and not otherwise defined herein shall have the meanings set forth in §1.1 of the Credit Agreement.  No Default is continuing in the performance or observance of any of the covenants, terms or provisions of the Credit Agreement or any of the other Loan Documents.  Without limiting the foregoing, the Borrower has not taken any actions which are prohibited by the negative covenants set forth in §8 of the Credit Agreement.  Attached hereto as Appendix I are all relevant calculations needed to determine whether the Borrower is in compliance with §9.1 through §9.7, inclusive, and §8.2(g), and §8.6 of the Credit Agreement as of the end of the most recently completed fiscal quarter (except that in the case of Compliance Certificates delivered pursuant to §2.5(a), §2.10(k), §11.1 or §7.13, the calculations determining compliance with §9.1, §9.2 and §9.3 have been computed on a pro forma basis after giving effect to the proposed transaction and, if the list of Unencumbered Properties attached hereto has been updated since the list attached to the most recent Compliance Certificate delivered pursuant to §7.4(d), Value of All Unencumbered Properties and Unencumbered Net Operating Income have been computed on the basis of such updated list).

2.             No Material Changes, Etc.  Except as disclosed on Appendix II hereto, since the Balance Sheet Date, there has been no event or circumstance in the business, operations, financial or other conditions or prospects of the Borrower, the Company or any other Related Company, that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.             No Materially Adverse Contracts, Etc.  Neither the Borrower nor the Company is subject to any charter, corporate, trust, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected, in the reasonable judgment of the Company’s officers, in the future to have a Materially Adverse Effect.  Neither the Borrower nor the Company is a party to any contract or agreement that has or is expected, in the reasonable judgment of the Company’s officers, to have a Materially Adverse Effect.

4.             [Include for Compliance Certificates delivered pursuant to §7.4(d) and §7.13 and for other Compliance Certificates as described in §5.1]. Attached hereto as Appendix III is a list of the Unencumbered Properties as of                           .  The Borrower certifies that each of the Real Estate Assets listed on Appendix III satisfied on said date, each of the conditions set forth in the definition of Unencumbered Property, except to the extent that waivers may have been granted pursuant to §5.2.  Appendix III lists for each Unencumbered Property, its street address, name of the owner, number of square feet and number of leased square feet.

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	LIBERTY PROPERTY TRUST,
its general partner

By:
Name:
Title:

EXHIBIT D

FORM OF SWINGLINE LOAN REQUEST

Liberty Property Limited Partnership
500 Chesterfield Parkway

Malvern, PA 19355

[Date]

Bank of America, N.A., as Agent

Bank of America Plaza

901 Main Street

TX1-492-14-05

Dallas, Texas  75202-3714

Attention:  Betty Canales (Fax: (214) 290-8377)

Ladies and Gentlemen:

Re:          Swingline Loan Request under Third Amended and Restated Credit Agreement dated as of October [    ], 2011

Pursuant to §2.8(b) of the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust, BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for itself and the other Lenders (the “Agent”) (as amended, restated, replaced, supplemented or otherwise modified, the “Credit Agreement”), we hereby request that the Swingline Lender make a Swingline Loan as follows:

(i)            Principal amount requested: $

(ii)           Proposed Borrowing Date:

This Swingline Loan Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.8 of the Credit Agreement.  As provided therein, all Swingline Loans are Base Rate Loans.

The undersigned hereby further certifies to you that it is in compliance with the covenants specified in §9.1 through §9.7 of the Credit Agreement, and will remain in compliance with such covenants after the making of the requested Swingline Loan.  The Borrower also certifies that after giving full effect to the requested Loans the aggregate principal amount of all outstanding Swingline Loans is less than or equal to $60,000,000.

We also understand that if you grant this request this request obligates us to accept the requested Swingline Loan on such date. All terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.

The undersigned hereby certifies to you, in accordance with the provisions of §11.1 of the Credit Agreement, that (i) the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith were true as of the date as of which they were made, are also true at and as of the date hereof, and will also be true at and as of the proposed Borrowing Date of the Swingline Loan requested hereby, in each case except as otherwise permitted pursuant to the provisions of §11.1 of the Credit Agreement, (ii) the Borrower has performed and complied with all terms and conditions required by §11.1 of the Credit Agreement to be performed by it on or prior to the Borrowing Date, and (iii) no Default or Event of Default has occurred and is continuing, or will occur as a result of the making of the Loan requested herein.

Very truly yours,

Liberty Property Limited Partnership

By:	Liberty Property Trust,
its general partner

By:
Name:
Title:

EXHIBIT E

FORM OF

ASSIGNMENT AND ASSUMPTION

[Dated]

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the effective date set forth below (the “Effective Date”) and is entered into by and between                                                  (the “Assignor”) and                                               (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent (as contemplated below), (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit and Swingline Loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of (1)]

3.	Borrower:	Liberty Property Limited Partnership

4.	Agent:	Bank of America, N.A., as administrative agent under the Credit Agreement

(1) Select Lender as applicable.

5.	Credit Agreement:

The Third Amended and Restated Credit Agreement, dated as of October [   ], 2011, by and among Liberty Property Limited Partnership (the “Borrower”), Liberty Property Trust, Bank of America, N.A., the other lenders party thereto (the “Lenders”), and the Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders (including any Letter of Credit Draws) *	Amount of Commitment/Loans Assigned *	Percentage Assigned of Commitment/ Loans(2)		CUSIP Number
Base Rate Loans	$	$		%
Eurocurrency Rate Loans	$	$		%
Competitive Bid Loans	$	$		%
Letter of Credit participations interest	$	$		%
Swingline Loan participations interest	$	$		%

[7.            Trade Date:                            ](3)

Effective Date:                                    , 20       [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A.,
acting in its capacity as Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
acting in its capacity as Swingline Lender

By:
Name:
Title:

BANK OF AMERICA, N.A.,
acting in its capacity as L/C Issuer

By:
Name:
Title:

[Consented to:

LIBERTY PROPERTY LIMITED PARTNERSHIP,

By:	Liberty Property Trust,
its general partner

By:
Name:
Title:](4)

(4) To the extent required under the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, Liberty Property Trust (the “Company”), any other Guarantor, or any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, the Company, any Guarantor, or any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements of an Eligible Assignee under the Credit Agreement (subject to the receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to §6.4 and §7.4 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (viii) if the Assignee is not already a Lender under the Credit Agreement, attached to this Assignment and Assumption is an administrative questionnaire, in a form acceptable to the Agent, duly completed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts, which have accrued to, but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.     General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF LETTER OF CREDIT APPLICATION

Liberty Property Limited Partnership
500 Chesterfield Parkway
Malvern, PA  19355

[Date]

[Trade Finance Operations

1 Fleet Way, 2nd Floor

(Fax: (800) 755-8743)

Scranton, PA  19507]

Bank of America, N.A., as Agent

Bank of America Plaza

901 Main Street

TX1-492-14-05

Dallas, Texas  75202-3714

Attention:  Betty Canales (Fax: (214) 290-8377)

Ladies and Gentlemen:

Re:          Letter of Credit Application under the Third Amended and Restated Credit Agreement dated as of October [    ], 2011

Pursuant to §2.9 of the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011, among you, the lending institutions which are or may become parties thereto from time to time, other parties thereto, and us (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), we hereby request that you issue a Letter of Credit as follows:

(i)            Name and address of beneficiary:

(ii)           Face amount: $

(iii)          Proposed Issuance Date:

Proposed Expiration Date(1):

(iv)          Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

(1) Each Letter of Credit shall have an initial term of not more than one (1) year, and shall expire no later than fifteen (15) days prior to the Maturity Date, except as otherwise provided in the Credit Agreement.

(v)           Purpose of Letter of Credit:

This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.9 of the Credit Agreement.

The undersigned hereby certifies to you that it is in compliance with the covenants specified in §9.1 through §9.7 of the Credit Agreement, and will remain in compliance with such covenants after the outstanding balance of the Loans is adjusted to include the face amount of the requested Letter of Credit.

Pursuant to §2.9(a) of the Credit Agreement, the undersigned hereby further certifies that after giving effect to all Letters of Credit (i) the aggregate Credit Exposure of all the Lenders does not exceed the Maximum Credit Amount; (ii) the Credit Exposure of any Lender (excluding the Competitive Bid Loans owed to such Lender) does not exceed such Lender’s Commitment; and (iii) the outstanding amount of the Letter of Credit Obligations does not exceed the Letter of Credit Sublimit of $35,000,000.

We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by §2.9(h) and §2.9(i). All terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.

The undersigned hereby certifies to you, in accordance with the provisions of §11.1 of the Credit Agreement, that (i) the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith were true as of the date as of which they were made, are also true at and as of the date hereof, and will also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, in each case except as otherwise permitted pursuant to the provisions of §11.1 of the Credit Agreement, (ii) the Borrower has performed and complied with all terms and conditions required by §11.1 of the Credit Agreement to be performed by it on or prior to the issuance date of this Letter of Credit, (iii) and no Default or Event of Default has occurred and is continuing, or will occur as a result of the issuance of the Letter of Credit requested herein.

Very truly yours,

Liberty Property Limited Partnership

By:	Liberty Property Trust,
its general partner

By:
Name:
Title:

[ATTACH LETTER OF CREDIT APPLICATION, IF APPLICABLE]

[EXHIBIT G]

[RESERVED]

EXHIBIT H

FORM OF COMPETITIVE BID QUOTE REQUEST

Liberty Property Limited Partnership
500 Chesterfield Parkway

Malvern, PA  19355

[Date]

Bank of America, N.A., as Agent

Bank of America Plaza

901 Main Street

TX1-492-14-05

Dallas, Texas  75202-3714

Attention:  Betty Canales (Fax: (214) 290-8377)

Ladies and Gentlemen:

Re:          Competitive Bid Quote Request under Third Amended and Restated Credit Agreement dated as of October [    ], 2011

Pursuant to §2.10 of the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust, BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for itself and the other Lenders (the “Agent”), we hereby request that the Agent obtain quotes for Competitive Bid Loans based upon the following:

1.             The requested Borrowing Date(s), amounts and Interest Periods of the Competitive Bid Loans shall be as follows:

Borrowing Dates	Amount requested(1)	Interest Period

2.             The aggregate amount of the requested Competitive Bid Loans shall be $              .

(1) The Dollar amount of any requested Competitive Bid Loan shall be a minimum of $3,000,000 and integral multiples of $1,000,000.

3.             Dollar amount of all Competitive Bid Loans currently outstanding is $                    .

4.             Type of Loan requested:                               .

This Competitive Bid Quote Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.10 of the Credit Agreement.  The undersigned hereby certifies to you that the Borrower maintains the required ratings from the Ratings Agencies to request a Competitive Bid Loan under the Credit Agreement in accordance with §2.10.

The undersigned hereby further certifies to you that it is in compliance with the covenants specified in §9.1 through §9.7 of the Credit Agreement, and will remain in compliance with such covenants after the making of the requested Competitive Bid Loans, as evidenced by a Compliance Certificate in the form of Exhibit C to the Credit Agreement of even date herewith delivered to you simultaneously with this Competitive Bid Quote Request.

The undersigned hereby certifies to you, in accordance with the provisions of §11.1 of the Credit Agreement, that (i) the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith were true as of the date as of which they were made, are also true at and as of the date hereof, and will also be true at and as of the proposed Borrowing Date of the Competitive Bid Loans requested hereby, in each case except as otherwise permitted pursuant to the provisions of §11.1 of the Credit Agreement, (ii) the Borrower has performed and complied with all the terms and conditions required by §11.1 of the Credit Agreement to be performed by it on or prior to the Borrowing Date, and (iii) no Default or Event of Default has occurred and is continuing, or will occur as a result of making the Loans requested herein.

Very truly yours,

Liberty Property Limited Partnership

By:	Liberty Property Trust,
its general partner

By:
Name:
Title:

[ATTACH COMPLIANCE CERTIFICATE]

EXHIBIT I

FORM OF INVITATION FOR COMPETITIVE BID QUOTES

             , 20

To:          Each Lender that is a party to the Third Amended and Restated Credit Agreement identified below

Re:          Invitation for Competitive Bid Quotes

Reference is hereby made to that certain Third Amended and Restated Credit Agreement, dated as of October [    ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust, BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for itself and the other Lenders (the “Agent”).  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to §2.10 of the Credit Agreement, you are invited to submit a competitive bid quote to the Borrower for the following proposed Competitive Bid Loan(s):

Requested Borrowing Date	Principal Amount	Interest Period

All Competitive Bid Quotes should specify a Competitive Bid margin and must be submitted to the Agent by facsimile transmission at its offices as specified in or pursuant to §19 of the Credit Agreement not later than (a) 10:00 a.m.(eastern time) on the third Business Day prior to the proposed Borrowing Date. Quotes received after these deadlines will not be forwarded to the Borrower.

Submitted bids must be for $1,000,000 or a larger multiple of $500,000 and may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested.  All Competitive Bid Quotes should be submitted in substantially the form of Exhibit J to the Credit Agreement.  Please follow-up your submitted written bids with telephone verification to confirm receipt.

Very truly yours,

Bank of America, N.A., as Agent

By:

EXHIBIT J

FORM OF COMPETITIVE BID QUOTE

[Date]

Bank of America, N.A., as Agent

Bank of America Plaza

901 Main Street

TX1-492-14-05

Dallas, Texas  75202-3714

Attention:  Betty Canales (Fax: (214) 290-8377,

Email: betty.l.canales@baml.com)

Ladies and Gentlemen:

Re:          Competitive Bid Quote to Liberty Property Limited Partnership

This Competitive Bid Quote is given in accordance with §2.10 of the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust, BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for itself and the other Lenders (the “Agent”).  Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

In response to the Competitive Bid Quote Request of the Borrower, dated                                 , 20    , we hereby make the following Competitive Bid Quote on the following terms:

1.             Quoting Lender:

2.             Person to contact at Quoting Lender:

3.             Borrowing Date:

4.             We hereby offer to make Competitive Bid Loan(s) in the following maximum principal amounts for the following Interest Period(s) and at the following rates:

Maximum Principal Amount(1) $	Interest Period	Competitive Bid Margin

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) [is][are] accepted, in whole or in part.

Very truly yours,

[NAME OF LENDER]

By:
Name:
Title:

(1) This Dollar amount shall be a minimum of $1,000,000 and an integral multiple of $500,000 and may be greater than the Commitment of the Quoting Lender.

EXHIBIT K

FORM OF NOTICE OF ACCEPTANCE OR
NON-ACCEPTANCE OF COMPETITIVE BID QUOTE(S)

[Date]

Bank of America, N.A., as Agent

Bank of America Plaza

901 Main Street

TX1-492-14-05

Dallas, Texas  75202-3714

Attention:  Betty Canales (Fax: (214) 290-8377)

Ladies and Gentlemen:

Under §2.10 of the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust, BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), and BANK OF AMERICA N.A., as administrative agent for itself and the other Lenders (the “Agent”), this response is given with respect to the Competitive Bid Loan Quotes for Loans to be made on the following Requested Borrowing Date: [                   , 20    ]

Liberty Property Limited Partnership hereby accepts the following Competitive Bid Quote(s):

Lender	Borrowing Date	Competitive Bid Margin	Interest Period	Principal Amount Accepted

Liberty Property Limited Partnership hereby rejects the following Competitive Bid Quote(s):

Lender	Borrowing Date	Competitive Bid Margin	Interest Period	Principal Amount Accepted

The accepted and rejected Competitive Bid Quotes described above constitute all Competitive Bid Quotes submitted by the Lenders in accordance with §2.10 of the Credit Agreement.

Very truly yours,

Liberty Property Limited Partnership

By:	Liberty Property Trust,
its general partner

By:
Name:
Title:

EXHIBIT L

FORM OF JOINDER AGREEMENT

[Date]

Bank of America, N.A., as Agent

101 South Tyron Street, 15th Floor

NC1-002-15-36

Charlotte, North Carolina  28255

Attention:  Kimberly D. Williams, Agency Management (Fax: (704) 409-0650)

Reference is made to the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust, BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for itself and the other Lenders (the “Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Reference is further made to the Guaranty, dated as of October [    ], 2011 by the Guarantors in favor of the Agent and the Lenders (the “Guaranty”):

The undersigned,                                 , a                                  (“New Guarantor”) certifies that it is (a) a Related Company that is at least 85% owned by the Borrower and (b) owns or leases an Unencumbered Property and is liable for Indebtedness, and therefore is required to become a Guarantor pursuant to the definition of Unencumbered Property in §1.1 of the Credit Agreement.  In order to satisfy the requirements contained in §5.6 of the Credit Agreement, and for other good and valuable consideration, the New Guarantor hereby agrees to be bound as a Guarantor by all of the terms, covenants and conditions set forth in the Credit Agreement and the Guaranty to the same extent that it would have been bound if it had been a signatory to the Agreement and the Guaranty on the Effective Date of the Credit Agreement.  The New Guarantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Guarantor contained in the Credit Agreement.  From and after the date hereof, all references in the Loan Documents to the “Guarantors” shall for all purposes be deemed to include the undersigned.

The New Guarantor hereby waives presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of the Guaranty, and also hereby assents to extensions of time of payment or forbearance or other indulgences without notice.

This Joinder Agreement and the obligations of the New Guarantor hereunder shall be governed by, interpreted and construed in accordance with all of the same provisions applicable under the Credit Agreement and the Guaranty including, without limitation, all definitions set forth in §1.1, the rules of interpretation set forth in §1.2, the provisions relating to governing law set forth in §20, the provisions relating to counterparts in §22 and the provision relating to severability in §26.  The New Guarantor acknowledges that it has waived its right to a jury trial with respect to any action or claim arising out of this Joinder Agreement, the Credit Agreement and the Guaranty.

IN WITNESS WHEREOF, the New Guarantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the                                    day of                         , 20    .

[Name of New Guarantor]

By:
Name:
Title:

EXHIBIT M

FORM OF GUARANTY

Guaranty, dated as of October [    ], 2011, by and among the undersigned and such other Persons which may become party hereto from time to time by executing a joinder (in the form of Appendix 1 hereto) (each a “Guarantor” and collectively the “Guarantors”), in favor of each of the Lenders (as defined herein) and Bank of America, N.A., as administrative agent (the “Agent”) for itself and for the other financial institutions (the “Lenders”) which are or may become parties to the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011, among Liberty Property Limited Partnership, a Maryland limited partnership (the “Borrower”), Liberty Property Trust, the Agent, and the Lenders (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower, the Agent, the Lenders and the other parties thereto have entered into the Credit Agreement;

WHEREAS, the Borrower and each Guarantor are members of a group of related entities, the success of each of which is dependent in part on the success of the other members of such group;

WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Agent’s and the Lenders’ willingness to extend, and to continue to extend, credit to the Borrower under the Credit Agreement that each Guarantor execute and deliver this Guaranty; and

WHEREAS, each Guarantor wishes to guaranty the Borrower’s obligations to the Lenders and the Agent under and in respect of the Credit Agreement as herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Guaranty of Payment and Performance of Obligations.  In consideration of the Lenders extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrower, each Guarantor hereby jointly and severally, absolutely, irrevocably and unconditionally guarantees to the Agent and each Lender that the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Agent’s Head Office, (i) all indebtedness, obligations and liabilities of the Borrower to any of the Lenders and the Agent, individually or collectively, under the Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of the Credit

Agreement or arising or incurred thereafter, direct or indirect, secured or unsecured, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against such Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws; and (ii) without limitation of the foregoing, all reasonable fees, costs and expenses incurred by the Agent or the Lenders in attempting to collect or enforce any of the foregoing, accrued in each case to the date of payment hereunder (collectively the “Obligations” and individually an “Obligation”).  This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that any Lender or the Agent first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Obligations which any Lender or the Agent now has or may acquire after the date hereof or upon any other contingency whatsoever.  Upon any Event of Default which is continuing by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Agent, become forthwith due and payable to the Agent and to the Lender or Lenders owed the same without demand or notice of any nature, all of which are expressly waived by each Guarantor, except for notices required to be given to the Borrower under the Loan Documents. The Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.  Payments by the Guarantors hereunder may be required by any Lender or the Agent on any number of occasions.

2.             Guarantor’s Further Agreements to Pay.  Each Guarantor further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to each Lender and the Agent forthwith upon demand, in funds immediately available to such Lender or the Agent, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Agent or such Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time after such amounts become due at the default rate of interest set forth in the Credit Agreement; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

3.             Payments.  Each Guarantor jointly and severally covenants and agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto.  Without limiting the generality of the foregoing, each Guarantor’s obligations hereunder with respect to any Obligation shall not be discharged by a payment in a currency other than the currency in which the Obligation is denominated (the “Obligation Currency”) or at a place other than the place specified for the payment of the Obligation, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Obligation Currency and transferred to the Agent’s Head Office, under normal banking procedures does not yield the amount of Obligation Currency due thereunder.

4.             Taxes.  All payments hereunder shall be made without any counterclaim or set-off, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature (“Taxes”), which are now or may hereafter be imposed, levied or assessed by the United States or any political subdivision or taxing authority thereof (or any non-United States jurisdiction in which there is Real Estate) on payments hereunder, all of which will be for the account of and paid by the Guarantors.  If for any reason, any such reduction is made or any Taxes are paid by the Agent or any Lender (except for taxes on income or profits of such Agent or Lender), each Guarantor jointly and severally agrees to pay to the Agent or such Lender such additional amounts as may be necessary to ensure that the Agent or such Lender receives the same net amount which it would have received had no reduction been made or Taxes paid.  Each Guarantor will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder.  The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

5.             Liability of each Guarantor.  The Agent and each Lender have and shall have the absolute right to enforce the liability of each Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty or against any other Guarantor, and the release or discharge of any Guarantor or other guarantor of any Obligations shall not affect the continuing liability of each Guarantor hereunder that has not been released or discharged.

It is the intention and agreement of each Guarantor, the Agent and the Lenders that the obligations of each Guarantor under this Guaranty shall be joint and several and valid and enforceable against each Guarantor to the maximum extent permitted by applicable law.  Accordingly, if any provision of this Guaranty creating any obligation of any Guarantor in favor of the Agent and the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Agent and the Lenders that any balance of the obligation created by such provision and all other obligations of each of the other Guarantors to the Agent and the Lenders created by other provisions of this Guaranty shall remain valid and enforceable.  Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Agent or the Lenders may be otherwise entitled to collect from any Guarantor under this Guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to such

Guarantor’s obligations under this Guaranty, it is the stated intention and agreement of the Guarantors, the Agent and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Agent and the Lenders from each of the other Guarantors, jointly and severally.

6.             Representations and Warranties; Covenants.  (a) Each Guarantor hereby makes and confirms the representations and warranties made on its behalf by the Borrower pursuant to §6 of the Credit Agreement, as if such representations and warranties were set forth herein.  Each Guarantor hereby agrees to perform the covenants set forth in §§7 and 8 of the Credit Agreement (to the extent such covenants expressly apply to the Guarantor) as if such covenants were set forth herein.  Each Guarantor acknowledges that it is, on a collective basis with the Borrower and all other “Guarantors” (as defined in the Credit Agreement), bound by the covenants set forth in §9 of the Credit Agreement.  Each Guarantor hereby confirms that it shall be bound by all acts or omissions of the Borrower pursuant to the Credit Agreement.

(b)           Each Guarantor is a limited liability company, limited partnership, corporation, or other legal entity, as applicable, duly formed or organized, validly existing and in good standing under the laws of the state of its formation or organization and each other state in which its business necessitates it to foreign qualify; each Guarantor has all requisite limited liability company, limited partnership, corporate or other legal entity power, as applicable, to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and such Guarantor is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Properties or other Real Estate owned or ground-leased by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on any of its businesses, assets or financial condition.  The execution, delivery and performance of this Guaranty and the transactions contemplated hereby (i) are within the authority of such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Guarantor and any member, manager, or other controlling Person thereof, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Guarantor, (iv) do not conflict with any provision of the Certificate of Organization or Formation, the limited liability company agreement, articles of incorporation, bylaws, or other authority documents of such Guarantor or the authority documents of any controlling Person thereof, and (v) do not contravene any provisions of, or constitute a default, Default or Event of Default hereunder or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to such Guarantor or any of such Guarantor’s properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of such Guarantor) or result in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of such Guarantor.

(c)           The Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligations of each Guarantor, subject only to applicable bankruptcy,

insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general equitable principles.

(d)           The execution, delivery and performance by each Guarantor of this Guaranty and the transactions contemplated hereby do not require (i) the approval or consent of any governmental agency or authority other than those already obtained, or (ii) filing with any governmental agency or authority, other than filings which will be made with the SEC when and as required by law.

7.             Effectiveness.  The obligations of each Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred.  No invalidity, irregularity or unenforceability of the Obligations by reason of applicable bankruptcy laws or any other similar law, or by reason of any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations, shall impair, affect, be a defense to or claim against the obligations of any Guarantor under this Guaranty.

8.             Freedom of Lender to Deal with Borrower and Other Parties.  The Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Agent or such Lender in its sole discretion deems fit, and to this end each Guarantor gives to the Agent and each Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrower or of any other party to the Agent or such Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Agent or any Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

9.             Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties.  If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal debtor on all such Obligations.  This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

10.           Waivers by Guarantor.  Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Lender to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Lender ‘s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

11.           Restriction on Subrogation and Contribution Rights.  Notwithstanding any other provision to the contrary contained herein or provided by applicable law, unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full, each Guarantor hereby irrevocably defers and agrees not to enforce any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against the Borrower on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Agent or any Lender or any affiliate of the Agent or any Lender.  In addition, each Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability it may have to the Borrower unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full.

Subject to the foregoing and the indefeasible performance and payment in full of the Obligations, each Guarantor acknowledges that all other “Guarantors” shall have contribution rights against such Guarantor in accordance with applicable law and in accordance with each such Person’s benefits received under the Credit Agreement and the Loans.

12.           Subordination.  Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Lender or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations.  If the Lender so requests, any such obligation or indebtedness of the Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Lender and the proceeds thereof shall be paid over to the Lender on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

13.           Setoff.  If and to the extent any payment is not made when due hereunder, the Lender may setoff and charge from time to time and amount so due against any or all of the Guarantors’ accounts or deposits with the Lender.

14.           Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower by reason of applicable bankruptcy laws or any other similar law, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Lender.

15.           Demands.  Any demand on or notice made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a)           if to the Guarantors, at:

Liberty Property Trust
500 Chesterfield Parkway,
Malvern, PA 19355
Attention:	Chief Financial Officer

or at such other address for notice as the Guarantors shall last have furnished in writing to the Agent with a copy to:

Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
Attention:	Michael Sherman, Esq.

or at such other address for notice as the Guarantors shall last have furnished in writing to the Agent; and

(b)           if to the Agent, at

Bank of America, N.A.
101 South Tyron Street 15th Floor
NC1-002-15-36
Charlotte, North Carolina 28255
Attention:	Kimberly D. Williams, Agency Management
Fax: (704) 409-0650)

or at such other address for notice as the Agent shall last have furnished in writing to the Guarantors; and

Bingham McCutchen, LLP,
One Federal Street
Boston, Massachusetts 02110-1726
Attention:	Stephen M. Miklus, Esq.

or at such other address for notice as the Agent shall last have furnished in writing to the Guarantors; and

(c)           if to any Lender, at such Lender’s address as set forth in Schedule 1.2 to the Credit Agreement or as shall have last been furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile or (ii) if sent by registered or certified first-class mail, postage prepaid, return receipt requested, on the fifth Business Day following the mailing thereof.

16.           Condition of Borrower.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any other guarantor as such Guarantor requires, and that the Lender has no duty, and such Guarantor is not relying on the Lender at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the guarantor waiving any duty on the part of the Lender to disclose such information and any defense relating to the failure to provide the same).

17.           Indemnification and Survival.  Without limitation on any other obligations of the Guarantors or remedies of the Lender under this Guaranty, each Guarantor shall jointly and severally, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Lender in connection with or as a result of any failure of any Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.  The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

18.           Expenses.  The Guarantors agree to pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Lender’s rights under this Guaranty or in respect of the Obligations, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights of the Lender in any proceeding relating to applicable bankruptcy laws or any other similar law, or otherwise.  The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

19.           Amendments, Waivers, Etc.  No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Agent and the Guarantors expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein.  No course of dealing or delay or omission on the part of the Agent or the Lenders or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

20.           Further Assurances.  Each Guarantor at its sole cost and expense agrees to do all such things and execute, acknowledge and deliver all such documents and instruments as the Agent from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Agent and the Lenders hereunder.

21.           Miscellaneous Provisions.  This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of New York and shall inure to the benefit of the Agent, each Lender and its respective successors in title and assigns permitted under the Credit Agreement, and shall be binding on each Guarantor and each Guarantor’s successors in title, assigns and legal representatives.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.  Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

23.           GOVERNING LAW; Assignment; Jurisdiction.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.  This Guaranty shall (a) bind the Guarantors and the Guarantors’ successors and assigns, provided that the Guarantors may not assign their rights or obligations under this Guaranty without the prior written consent of the Lender (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Lender and its successors and assigns and the Lender may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Obligations and this Guaranty, in whole or in part.  Each Guarantor hereby irrevocably (i) submits to the non exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and nay appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by the Lender in connection with such action or proceeding shall be binding on a Guarantor if sent to such Guarantor by registered or certified mail at the address specified above or such other address as from time to time notified by such Guarantor.  The Guarantors agree that the Lender may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Obligations any and all information in the Lender’s possession concerning the Guarantors, this Guaranty and any security for this Guaranty.

24.           WAIVER OF JURY TRIAL.  EXCEPT TO THE EXTENT SUCH WAIVER IS EXPRESSLY PROHIBITED BY LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JURISDICTION AND IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY, THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, AMONG THE GUARANTORS, THE BORROWER, THE AGENT AND/OR THE LENDERS.  THIS WAIVER OF JURY TRIAL SHALL BE EFFECTIVE FOR EACH AND EVERY DOCUMENT EXECUTED BY THE GUARANTORS, THE AGENT OR THE LENDERS AND DELIVERED TO THE AGENT OR THE LENDERS, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENTS SHALL CONTAIN SUCH A WAIVER OF JURY TRIAL.  EACH GUARANTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first above written.

GUARANTOR

By:
Name:
Title:

EXHIBIT N

FORM OF DESIGNATED BANK NOTE

$	[Date]

FOR VALUE RECEIVED, the undersigned Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Borrower”), hereby promises to pay to the order of                                      (the “Designated Bank”) at the Agent’s Head Office (as defined in the Credit Agreement defined below):

(a)  prior to or on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of                                              Dollars ($                              ) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans advanced by the Designated Bank to the Borrower pursuant to the Third Amended and Restated Credit Agreement dated as of October [    ], 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., as Agent, and other parties thereto; and

(b)  interest on the principal balance hereof from time to time outstanding at the times and at the rates provided in the Credit Agreement.

Payments of both principal and interest are to be made in the currency in which such Loans were made and as specified in the Credit Agreement in same day funds to the account designated by the Agent pursuant to the Credit Agreement.

This Designated Bank Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement.  The Designated Bank and any holder hereof pursuant to the Credit Agreement or by operation of law is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.  All capitalized terms used in this Designated Bank Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Designated Bank to make or cause to be made, at the time of receipt of any payment of principal of this Designated Bank Note, an appropriate notation on the grid attached to this Designated Bank Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Competitive Bid Loan or the receipt of such payment.  The outstanding amount of the Competitive Bid Loan set forth on the grid attached to this Designated Bank Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Designated Bank with respect to any Competitive Bid Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Designated Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Designated Bank Note when due to the extent of the unpaid principal and interest amount as of any date of determination.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Designated Bank Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Designated Bank Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Designated Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Designated Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Designated Bank Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Designated Bank Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS DESIGNATED BANK NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW TO THE EXTENT THAT WOULD REQUIRE APPLICATION OF SUBSTANTIVE LAWS OF ANOTHER JURISDICTION).  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS DESIGNATED BANK NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19 OF THE CREDIT AGREEMENT.  THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

IN WITNESS WHEREOF, the undersigned has caused this Designated Bank Note to be signed in its partnership name by its duly authorized officer as of the day and year first above written.

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	LIBERTY PROPERTY TRUST,
its general partner

By:
Name:
Title:

		Amount of	Balance of
	Amount	Principal Paid	Principal	Notation
Date	of Loan	or Prepaid	Unpaid	Made By:

EXHIBIT O

FORM OF DESIGNATION AGREEMENT

[Date]

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of October [    ], 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland Trust, BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), and BANK OF AMERICA, N.A., as Agent for itself and the other Lenders (the “Agent”).  Terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

[NAME OF DESIGNOR] (the “Designor”) and [NAME OF DESIGNEE] (the “Designee”) agree as follows:

1.             The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Loans on behalf of the Designor, pursuant to §2.10 of the Credit Agreement.  Any assignment by Designor to Designee of its rights to make a Competitive Bid Loan pursuant to §18(h) of the Credit Agreement shall be effective as of the effective date specified in this Designation Agreement.

2.             Except as set forth in §7 below (solely with respect to the Designor), none of the Designor, any other Lender or the Agent makes any representation or warranty or assumes any responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto or (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

3.             The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Agent, the Arranger, the L/C Issuer, the Swingline Lender, any other agent named in the Credit Agreement, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Bank; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees to be bound by each and every provision of each Loan Document and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Designated Bank, including any and all obligations set forth in §18(h) of the Credit Agreement.

4.             The Designee hereby appoints Designor as Designee’s agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee’s behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Credit Agreement or other Loan Documents.  Any document executed by the Designor on the Designee’s behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee to the same extent as if actually signed by the Designee.  The Borrower, the Agent and each of the other Lenders may rely on and are third-party beneficiaries of the preceding provisions entitled to directly enforce the same.

5.             Following the execution of this Designation Agreement by the Designor and Designee, it will be delivered to the Agent for acceptance and recording by the Agent.  The effective date for this Designation Agreement (the “Effective Date”) shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

6.             The Designor unconditionally agrees to pay or reimburse the Designee for, and save the Designee harmless against, all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder.

7.             Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Loans as a Lender pursuant to §2.10 of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee which are then due and payable.  Notwithstanding the foregoing, the Designor, as agent for the Designee, shall be and remain obligated to the Borrower, the Agent, and the other Lenders for each and every of the obligations of the Designee and the Designor with respect to the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

8.             This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law to the extent that would require application of substantive laws of another jurisdiction).

9.             This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:	, 201

[NAME OF DESIGNOR], as
Designor

By:
Name:
Title:

[NAME OF DESIGNEE], as
Designee

By:
Name:
Title:

Eurocurrency Lending Office (and address for notices):

[ADDRESS]

Accepted this day
of , 201

BANK OF AMERICA, N.A.,
as Agent

By:
Name:
Title:

EXHIBIT P

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[Attached]

SCHEDULE 1

LENDERS; DOMESTIC AND EUROCURRENCY LENDING OFFICES

LENDER	DOMESTIC LENDING OFFICE	EUROCURRENCY LENDING OFFICE

Bank of America, N.A.	901 Main Street, 14th Floor Dallas, Texas 75202-3714 Attention: Nora Taylor Fax: (214) 290-9673	901 Main Street, 14th Floor Dallas, Texas 75202-3714 Attention: Nora Taylor Fax: (214) 290-9673

JPMorgan Chase Bank, N.A.	JPMorgan Chase JPM-Delaware Loan Operations 500 Stanton Christiana Road, Ops 2/3 Fax: (201) 244-3885	JPMorgan Chase JPM-Delaware Loan Operations 500 Stanton Christiana Road, Ops 2/3 Fax: (201) 244-3885

SunTrust Bank	SunTrust Bank 8330 Boone Blvd., 8th Floor Vienna, VA 22182 Fax: (703) 442-1570	N/A

Citizens Bank of Pennsylvania	Citizens Bank of Pennsylvania 1701 John F. Kennedy Philadelphia, PA 19103 Fax: (215) 751-1542	Citizens Bank of Pennsylvania 1701 John F. Kennedy Philadelphia, PA 19103 Fax: (215) 751-1542

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A. Real Estate Group Two Logan Square 100-120 N. 18th St., Suite 1910 Philadelphia, PA 19103 Fax: (215) 561-3812	Wells Fargo Bank, N.A. Real Estate Group Two Logan Square 100-120 N. 18th St., Suite 1910 Philadelphia, PA 19103 Fax: (215) 561-3812

PNC Bank, National Association	PNC Bank, National Association 500 First Avenue, Pittsburgh, PA 15219 Fax: (215) 585-5352

Citibank, N.A.	Citibank, N.A. 1615 Brett Road, Building III New Castle, DE 19720 Fax: (646) 688-2052

LENDER	DOMESTIC LENDING OFFICE	EUROCURRENCY LENDING OFFICE

UBS Loan Finance LLC	UBS Loan Finance LLC 677 Washington Boulevard Stamford, CT 06901 Attn: Jenny E. Milioti Fax: (203) 719-3888	UBS Loan Finance LLC 677 Washington Boulevard Stamford, CT 06901 Attn: Jenny E. Milioti Fax: (203) 719-3888

U.S. Bank National Association	U.S. Bank National Association 209 South LaSalle St., Suite 210 Chicago, IL 60604 Fax: (312) 325-8852

Capital One, N.A.	Capital One, N.A. CRE 499 Thornall Street, 11th Fl. Edison, NJ 08837 Fax: (732) 635-0994	N/A

The Bank of Tokyo - Mitsubishi UFJ, Ltd.	The Bank of Tokyo - Mitsubishi UFJ, Ltd 1251 Avenue of the Americas New York, NY 10020 Fax: (212) 782-6442	The Bank of Tokyo - Mitsubishi UFJ, Ltd 1251 Avenue of the Americas New York, NY 10020 Fax: (212) 782-6442

Branch Banking & Trust Company	Branch Banking & Trust Company 8200 Greensboro Drive, Suite 800 McLean, VA 22102 Fax: (443) 367-5270	Branch Banking & Trust Company 8200 Greensboro Drive, Suite 800 McLean, VA 22102 Fax: (443) 367-5270

First Niagara Bank, N.A.	First Niagara Bank, N.A. 2001 Market Street, Suite 2160 Philadelphia, PA 19103 Fax: (716)-819-5132

Huntington National Bank	Huntington National Bank 200 Public Square CRE Group 7th Floor CM17 Cleveland, OH 44114 Fax: (614) 480-2249

Chang Hwa Commercial Bank, Ltd., New York Branch	Chang Hwa Commercial Bank, Ltd. 685 Third Avenue, 29th Floor New York, NY 10017 Fax: (212) 651-9785	Chang Hwa Commercial Bank, Ltd. 685 Third Avenue, 29th Floor New York, NY 10017 Fax: (212) 651-9785

SCHEDULE 1.1(a)

Liberty Property Trust

Unencumbered Property Listing

As of June 30, 2011

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
4523 Green Point Drive	Greensboro, NC	Green Point Business Park	Industrial - Mfg./Multi-Tenant	85,830	68,825	80.2%
4501 Green Point Drive	Greensboro, NC	Green Point Business Park	Industrial - Mfg./Multi-Tenant	90,049	75,402	83.7%
4500 Green Point Drive	Greensboro, NC	Green Point Business Park	Industrial - Mfg./Multi-Tenant	71,040	71,040	100.0%
6560 Stonegate Drive	Allentown, PA	Meadows Business Center	Industrial - Mfg./Multi-Tenant	80,000	80,000	100.0%
6370 Hedgewood Drive	Allentown, PA	Meadows Business Center	Industrial - Mfg./Multi-Tenant	110,000	42,000	38.2%
6390 Hedgewood Drive	Allentown, PA	Meadows Business Center	Industrial - Mfg./Multi-Tenant	69,000	69,000	100.0%
10, 20 Liberty Boulevard	Malvern, PA	Great Valley Corporate Center	Office - Single Story	62,386	59,172	94.8%
8775 Baypine Road	Jacksonville, FL	Deerwood Center	Office - Mid Rise	47,454	47,454	100.0%
420 Lapp Road	Malvern, PA	Great Valley Corporate Center	Flex - High Finish	91,312	91,312	100.0%
6330 Hedgewood Drive	Allentown, PA	Meadows Business Center	Flex - High Finish	89,700	89,700	100.0%
14 Lee Boulevard	Malvern, PA	Great Valley Corporate Center	Flex - High Finish	89,026	89,026	100.0%
500 Chesterfield Parkway	Malvern, PA	Great Valley Corporate Center	Office - Single Story	30,815	30,815	100.0%
300-400 Chesterfield Parkway	Malvern, PA	Great Valley Corporate Center	Office - Single Story	49,526	26,724	54.0%
6580 Snowdrift Road	Allentown, PA	Meadows Business Center	Industrial - Mfg./Multi-Tenant	104,000	81,600	78.5%
180 Admiral Cochrane Drive	Annapolis, MD	West Woods Business Center	Office - Mid Rise	125,798	125,623	99.9%
747 Dresher Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	53,200	33,572	63.1%
6540 Stonegate Drive	Allentown, PA	Meadows Business Center	Industrial - Mfg./Multi-Tenant	120,000	120,000	100.0%
4524 Green Point Drive	Greensboro, NC	Masco Park	Industrial - Mfg./Multi-Tenant	74,587	74,587	100.0%
45-67 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Industrial - Mfg./Multi-Tenant	128,011	128,011	100.0%
8665, 8667, 8669 Baypine Road	Jacksonville, FL	Deerwood Center	Office - Mid Rise	63,118	28,563	45.3%
40 Valley Stream Parkway	Malvern, PA	Great Valley Corporate Center	Office - Single Story	31,092	31,092	100.0%
50 Valley Stream Parkway	Malvern, PA	Great Valley Corporate Center	Office - Single Story	31,000	31,000	100.0%
20 Valley Stream Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	58,837	39,920	67.8%
190 Admiral Cochrane Drive	Annapolis, MD	West Woods Business Center	Office - Single Story	72,101	71,827	99.6%
9, 15-25 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	158,900	158,900	100.0%
257-275 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Flex - High Finish	71,122	57,547	80.9%
300 Technology Drive	Malvern, PA	Great Valley Corporate Center	Industrial - Mfg./Multi-Tenant	22,500	—	0.0%
277-293 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Flex - High Finish	28,800	28,800	100.0%
309-315 Technology Drive	Malvern, PA	Great Valley Corporate Center	Office - Single Story	29,350	29,350	100.0%
7 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	58,594	20,168	34.4%
55 Valley Stream Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	40,057	35,356	88.3%
65 Valley Stream Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	61,313	61,313	100.0%
508 Lapp Road	Malvern, PA	Great Valley Corporate Center	Industrial - Mfg./Multi-Tenant	50,200	32,908	65.6%
10 Valley Stream Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	33,027	33,027	100.0%
9101,9111,9115 Guilford Road	Columbia, MD	Rivers Technology Park	Flex - High Finish	53,054	35,862	67.6%
333 Phoenixville Pike	Malvern, PA	Great Valley Corporate Center	Industrial - Mfg./Multi-Tenant	84,000	84,000	100.0%
30 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Industrial - Mfg./Multi-Tenant	12,000	12,000	100.0%
27-43 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Flex - High Finish	60,623	60,623	100.0%
77-123 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Flex - High Finish	103,099	103,099	100.0%
175-205 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Industrial - Mfg./Multi-Tenant	190,597	119,619	62.8%
12,14,16 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Office - Single Story	20,546	6,642	32.3%
155 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Industrial - Big Box Warehouse	71,200	71,200	100.0%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
510 Lapp Road	Malvern, PA	Great Valley Corporate Center	Industrial - Bulk Warehouse	27,167	27,167	100.0%
9125,9135,9145 Guilford Road	Columbia, MD	Rivers Technology Park	Flex - High Finish	85,216	39,416	46.3%
60 Morehall Road	Malvern, PA	Valleybrook Plaza	Office - Mid Rise	117,000	117,000	100.0%
7077 Bonneval Road	Jacksonville, FL	Liberty Center	Office - Mid Rise	113,682	103,682	91.2%
4190 Belfort Road	Jacksonville, FL	Enterprise Park	Office - Mid Rise	119,047	108,196	90.9%
5501-19 Pioneer Park Boulevard	Tampa, FL	Pioneer Park	Industrial - Mfg./Multi-Tenant	109,791	83,561	76.1%
6520 Stonegate Drive	Allentown, PA	Meadows Business Center	Flex - Low Finish	43,200	43,200	100.0%
1 Country View Road	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	48,900	—	0.0%
701A Route 73 South	Marlton, NJ	Marlton Executive Park	Office - Mid Rise	93,766	68,026	72.5%
701C Route 73 South	Marlton, NJ	Marlton Executive Park	Office - Single Story	27,802	27,312	98.2%
7437 Industrial Boulevard	Allentown, PA		Industrial - Bulk Warehouse	191,330	191,330	100.0%
3000 Atrium Way	Mt. Laurel, NJ	Atrium II Building	Office - Mid Rise	108,416	89,891	82.9%
1170 Devon Park Drive	King of Prussia, PA	Crossroads Office Park	Office - Mid Rise	87,685	80,104	91.4%
1190 Devon Park Drive	King of Prussia, PA	Crossroads Office Park	Office - Mid Rise	87,500	87,500	100.0%
507 Prudential Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	100,710	100,710	100.0%
11000,15000 Commerce Parkway	Mt. Laurel, NJ	Greentree North	Flex - High Finish	65,014	65,014	100.0%
12000,14000 Commerce Parkway	Mt. Laurel, NJ	Greentree North	Flex - High Finish	68,000	64,000	94.1%
16000,18000 Commerce Parkway	Mt. Laurel, NJ	Greentree North	Flex - High Finish	49,379	41,916	84.9%
400 Lippincott Drive	Marlton, NJ	South Crossing	Office - Single Story	40,000	40,000	100.0%
406 Lippincott Drive	Marlton, NJ	South Crossing	Office - Single Story	40,218	36,239	90.1%
7178 - 7180 Columbia Gateway	Columbia, MD	Fox Run Business Center	Flex - High Finish	88,895	54,249	61.0%
100 Witmer Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	139,128	128,469	92.3%
5690-5694 Crenshaw Street	Tampa, FL	Crenshaw	Industrial - Mfg./Multi-Tenant	87,095	39,650	45.5%
7339 Industrial Boulevard	Allentown, PA		Industrial - Bulk Warehouse	215,000	215,000	100.0%
301 Hill Carter Parkway	Richmond, VA	Hanover Business Park	Industrial - Mfg./Multi-Tenant	80,000	80,000	100.0%
5600-5626 Eastport Boulevard	Richmond, VA	Eastport Center	Flex - High Finish	71,433	55,175	77.2%
5650-5674 Eastport Boulevard	Richmond, VA	Eastport Center	Industrial - Mfg./Multi-Tenant	150,863	150,863	100.0%
5700 Eastport Boulevard	Richmond, VA	Eastport Center	Industrial - Mfg./Multi-Tenant	100,336	100,336	100.0%
4101-4127 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	126,000	126,000	100.0%
4201-4261 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	288,000	238,500	82.8%
4263-4299 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	180,000	135,000	75.0%
4301-4335 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	162,000	70,000	43.2%
4337-4379 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	198,000	198,000	100.0%
4501-4549 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	150,000	90,000	60.0%
4551-4593 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	151,800	73,118	48.2%
4601-4643 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	151,800	125,925	83.0%
4645-4683 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	120,000	94,650	78.9%
4447-4491 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	158,700	158,700	100.0%
4401-4445 Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	158,700	62,100	39.1%
9601 Cosner Drive	Fredericksburg, VA	95 Commerce Place	Industrial - Mfg./Multi-Tenant	128,500	128,500	100.0%
7620 Cetronia Road	Allentown, PA		Industrial - Mfg./Multi-Tenant	155,060	155,060	100.0%
3100 Horizon Drive	King of Prussia, PA	Renaissance Park	Flex - High Finish	41,000	41,000	100.0%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
3500 Horizon Drive	King of Prussia, PA	Renaissance Park	Flex - High Finish	65,579	65,579	100.0%
200 Chesterfield Parkway	Malvern, PA	Great Valley Corporate Center	Office - Single Story	28,495	28,495	100.0%
3102,3104,3110 Cherry Palm Drive	Tampa, FL	Sabal Industrial Park	Flex - Low Finish	74,397	64,039	86.1%
4344 Federal Drive	Greensboro, NC	Federal Ridge Business Park	Industrial - Mfg./Multi-Tenant	92,425	92,425	100.0%
767 Electronic Drive	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	45,000	45,000	100.0%
5601-5669 Eastport Boulevard	Richmond, VA	Eastport Center	Industrial - Mfg./Multi-Tenant	150,000	99,455	66.3%
5900 Eastport Boulevard	Richmond, VA	Eastport Center	Industrial - Mfg./Multi-Tenant	142,800	142,800	100.0%
7020 AC Skinner Parkway	Jacksonville, FL	Liberty Business Park	Flex - High Finish	42,184	34,317	81.4%
7022 AC Skinner Parkway	Jacksonville, FL	Liberty Business Park	Industrial - Mfg./Multi-Tenant	88,200	88,200	100.0%
132 Welsh Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	45,200	45,200	100.0%
5 Country View Road	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	63,170	63,170	100.0%
4717-4729 Eubank Road	Richmond, VA	Interport	Industrial - Mfg./Multi-Tenant	141,360	139,286	98.5%
4000 Piedmont Parkway	High Point, NC	One Piedmont Center	Office - Mid Rise	60,383	36,130	59.8%
8401-8406 Benjamin Road	Tampa, FL	Northport	Flex - Low Finish	94,766	93,102	98.2%
301 Lippincott Drive	Marlton, NJ	Marlton Crossing	Office - Mid Rise	82,482	55,456	67.2%
303 Lippincott Drive	Marlton, NJ	Marlton Crossing	Office - Mid Rise	83,260	83,260	100.0%
3200 Horizon Drive	King of Prussia, PA	Renaissance Park	Flex - High Finish	91,096	74,956	82.3%
3000 Horizon Drive	King of Prussia, PA	Renaissance Park	Flex - High Finish	47,309	47,309	100.0%
4263F-N Carolina Avenue	Richmond, VA	Fairgrounds Distribution Center	Industrial - Mfg./Multi-Tenant	57,600	57,600	100.0%
4380 Federal Drive	Greensboro, NC	Federal Ridge Business Park	Industrial - Mfg./Multi-Tenant	79,200	79,200	100.0%
4388 Federal Drive	Greensboro, NC	Federal Ridge Business Park	Flex - High Finish	32,400	32,400	100.0%
4345 Southpoint Parkway	Jacksonville, FL	Enterprise Park	Office - Mid Rise	104,358	104,358	100.0%
300 Welsh Road - Building #3	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	23,461	23,461	100.0%
300 Welsh Road - Building #4	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	37,653	37,653	100.0%
8801 Tinicum Boulevard	Philadelphia, PA	PNC Operations Center	Office - Mid Rise	441,000	441,000	100.0%
7016 AC Skinner Parkway	Jacksonville, FL	Liberty Business Park	Flex - High Finish	39,350	39,350	100.0%
7018 AC Skinner Parkway	Jacksonville, FL	Liberty Business Park	Flex - Low Finish	92,872	85,187	91.7%
440 E. Swedesford Road	King of Prussia, PA	Valley Forge Executive Mall	Office - Mid Rise	72,336	72,336	100.0%
460 E. Swedesford Road	King of Prussia, PA	Valley Forge Executive Mall	Office - Mid Rise	71,739	71,739	100.0%
50 Morehall Road	Malvern, PA	Valleybrook Plaza	Office - Mid Rise	117,000	117,000	100.0%
6532 Judge Adams Road	Rock Creek, NC	The Boulders	Industrial - Bulk Warehouse	151,600	137,600	90.8%
6530 Judge Adams Road	Rock Creek, NC	The Boulders	Industrial - Bulk Warehouse	151,600	151,600	100.0%
510 Eastpark Court	Richmond, VA	Woodlands Center	Flex - High Finish	51,874	51,874	100.0%
520 Eastpark Court	Richmond, VA	Woodlands Center	Industrial - Mfg./Multi-Tenant	144,228	144,228	100.0%
2 Walnut Grove Drive	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	81,856	73,738	90.1%
5 Walnut Grove Drive	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	105,000	94,430	89.9%
7014 AC Skinner Parkway	Jacksonville, FL	Liberty Business Park	Industrial - Mfg./Multi-Tenant	85,380	79,578	93.2%
7248 Industrial Boulevard	Allentown, PA		Industrial - Big Box Warehouse	497,000	497,000	100.0%
111 Kelsey Lane	Tampa, FL	Silo Bend	Flex - Low Finish	60,200	54,180	90.0%
200 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	64,452	52,511	81.5%
220 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	63,587	63,587	100.0%
240 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	63,587	59,025	92.8%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
151 South Warner Road	King of Prussia, PA	Hickory Hill Plaza	Office - Mid Rise	89,914	89,914	100.0%
1 Walnut Grove Drive	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	66,372	—	0.0%
7930, 8010-20 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Flex - High Finish	89,758	89,758	100.0%
7920 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Flex - High Finish	52,627	52,627	100.0%
8154-8198 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Flex - High Finish	45,382	40,207	88.6%
8112-42 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Flex - High Finish	39,155	39,155	100.0%
8202 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Flex - High Finish	39,155	39,155	100.0%
5701-5799 Eastport Boulevard.	Richmond, VA	Eastport Center	Industrial - Mfg./Multi-Tenant	174,720	174,720	100.0%
3604 Horizon Drive	King of Prussia, PA	Renaissance Park	Flex - High Finish	22,000	16,858	76.6%
131 Kelsey Lane	Tampa, FL	Silo Bend	Flex - High Finish	89,290	89,290	100.0%
6601-6625 W. 78th Street	Bloomington, MN		Office - Mid Rise	325,000	325,000	100.0%
650 Swedesford Road	King of Prussia, PA	Valley Forge Executive Mall	Office - Mid Rise	100,000	100,000	100.0%
680 Swedesford Road	King of Prussia, PA	Valley Forge Executive Mall	Office - Mid Rise	102,500	102,500	100.0%
2905 Northwest Boulevard	Plymouth, MN	Northwest Business Campus I	Flex - High Finish	84,765	80,127	94.5%
2800 Campus Drive	Plymouth, MN	Northwest Business Campus II	Flex - High Finish	65,624	56,757	86.5%
2955 Xenium Lane	Plymouth, MN	Northwest Business Campus III	Flex - High Finish	24,800	14,850	59.9%
6321-6325 Bury Drive	Eden Prairie, MN	Westwood IV Business Center	Flex - High Finish	73,278	53,540	73.1%
7660-7716 Golden Triangle Drive	Eden Prairie, MN	Technology Park VII	Flex - High Finish	89,672	57,667	64.3%
7400 Flying Cloud Drive	Eden Prairie, MN	Eden Pointe	Flex - High Finish	32,137	22,718	70.7%
10301-10305 West 70th Street	Eden Prairie, MN	Shady Oak Business Center	Flex - Low Finish	23,547	23,547	100.0%
10321 West 70th Street	Eden Prairie, MN	Shady Oak Business Center	Flex - High Finish	28,372	23,183	81.7%
10333 West 70th Street	Eden Prairie, MN	Shady Oak Business Center	Flex - High Finish	21,640	20,525	94.8%
10349-10357 West 70th Street	Eden Prairie, MN	Shady Oak Business Center	Flex - Low Finish	53,912	53,912	100.0%
10365-10375 West 70th Street	Eden Prairie, MN	Shady Oak Business Center	Flex - Low Finish	56,877	56,877	100.0%
10393-10394 West 70th Street	Eden Prairie, MN	Shady Oak Business Center	Flex - High Finish	52,684	52,684	100.0%
7078 Shady Oak Road	Eden Prairie, MN	Shady Oak Business Center	Flex - Low Finish	67,041	67,041	100.0%
4160 Mendenhall Oaks Parkway	High Point, NC	Mendenhall Business Park	Industrial - Big Box Warehouse	107,480	107,480	100.0%
6000 Commerce Parkway	Mt. Laurel, NJ	Greentree North	Flex - High Finish	54,000	30,000	55.6%
8000 Commerce Parkway	Mt. Laurel, NJ	Greentree North	Flex - High Finish	54,185	54,185	100.0%
9000 Commerce Parkway	Mt. Laurel, NJ	Greentree North	Flex - High Finish	66,164	54,164	81.9%
10400 Viking Drive	Eden Prairie, MN		Office - Mid Rise	167,172	153,343	91.7%
9770 Patuxent Woods Drive	Columbia, MD	Patuxent Crossing I	Office - Single Story	35,520	35,520	100.0%
9780 Patuxent Woods Drive	Columbia, MD	Patuxent Crossing I	Office - Single Story	22,270	22,270	100.0%
9790 Patuxent Woods Drive	Columbia, MD	Patuxent Crossing I	Office - Single Story	25,345	11,614	45.8%
9810 Patuxent Woods Drive	Columbia, MD	Patuxent Crossing I	Office - Single Story	27,699	17,894	64.6%
9800 Patuxent Woods Drive	Columbia, MD	Patuxent Crossing II	Office - Single Story	31,095	19,204	61.8%
9820 Patuxent Woods Drive	Columbia, MD	Patuxent Crossing II	Office - Single Story	24,528	24,528	100.0%
9830 Patuxent Woods Drive	Columbia, MD	Patuxent Crossing II	Office - Single Story	30,800	30,800	100.0%
1000 Briggs Road	Mt. Laurel, NJ	Cambridge Crossing	Flex - High Finish	40,946	40,946	100.0%
1025 Briggs Road	Mt. Laurel, NJ	Cambridge Crossing	Flex - High Finish	61,019	61,019	100.0%
1020 Briggs Road	Mt. Laurel, NJ	Cambridge Crossing	Office - Single Story	35,252	21,975	62.3%
1701 Clint Moore Road	Boca Raton, FL	Boca Tech II	Flex - Low Finish	80,060	80,060	100.0%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
9700 Satellite Boulevard	Orlando, FL	Cypress Park	Industrial - Mfg./Multi-Tenant	48,000	48,000	100.0%
9600 Satellite Boulevard	Orlando, FL	Cypress Park	Industrial - Mfg./Multi-Tenant	48,000	—	0.0%
4194 Mendenhall Oaks Parkway	High Point, NC	Mendenhall Business Park	Office - Single Story	26,752	26,752	100.0%
4196 Mendenhall Oaks Parkway	High Point, NC	Mendenhall Business Park	Office - Single Story	19,647	16,590	84.4%
1 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Flex - High Finish	60,880	33,407	54.9%
5 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	65,044	49,210	75.7%
4170 Mendenhall Oaks Parkway	High Point, NC	Mendenhall Business Park	Flex - High Finish	43,040	43,040	100.0%
4180 Mendenhall Oaks Parkway	High Point, NC	Mendenhall Business Park	Flex - High Finish	33,440	33,440	100.0%
4050 Piedmont Parkway	High Point, NC	Mendenhall Business Park	Office - Mid Rise	220,562	199,069	90.3%
5600 & 5610 Rowland Road	Minnetonka, MN	Rowland Pond Center	Flex - High Finish	120,709	84,837	70.3%
1001 Cedar Hollow Road	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	133,000	133,000	100.0%
3 Country View Road	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	70,000	70,000	100.0%
2000 Crawford Place	Mt. Laurel, NJ		Flex - High Finish	74,013	49,264	66.6%
425 Technology Drive	Malvern, PA	Great Valley Corporate Center	Flex - High Finish	22,407	6,480	28.9%
375 Technology Drive	Malvern, PA	Great Valley Corporate Center	Office - Single Story	16,500	16,500	100.0%
45 Liberty Boulevard	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	136,977	136,977	100.0%
100 Chesterfield Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	66,906	66,906	100.0%
1902 Cypress Lake Drive	Orlando, FL	Cypress Park	Industrial - Bulk Warehouse	120,360	120,360	100.0%
9550 Satellite Boulevard	Orlando, FL	Cypress Park	Flex - High Finish	70,520	50,326	71.4%
7724 Woodland Center Boulevard.	Tampa, FL	Woodland Corporate Center	Office - Single Story	29,350	29,350	100.0%
7802-50 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Flex - High Finish	44,350	44,350	100.0%
7852-98 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Flex - High Finish	44,350	44,350	100.0%
6600 Southpoint Parkway	Jacksonville, FL	Southpoint Business Park	Office - Single Story	56,460	56,460	100.0%
6700 Southpoint Parkway	Jacksonville, FL	Southpoint Business Park	Office - Single Story	46,500	46,500	100.0%
181-187 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	48,870	48,870	100.0%
104 Rock Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	51,375	51,375	100.0%
123-135 Rock Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	37,500	34,295	91.5%
111-159 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	63,036	55,036	87.3%
161-175 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	49,732	49,732	100.0%
103-109 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	42,000	18,000	42.9%
261-283 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	60,000	60,000	100.0%
201-223 Witmer Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	60,000	60,000	100.0%
231-237 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	60,000	60,000	100.0%
100 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	2,800	—	0.0%
101 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	56,845	43,124	75.9%
506 Prudential Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	18,200	18,200	100.0%
113-123 Rock Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	37,500	13,872	37.0%
101-111 Rock Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	37,884	37,884	100.0%
120 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	49,023	49,023	100.0%
110 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	59,429	51,254	86.2%
100-107 Lakeside Drive	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	27,465	16,793	61.1%
200-264 Lakeside Drive	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	54,623	42,650	78.1%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
300-309 Lakeside Drive	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	43,832	40,881	93.3%
400-445 Lakeside Drive	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	62,123	62,123	100.0%
104 Witmer Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	24,300	—	0.0%
201 Gibraltar Road	Horsham, PA	Pennsylvania Business Campus	Office - Single Story	46,697	46,697	100.0%
2920 Northwest Boulevard	Plymouth, MN	Plymouth Creek Commons	Industrial - Mfg./Multi-Tenant	81,779	81,779	100.0%
3600 Horizon Drive	King of Prussia, PA	Renaissance Park	Flex - High Finish	34,421	34,421	100.0%
3602 Horizon Drive	King of Prussia, PA	Renaissance Park	Flex - High Finish	22,820	22,820	100.0%
2809 South Lynnhaven Road	Virginia Beach, VA	Reflections Office Park	Office - Mid Rise	62,924	62,227	98.9%
200 Golden Oak Court	Virginia Beach, VA	Reflections Office Park	Office - Mid Rise	74,290	64,338	86.6%
208 Golden Oak Court	Virginia Beach, VA	Reflections Office Park	Office - Mid Rise	63,825	56,884	89.1%
1 Enterprise Parkway	Hampton, VA	Hampton Roads Center	Office - Mid Rise	63,029	57,504	91.2%
22 Enterprise Parkway	Hampton, VA	Hampton Roads Center	Office - Mid Rise	72,444	45,226	62.4%
4801 Executive Park Court - 100	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	60,000	60,000	100.0%
4801 Executive Park Court - 200	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	40,000	32,000	80.0%
4810 Executive Park Court	Jacksonville, FL	Center Point Business Park	Flex - High Finish	40,000	40,000	100.0%
6602 Executive Park Court - 100	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	42,000	42,000	100.0%
6602 Executive Park Court - 200	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	32,000	32,000	100.0%
6631 Executive Park Court - 100	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	27,200	27,200	100.0%
6631 Executive Park Court - 200	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	44,000	37,400	85.0%
4815 Executive Park Court - 100	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	39,600	39,600	100.0%
4815 Executive Park Court - 200	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	50,000	50,000	100.0%
4825 Executive Park Court	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	65,000	65,000	100.0%
4820 Executive Park Court	Jacksonville, FL	Center Point Business Park	Flex - Low Finish	60,000	54,600	91.0%
3 Franklin Plaza	Philadelphia, PA		Office - High Rise	215,350	215,350	100.0%
530 Eastpark Court	Richmond, VA	Woodlands Center	Flex - High Finish	48,000	48,000	100.0%
5410 - 5430 Northwest 33rd Avenue	Ft. Lauderdale, FL	Ft. Lauderdale Commerce	Flex - High Finish	64,299	64,299	100.0%
10511 & 10611 Satellite Boulevard	Orlando, FL	Cypress Park	Flex - High Finish	76,800	76,800	100.0%
1600-1650 Central Florida Parkway	Orlando, FL	Orlando Central Park	Industrial - Bulk Warehouse	121,225	121,225	100.0%
400-500 Brandywine Parkway	West Chester, PA	Brandywine Business Campus	Flex - High Finish	101,536	101,536	100.0%
600 Brandywine Parkway	West Chester, PA	Brandywine Business Campus	Flex - High Finish	78,615	65,012	82.7%
1500 SW 5th Court	Pompano Beach, FL	Pompano Business Park	Industrial - Mfg./Multi-Tenant	118,992	118,992	100.0%
1651 SW 5th Court	Pompano Beach, FL	Pompano Business Park	Industrial - Mfg./Multi-Tenant	25,200	7,500	29.8%
1601 SW 5th Court	Pompano Beach, FL	Pompano Business Park	Industrial - Mfg./Multi-Tenant	25,200	9,700	38.5%
1501 SW 5th Court	Pompano Beach, FL	Pompano Business Park	Industrial - Mfg./Multi-Tenant	25,200	25,200	100.0%
1400 SW 6th Court	Pompano Beach, FL	Pompano Business Park	Industrial - Mfg./Multi-Tenant	143,459	92,991	64.8%
1405 SW 6th Court	Pompano Beach, FL	Pompano Business Park	Flex - High Finish	48,720	41,720	85.6%
595 SW 13th Terrace	Pompano Beach, FL	Pompano Business Park	Industrial - Mfg./Multi-Tenant	44,627	44,627	100.0%
601 SW 13th Terrace	Pompano Beach, FL	Pompano Business Park	Industrial - Mfg./Multi-Tenant	20,385	20,385	100.0%
605 SW 16th Terrace	Pompano Beach, FL	Pompano Business Park	Industrial - Mfg./Multi-Tenant	38,458	38,458	100.0%
8921 Brittany Way	Tampa, FL	Silo Bend	Flex - High Finish	32,000	32,000	100.0%
6000 Eastport Blvd	Richmond, VA		Industrial - Mfg./Multi-Tenant	149,040	149,040	100.0%
2700 Horizon Drive	King of Prussia, PA	Renaissance Park	Office - Single Story	45,000	45,000	100.0%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
2900 Horizon Drive	King of Prussia, PA	Renaissance Park	Office - Single Story	50,000	50,000	100.0%
2500 Renaissance Boulevard	King of Prussia, PA	Renaissance Park	Office - Single Story	30,500	30,500	100.0%
2300 Renaissance Boulevard	King of Prussia, PA	Renaissance Park	Office - Single Story	31,000	31,000	100.0%
951 Broken Sound Parkway	Boca Raton, FL	Arvida Park of Commerce	Office - Mid Rise	85,610	84,308	98.5%
6601 Executive Park Circle North	Jacksonville, FL	Center Point Business Park	Flex - High Finish	80,000	80,000	100.0%
3400 Lakeside Drive	Miramar, FL	Huntington Square I	Office - Mid Rise	120,130	114,814	95.6%
3450 Lakeside Drive	Miramar, FL	Huntington Square II	Office - Mid Rise	119,212	114,058	95.7%
3350 SW 148th Avenue	Miramar, FL	Huntington Square III	Office - Mid Rise	154,768	149,581	96.6%
2100 Renaissance Boulevard	King of Prussia, PA	Renaissance Park	Office - Mid Rise	98,726	—	0.0%
4 Walnut Grove	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	109,700	109,700	100.0%
794 Roble Road	Allentown, PA	Lehigh Valley Industrial Park III	Flex - High Finish	101,750	101,750	100.0%
484 Viking Drive	Virginia Beach, VA	Oceana Center	Office - Mid Rise	39,804	30,440	76.5%
5000 Dearborn Court	Mt. Laurel, NJ	Cambridge Crossing	Office - Single Story	56,016	56,016	100.0%
5400-5500 Feltl Road	Minnetonka, MN	Opus 2 Business Park	Flex - High Finish	135,240	112,372	83.1%
14630-14650 28th Avenue North	Plymouth, MN	Circle Star Business Center	Industrial - Mfg./Multi-Tenant	56,100	56,100	100.0%
245 Executive Drive	Brookfield, WI	245 Plaza	Office - Mid Rise	75,064	69,629	92.8%
5250 Eagle Trail Drive	Tampa, FL	Eagle Creek	Industrial - Bulk Warehouse	97,400	97,400	100.0%
629 Phoenix Drive	Virginia Beach, VA	Lynnhaven V	Flex - High Finish	24,549	18,783	76.5%
2250 Hickory Road	Plymouth Meeting, PA	Hickory Pointe	Office - Mid Rise	83,055	80,082	96.4%
13650 NW 8th Street	Sunrise, FL	Sawgrass Business Park	Office - Mid Rise	24,732	—	0.0%
13630 NW 8th Street	Sunrise, FL	Sawgrass Business Park	Office - Mid Rise	29,999	12,766	42.6%
3400 Horizon Drive	King of Prussia, PA	Renaissance Park	Flex - High Finish	72,491	24,427	33.7%
602 Heron Drive	Bridgeport, NJ	Pureland Industrial Complex	Flex - Low Finish	26,450	26,450	100.0%
4901 Belfort Road	Jacksonville, FL	Liberty Business Park	Flex - High Finish	78,930	78,930	100.0%
777 Yamato Road	Boca Raton, FL	Arvida Park of Commerce	Office - Mid Rise	155,481	149,468	96.1%
7625 Smetana Lane	Eden Prairie, MN		Office - Single Story	55,924	55,924	100.0%
4606 Richlynn Drive	Belcamp, MD	Riverside Business	Industrial - Mfg./Multi-Tenant	65,000	65,000	100.0%
5700 Cleveland Street	Virginia Beach, VA	Westmoreland	Office - Mid Rise	86,170	82,671	95.9%
7695-7699 Anagram Drive	Eden Prairie, MN	Edenvale Technology	Flex - High Finish	39,390	39,390	100.0%
2216 Directors Row	Orlando, FL	Orlando Central Park	Industrial - Bulk Warehouse	118,500	—	0.0%
1901 Summit Tower Boulevard	Maitland, FL	Maitland Center	Office - Mid Rise	120,268	115,375	95.9%
1001 Briggs Road	Mt. Laurel, NJ	Cambridge Crossing	Flex - High Finish	63,545	63,545	100.0%
7725 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Office - Single Story	42,615	42,615	100.0%
7550 Meridian Circle	Maple Grove, MN	Meridian Business Center	Flex - High Finish	49,827	39,709	79.7%
4300 Federal Drive	Greensboro, NC	Federal Ridge Business Park	Flex - High Finish	59,200	40,000	67.6%
3255 Neil Armstrong Boulevard	Eagan, MN		Industrial - Bulk Warehouse	87,402	87,402	100.0%
4875 Belfort Road	Jacksonville, FL		Office - Mid Rise	79,955	79,955	100.0%
4899 Belfort Road	Jacksonville, FL	Butler Plaza	Office - Mid Rise	80,797	80,797	100.0%
1801 Clint Moore Road	Boca Raton, FL	Boca Corporate Center	Office - Mid Rise	47,442	14,550	30.7%
7800 N. 113th Street	Milwaukee, WI	Liberty at Park Place	Office - Mid Rise	80,569	80,569	100.0%
9600 54th Avenue	Plymouth, MN		Flex - High Finish	50,021	20,826	41.6%
8001 Woodland Center Boulevard	Tampa, FL	Woodland Corporate Center	Office - Single Story	29,999	29,999	100.0%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
8945-8975 Guilford Road	Columbia, MD	Rivers Business Commons	Office - Single Story	101,596	54,354	53.5%
4630 Woodland Corporate Boulevard	Tampa, FL	Woodland Corporate Center	Office - Mid Rise	140,548	140,548	100.0%
31700 Research Park Drive	Madison Heights, MI	Madison Heights Industrial Park	Flex - High Finish	23,980	23,980	100.0%
300 Welsh Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	33,205	33,205	100.0%
7800 Equitable Drive	Eden Prairie, MN		Office - Mid Rise	43,426	43,426	100.0%
7905 Fuller Road	Eden Prairie, MN	Fuller Road Business Center	Flex - High Finish	74,224	74,224	100.0%
600 Chesterfield Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	79,694	79,694	100.0%
700 Chesterfield Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	79,694	79,694	100.0%
2301 Renaissance Boulevard	King of Prussia, PA	Renaissance Corporate Park	Office - Mid Rise	197,000	197,000	100.0%
2520 Renaissance Boulevard	King of Prussia, PA	Renaissance Corporate Park	Office - Single Story	53,109	53,109	100.0%
701-725 South US Hwy 301	Tampa, FL	Silo Bend	Flex - High Finish	65,380	61,390	93.9%
9023 Columbine Road	Eden Prairie, MN	Flying Cloud Corporate Campus	Office - Single Story	62,200	62,200	100.0%
9801 80th Avenue	Pleasant Prairie, WI	Wispark	Industrial - Mfg./Multi-Tenant	277,454	277,454	100.0%
11950 W. Lake Park Drive	Milwaukee, WI	Liberty at Park Place	Office - Single Story	35,749	28,743	80.4%
11400 W. Lake Park Drive	Milwaukee, WI	Liberty at Park Place	Flex - High Finish	36,545	12,158	33.3%
11425 W. Lake Park Drive	Milwaukee, WI	Liberty at Park Place	Flex - High Finish	35,817	35,817	100.0%
11301 W. Lake Park Drive	Milwaukee, WI	Liberty at Park Place	Flex - High Finish	40,020	40,020	100.0%
11900 W. Lake Park Drive	Milwaukee, WI	Liberty at Park Place	Flex - High Finish	36,522	36,522	100.0%
18 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Office - Single Story	28,523	28,523	100.0%
4905 Belfort Road	Jacksonville, FL	Liberty Business Park	Flex - High Finish	54,835	54,835	100.0%
4135 Mendenhall Oaks Parkway	High Point, NC	One Triad Center	Office - Mid Rise	33,758	30,676	90.9%
4502 Woodland Corporate Boulevard	Tampa, FL	Woodland Corporate Center	Office - Single Story	42,680	42,680	100.0%
700 Dresher Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	110,000	—	0.0%
9001-9015 Brittany Way	Tampa, FL	Silo Bend	Flex - High Finish	30,000	30,000	100.0%
651 Boulder Drive	Allentown, PA	Boulder Business Center	Industrial - Big Box Warehouse	522,000	522,000	100.0%
2201 Renaissance Boulevard	King of Prussia, PA	Renaissance Park	Office - Mid Rise	132,823	132,823	100.0%
2560 Renaissance Boulevard	King of Prussia, PA	Renaissance Park	Office - Single Story	35,000	35,000	100.0%
7251 Salisbury Road	Jacksonville, FL	Salisbury Business Park	Flex - Low Finish	65,280	50,548	77.4%
5 Manhattan Square	Hampton, VA	Central Green Business Park	Office - Single Story	17,068	17,068	100.0%
6161 Green Valley Drive	Bloomington, MN	Normandale Ponds	Office - Single Story	36,827	36,823	100.0%
4700 Nathan Lane North	Minneapolis, MN	Nathan Lane Technology Center	Office - Mid Rise	191,336	191,336	100.0%
8967 Columbine Road	Eden Prairie, MN	Flying Cloud Corporate Campus	Office - Single Story	39,862	39,862	100.0%
2400 South Lake Orange Drive	Orlando, FL	South Center Business Park	Flex - High Finish	60,800	41,506	68.3%
4508 Woodland Corporate Boulevard	Tampa, FL	Woodland Corporate Center	Office - Single Story	40,140	40,140	100.0%
4198 Eagle Hill Drive	High Point, NC		Industrial - Mfg./Multi-Tenant	150,000	150,000	100.0%
550-590 Hale Avenue	Oakdale, MN	Oakdale Interstate Center	Industrial - Mfg./Multi-Tenant	100,600	100,600	100.0%
11 Great Valley Parkway	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	27,348	27,348	100.0%
7622 Bald Cypress Place	Tampa, FL	Woodland Corporate Center	Flex - High Finish	15,000	15,000	100.0%
1015 Briggs Road	Mt. Laurel, NJ	Cambridge Crossing	Office - Single Story	37,600	14,787	39.3%
7777 Golden Triangle Drive	Eden Prairie, MN	Technology Park	Office - Mid Rise	31,116	31,116	100.0%
680 Blair Mill Road	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	115,110	115,110	100.0%
11414 West Park Place	Milwaukee, WI	Liberty at Park Place	Office - Mid Rise	86,723	81,086	93.5%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
8939 Columbine Road	Eden Prairie, MN	Flying Cloud Corporate Campus	Office - Single Story	48,000	48,000	100.0%
901-933 US Highway 301 South	Tampa, FL	Silo Bend	Flex - High Finish	65,200	65,200	100.0%
7615 Smetana Lane	Eden Prairie, MN	Lake Smetana Business Park	Flex - High Finish	93,444	93,444	100.0%
7805 Hudson Road	Woodbury, MN	Hudson Road Tech Center	Flex - High Finish	138,732	138,732	100.0%
11520 West Calumet Road	Milwaukee, WI	Liberty at Park Place	Office - Single Story	15,293	—	0.0%
12100 West Park Place	Milwaukee, WI	Liberty at Park Place	Flex - High Finish	56,293	49,870	88.6%
11020 West Plank Court	Wauwatosa, WI	Tosa Business Park	Office - Single Story	49,061	45,019	91.8%
1400 Liberty Ridge Drive	Wayne, PA	Liberty Ridge	Office - Mid Rise	101,136	101,136	100.0%
1500, 1550 Liberty Ridge Drive	Chesterbrook, PA	Valleypoint at Chesterbrook	Office - Mid Rise	233,120	228,074	97.8%
10245 Centurion Parkway North	Jacksonville, FL	Deerwood Park	Office - Mid Rise	51,974	38,651	74.4%
17000 Commerce Parkway	Mt. Laurel, NJ	Greentree North	Office - Single Story	29,768	25,552	85.8%
6220 Old Dobbin Lane	Columbia, MD		Office - Mid Rise	64,515	64,515	100.0%
1200 Liberty Ridge Drive	Wayne, PA	Chesterbrook	Office - Mid Rise	86,150	54,522	63.3%
4183 Eagle Hill Drive	High Point, NC	Eagle Hill Business Park	Industrial - Big Box Warehouse	96,000	48,000	50.0%
4189 Eagle Hill Drive	High Point, NC	Eagle Hill Business Park	Industrial - Big Box Warehouse	96,000	96,000	100.0%
6923 Lee Vista Blvd	Orlando, FL		Office - Mid Rise	30,000	30,000	100.0%
4020 Meeting Way	High Point, NC	Eagle Hill Business Park	Office - Single Story	15,000	15,000	100.0%
10801 Nesbitt Avenue South	Bloomington, MN	Nesbitt Technology Center	Flex - High Finish	56,000	—	0.0%
6250 Old Dobbin Lane	Columbia, MD	Columbia Crossing	Office - Single Story	31,000	26,943	86.9%
6200 Old Dobbin Lane	Columbia, MD		Office - Single Story	31,000	26,327	84.9%
6210 Old Dobbin Lane	Columbia, MD		Office - Single Story	31,000	31,000	100.0%
6240 Old Dobbin Lane	Columbia, MD	Liberty Place at Columbia Crossing	Office - Single Story	31,000	31,000	100.0%
4887 Belfort Road	Jacksonville, FL	Butler Plaza at Southpoint	Office - Mid Rise	81,608	78,852	96.6%
6989 Lee Vista Boulevard	Orlando, FL	Orlando Corporate Center	Office - Mid Rise	68,132	68,132	100.0%
7028 Snowdrift Road	Fogelville, PA		Flex - Low Finish	45,000	45,000	100.0%
74 West Broad Street	Bethlehem, PA	Liberty Center	Office - Mid Rise	120,777	109,593	90.7%
4503 Woodland Corporate Boulevard	Tampa, FL	Woodland Corporate Center	Office - Single Story	30,000	30,000	100.0%
4505 Woodland Corporate Boulevard	Tampa, FL	Woodland Corporate Center	Office - Single Story	25,000	25,000	100.0%
4511 Woodland Corporate Boulevard	Tampa, FL	Woodland Corporate Center	Office - Single Story	25,000	25,000	100.0%
4600 Nathan Lane	Minneapolis, MN		Flex - High Finish	85,528	85,528	100.0%
7255 Salisbury Road	Jacksonville, FL		Flex - Low Finish	57,120	29,530	51.7%
8150 Industrial Boulevard	Allentown, PA	Boulder Business Center	Industrial - Bulk Warehouse	300,000	300,000	100.0%
8995 Columbine Road	Eden Prairie, MN	Flying Cloud Corporate Campus	Office - Single Story	46,112	46,112	100.0%
8911 Columbine Road	Eden Prairie, MN		Office - Single Story	38,536	38,536	100.0%
8855 Columbine Road	Eden Prairie, MN	Flying Cloud Corporate Campus	Office - Single Story	58,145	58,145	100.0%
1317 Executive Blvd.	Chesapeake, VA		Office - High Rise	73,583	67,320	91.5%
1309 Executive Boulevard	Chesapeake, VA	Liberty Executive Park	Office - Mid Rise	49,870	49,870	100.0%
40 Liberty Boulevard	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	126,000	126,000	100.0%
2416 Lake Orange Drive	Orlando, FL	South Center Business Park	Flex - High Finish	65,602	65,602	100.0%
4100 Mendenhall Oaks Parkway	High Point, NC	Mendenhall Business Park	Office - Mid Rise	55,250	45,379	82.1%
4191 Mendenhall Oaks Parkway	High Point, NC		Flex - High Finish	45,100	32,000	71.0%
300 Fellowship Road	Mt. Laurel, NJ		Office - Single Story	50,000	50,000	100.0%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
302 Fellowship Road	Mt. Laurel, NJ		Office - Single Story	25,000	25,000	100.0%
5775 Shakopee Road	Bloomington, MN	West Bloomington Technology Park	Flex - High Finish	103,050	25,750	25.0%
21 Enterprise Parkway	Hampton, VA	Hampton Roads Center	Office - Mid Rise	75,915	74,821	98.6%
102 Rock Road	Horsham, PA	Pennsylvania Business Campus	Flex - High Finish	40,472	40,472	100.0%
1305 Executive Boulevard	Chesapeake, VA	Liberty One	Office - Mid Rise	49,865	49,865	100.0%
10771 Palm Bay Drive	Orlando, FL	Airport International Park of Orlando	Industrial - Bulk Warehouse	44,080	44,080	100.0%
1313 Executive Boulevard	Chesapeake, VA	Liberty Executive Center	Office - Mid Rise	49,870	49,870	100.0%
5715 Old Shakopee Road	Bloomington, MN		Flex - High Finish	63,463	51,770	81.6%
5735 Old Shakopee Road	Bloomington, MN		Flex - High Finish	63,463	63,463	100.0%
20 Wright Avenue	Hunt Valley, MD		Office - Mid Rise	74,441	74,441	100.0%
7624 Bald Cypress Place	Tampa, FL	Woodlands Corporate Center	Flex - High Finish	15,035	15,035	100.0%
5705 Old Shakopee Road	Bloomington, MN		Flex - High Finish	74,594	74,594	100.0%
15800 W. Bluemound Road	Brookfield, WI		Office - Mid Rise	92,080	92,080	100.0%
335 Commerce Drive	Fort Washington, PA		Office - Mid Rise	74,099	74,099	100.0%
12501 & 12701 Whitewater Drive	Minnetonka, MN		Office - Mid Rise	145,946	116,246	79.7%
10003 Satellite Boulevard	Orlando, FL		Flex - High Finish	66,387	58,275	87.8%
200 Southchase Boulevard	Fountain Inn, SC	SouthChase Industrial Park	Industrial - Mfg./Multi-Tenant	261,632	261,632	100.0%
4751 League Island Boulevard	Philadelphia, PA	Philadelphia Naval Yard	Flex - High Finish	75,626	75,626	100.0%
11100 West Liberty Drive	Milwaukee, WI	Park Place	Office - Mid Rise	88,259	88,259	100.0%
2 West Liberty Blvd	Malvern, PA	Great Valley Corporate Center	Office - Mid Rise	100,000	99,540	99.5%
400 Boulder Drive	Allentown, PA	Lehigh Valley West	Industrial - Big Box Warehouse	363,000	363,000	100.0%
1090 Gills Drive	Orlando, FL	Beeline Industrial Park	Industrial - Bulk Warehouse	149,300	149,300	100.0%
200 W. Cypress Creek Road	Fort Lauderdale, FL		Office - Mid Rise	99,721	79,426	79.6%
4520 Seedling Circle	Tampa, FL	Woodland Corporate Center	Office - Mid Rise	35,000	35,000	100.0%
3001 Leadenhall Road	Mt. Laurel, NJ	Bishops Gate	Office - Mid Rise	81,059	81,059	100.0%
4015 Meeting Way	High Point, NC	Mendenhall Business Park	Office - Mid Rise	30,844	25,523	82.7%
75 Brookfield Oaks Drive	Greenville, SC	Brookfield	Flex - Low Finish	57,600	57,600	100.0%
255 Business Center Drive	Horsham, PA		Office - Mid Rise	51,132	51,132	100.0%
355 Business Center Drive	Horsham, PA		Office - Mid Rise	25,983	25,983	100.0%
455 Business Center Drive	Horsham, PA		Office - Mid Rise	51,505	51,505	100.0%
555 Business Center Drive	Horsham, PA		Office - Mid Rise	30,064	1,328	4.4%
1457 Miller Store Road	Virginia Beach, VA		Flex - High Finish	65,192	56,942	87.3%
10 Great Valley Parkway	Malvern, PA		Office - Mid Rise	16,307	13,023	79.9%
3612 LaGrange Parkway	Toano, VA	Stonehouse Corporate Center	Industrial - Bulk Warehouse	100,933	100,933	100.0%
521 Butler Farm Road	Hampton, VA		Office - Mid Rise	44,651	44,651	100.0%
4 North Park Drive	Hunt Valley, MD		Office - Mid Rise	128,268	108,682	84.7%
6 North Park Drive	Hunt Valley, MD		Office - Mid Rise	81,462	78,496	96.4%
10 North Park Drive	Hunt Valley, MD		Office - Mid Rise	85,365	73,320	85.9%
500 Independence Parkway	Chesapeake, VA	Battlefield Tech Center	Office - Single Story	51,000	47,081	92.3%
4193 Eagle Hill Drive	High Point, NC	Eagle Hill Business Park	Industrial - Bulk Warehouse	104,000	104,000	100.0%
501 US Highway 301 South	Tampa, FL		Flex - High Finish	59,080	59,080	100.0%
2202 Taft-Vineland Road	Orlando, FL	Liberty Park at South Central	Flex - High Finish	60,000	60,000	100.0%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
1879 Lamont Avenue	Odenton, MD		Industrial - Big Box Warehouse	208,000	208,000	100.0%
350 Winmeyer Avenue	Odenton, MD		Industrial - Big Box Warehouse	187,200	186,878	99.8%
9002-9036 Brittany Way	Tampa, FL	Silo Bend	Flex - High Finish	59,080	59,080	100.0%
One Crescent Drive	Philadelphia, PA	Phila Naval Business Center(PA	Office - Mid Rise	76,361	76,361	100.0%
6950 Harbour View Blvd.	Suffolk, VA	Bridgeway Commerce Center	Industrial - Mfg./Multi-Tenant	130,000	130,000	100.0%
2212 Taft Vineland Road	Orlando, FL	Southcenter Land (FL)	Flex - High Finish	46,500	46,500	100.0%
6230 Old Dobbin Lane	Columbia, MD	Liberty Place at Columbia Cros	Office - Mid Rise	64,791	51,378	79.3%
65 Brookfield Oaks Drive	Greenville, SC	Brookfield	Flex - Low Finish	76,800	76,800	100.0%
7528 Walker Way	Allentown, PA	Mill Run Corporate Center (PA)	Flex - High Finish	83,200	83,200	100.0%
860 Nestle Way	Allentown, PA	Crossing II	Industrial - Big Box Warehouse	607,608	607,608	100.0%
200 Boulder Drive	Allentown, PA		Industrial - Big Box Warehouse	500,240	500,240	100.0%
250 Boulder Drive	Allentown, PA		Industrial - Bulk Warehouse	297,500	297,500	100.0%
4008 Mendenhall Oaks Pkw	High Point, NC	Mendenhall Business Park (NC)	Office - Single Story	12,864	5,728	44.5%
7361 Coca Cola Drive	Hanover, MD		Flex - Low Finish	126,100	126,100	100.0%
7315 Kingspointe Parkway	Orlando, FL		Industrial - Bulk Warehouse	203,125	203,125	100.0%
420 Delaware Drive	Fort Washington, PA		Office - Mid Rise	76,716	76,716	100.0%
2351 Investors Row	Orlando, FL		Industrial - Big Box Warehouse	228,950	228,950	100.0%
1485 W Commerce Avenue	Carlisle, PA		Industrial - Big Box Warehouse	439,088	439,088	100.0%
8500 Willard Drive	Breinigsville, PA	Liberty Business Center (PA)	Industrial - Big Box Warehouse	451,600	451,600	100.0%
307 International Circle	Hunt Valley, MD		Office - Mid Rise	191,870	185,105	96.5%
309 International Circle	Hunt Valley, MD		Office - Single Story	36,830	21,742	59.0%
311 International Circle	Hunt Valley, MD		Office - Single Story	22,591	22,591	100.0%
414 Commerce Drive	Fort Washington, PA		Office - Mid Rise	36,718	29,518	80.4%
2256 Taft Vineland Road	Orlando, FL	South Center	Flex - High Finish	34,500	34,500	100.0%
501 Independence Parkway	Chesapeake, VA		Office - Mid Rise	61,146	57,713	94.4%
505 Independence Parkway	Chesapeake, VA		Office - Mid Rise	63,568	51,985	81.8%
600 Industrial Drive - LPLP	Lewisberry, PA		Industrial - Big Box Warehouse	800,000	800,000	100.0%
42 Kings Hill Avenue	West Malling, UK	Kings Hill	Office	54,856	54,856	100.0%
510 Independence Parkway	Chesapeake, VA		Office - Single Story	97,081	90,479	93.2%
8301 Industrial Boulevard	Breinigsville, PA	Boulders Business Center West	Industrial - Big Box Warehouse	1,029,600	1,029,600	100.0%
1950 Summit Park Drive	Orlando, FL	Summit Park	Office - High Rise	128,240	128,240	100.0%
1958 Summit Park Drive	Orlando, FL	Summit Park	Office - High Rise	128,934	128,934	100.0%
106 Southchase Blvd	Fountain Inn, SC	SouthChase Industrial Park	Industrial - Mfg./Multi-Tenant	120,975	120,975	100.0%
1001 Boulders Parkway	Richmond, VA		Office - High Rise	78,995	58,479	74.0%
7400 Beaufont Springs Drive	Richmond, VA		Office - High Rise	76,981	62,906	81.7%
1100 Boulders Parkway	Richmond, VA		Office - High Rise	133,302	103,467	77.6%
8900-34 Brittany Way	Tampa, FL	Silo Bend (FL)	Flex - High Finish	48,000	30,509	63.6%
200-34 Kelsey Lane	Tampa, FL	Silo Bend (FL)	Flex - High Finish	45,600	45,600	100.0%
11300-90 West Theodore Trecker Way	West Allis, WI	Center Point	Flex - High Finish	39,927	36,372	91.1%
11548 West Theodore Trecker Way	West Allis, WI	Center Point	Flex - High Finish	51,292	51,292	100.0%
11420 West Theodore Trecker Way	West Allis, WI	Center Point	Flex - High Finish	25,000	25,000	100.0%
8501 East Raintree Drive	Scottsdale, AZ	Gate Parkway	Office - Mid Rise	123,340	123,340	100.0%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
5201 Gate Parkway	Jacksonville, FL		Office - Mid Rise	150,000	150,000	100.0%
1301 Executive Blvd.	Chesapeake, VA	Liberty Executive Park	Office - Mid Rise	50,020	50,020	100.0%
275 Commerce Drive	Fort Washington, PA		Office - Mid Rise	50,808	45,377	89.3%
1250 Virginia Drive	Fort Washington, PA		Office - Mid Rise	41,644	22,455	53.9%
8400 Industrial Blvd.	Breinigsville, PA	Boulder Business Center (PA)	Industrial - Big Box Warehouse	726,000	726,000	100.0%
6900 Harbour View Blvd	Suffolk, VA	Bridgeway Commerce Center	Industrial - Bulk Warehouse	168,000	168,000	100.0%
330 Fellowship Rd.	Mount Laurel, NJ		Office - Mid Rise	103,295	100,354	97.2%
1501 Perryman Road	Aberdeen, MD	Enterprise Business Park	Industrial - Big Box Warehouse	580,168	263,764	45.5%
350 Fellowship Road	Mt. Laurel, NJ	Eastgate (NJ)	Office - Single Story	56,268	56,268	100.0%
Liberty Square	West Malling, UK		Office	35,157	29,140	82.9%
45 Brookfield Oaks Drive	Greenville, SC	Brookfield South Indust Pk(SC)	Flex - Low Finish	96,000	24,000	25.0%
20825 Swenson Drive	Brookfield, WI	Crossroads Corporate Center	Office - Single Story	39,729	29,787	75.0%
170 Parkway West	Duncan, SC	Hillside Park of Commerce	Industrial - Bulk Warehouse	96,000	56,000	58.3%
190 Parkway West	Duncan, SC	Hillside Park of Commerce	Industrial - Bulk Warehouse	92,400	92,400	100.0%
265 Parkway East	Duncan, SC	Hillside Park of Commerce	Industrial - Bulk Warehouse	124,800	124,800	100.0%
285 Parkway East	Duncan, SC	Hillside Park of Commerce	Industrial - Bulk Warehouse	197,200	—	0.0%
910-926 Chad Lane	Tampa, FL	Silo Bend (FL)	Flex - High Finish	28,800	28,800	100.0%
150-182 Kelsey Lane	Tampa, FL	Silo Bend (FL)	Flex - High Finish	54,400	54,400	100.0%
95 Kriner Road	Chambersburg, PA		Industrial - Big Box Warehouse	837,540	475,640	56.8%
7 Walnut Grove Drive	Horsham, PA	Pennsylvania Business Campus	Office - Mid Rise	120,000	120,000	100.0%
1100 Virginia Drive	Fort Washington, PA		Office - Single Story	746,929	742,129	99.4%
1 Kings Hill Avenue	West Malling, UK	Kings Hill	Flex	43,717	43,717	100.0%
676 Independence Parkway	Chesapeake, VA	Battlefield Corporate Park	Office - Mid Rise	73,345	67,287	91.7%
1301 International Parkway	Sunrise, FL	Sawgrass Internat’l Corp Park	Office - Mid Rise	140,160	126,981	90.6%
3020 US Highway 301 South	Riverview, FL	Legacy Park (FL)	Office - Mid Rise	99,039	99,039	100.0%
6200 Lee Vista Blvd.	Orlando, FL	Business Ctr @ Lee Vista	Flex - High Finish	52,800	31,883	60.4%
7022 TPC Drive	Orlando, FL	Business Ctr @ Lee Vista	Flex - Low Finish	86,316	78,096	90.5%
7100 TPC Drive	Orlando, FL	Business Ctr @ Lee Vista	Flex - Low Finish	101,290	90,089	88.9%
7101 TPC Drive	Orlando, FL	Business Ctr @ Lee Vista	Flex - Low Finish	84,650	84,650	100.0%
7351 Coca Cola Drive	Elkridge, MD	Patapsco Valley Business Ctr	Flex - Low Finish	99,600	99,600	100.0%
9755 Patuxent Woods Drive	Columbia, MD	Patuxent Crossing (MD)	Office - Mid Rise	97,554	96,217	98.6%
4475 Premier Drive	High Point, NC	Piedmont Centre (NC)	Industrial - Mfg./Multi-Tenant	135,000	135,000	100.0%
8725 Henderson Road	Tampa, FL	Renaissance Park - FL	Office - Mid Rise	105,165	105,165	100.0%
8735 Henderson Road	Tampa, FL	Renaissance Park - FL	Office - Mid Rise	105,110	105,110	100.0%
8705 Henderson Road	Tampa, FL	Renaissance Park - FL	Office - Mid Rise	142,881	122,317	85.6%
8715 Henderson Road	Tampa, FL	Renaissance Park - FL	Office - Mid Rise	111,012	111,012	100.0%
8745 Henderson Road	Tampa, FL	Renaissance Park - FL	Office - Mid Rise	68,203	68,056	99.8%
4631 Woodland Corporate Blvd	Tampa, FL	Woodland Corporate Center (FL)	Office - Mid Rise	90,472	90,472	100.0%
7851-61 Woodland Ctr Blvd	Tampa, FL	Woodland Corporate Center (FL)	Office - Single Story	18,520	18,520	100.0%
4775 League Island Blvd.	Philadelphia, PA	Phila Naval Business Center(PA	Flex - High Finish	25,718	25,718	100.0%
1150 Pleasant Ridge Road	Greensboro, NC	Bull Ridge	Industrial - Big Box Warehouse	341,000	341,000	100.0%
851 Gills Drive	Orlando, FL	Beachline Industrial Park (FL)	Flex - Low Finish	33,600	9,600	28.6%

				Total	Total
				Square	Leased	Occupancy	Annualized NOI
Project Name Location	City, State	Business Park	Building Type	Feet	Sq. Feet	Percentage	@ 06/30/11
950 Gills Drive	Orlando, FL	Beachline Industrial Park (FL)	Flex - Low Finish	42,000	—	0.0%
1000 Gills Drive	Orlando, FL	Beachline Industrial Park (FL)	Flex - Low Finish	40,000	40,000	100.0%
7 Research Drive	Greenville, SC		Office - Mid Rise	117,100	117,100	100.0%
750 Park of Commerce Blvd	Boca Raton, FL	Arvida Park of Business Commer	Office - Mid Rise	95,331	85,787	90.0%
7075 Flying Cloud Dr	Eden Prairie, MN		Office - Mid Rise	345,000	345,000	100.0%
4410 E Cotton Center Blvd.	Phoenix, AZ	Cotton Center	Office - Single Story	101,269	101,269	100.0%
4750 S 44th Place	Phoenix, AZ	Cotton Center	Office - Single Story	79,496	79,496	100.0%
8313 West Pierce St.	Tolleson, AZ		Industrial - Bulk Warehouse	227,259	227,259	100.0%
125 Caliber Ridge Drive	Greer, SC	Caliber Ridge Industrial Park	Industrial - Mfg./Multi-Tenant	126,000	108,000	85.7%
9306-9324 E Broadway Ave	Tampa, FL		Office - Single Story	36,000	36,000	100.0%
4435 E Cotton Center Blvd.	Phoenix, AZ	Cotton Center	Office - Single Story	25,505	25,505	100.0%
4207 E Cotton Center Blvd	Phoenix, AZ	Cotton Center	Office - Single Story	24,900	24,900	100.0%
4217 E Cotton Center Blvd.	Phoenix, AZ	Cotton Center	Office - Single Story	88,140	88,140	100.0%
8451 Willard Drive	Breinigsville, PA		Industrial - Big Box Warehouse	920,400	920,400	100.0%
4300 South 26th Street	Philadelphia, PA		Industrial - Big Box Warehouse	345,500	345,500	100.0%
3 Crescent Drive	Philadelphia, PA		Office - Mid Rise	95,261	95,261	100.0%
10050 S. 27th Street	Oak Creek, WI		Office - Single Story	44,160	10,818	24.5%
2440 W. Corporate Preserve Dr.	Oak Creek, WI		Flex - Low Finish	68,700	68,700	100.0%
4610 S 44th Street	Phoenix, AZ	Cotton Center	Office - Single Story	66,012	66,012	100.0%
4550 S 44th Street	Phoenix, AZ	Cotton Center	Office - Single Story	54,489	54,489	100.0%
540 Eastpark Court	Richmond, VA	Woodlands Center (VA)	Industrial - Big Box Warehouse	100,000	100,000	100.0%
3100 SW 145th Avenue	Miramar, FL	Monarch Towne Center (FL)	Office - High Rise	104,337	101,111	96.9%
11841 Newgate Blvd	Hagerstown, MD	Hunter Green PALV-Harrisburg	Industrial - Big Box Warehouse	615,600	615,600	100.0%
13621 NW 12th Street	Sunrise, FL	Sawgrass Internat’l Corp Park	Office - Mid Rise	106,425	85,731	80.6%
2001 Summit Park Drive	Orlando, FL	Maitland Summit Park(SC)	Office - High Rise	211,863	211,027	99.6%
1180 Devon Park Drive	King of Prussia, PA	Crossroads Office Park (PA)	Office - Mid Rise	75,000	75,000	100.0%
10301 Round Up Lane	Houston, TX	Round Up Business Park (TX)	Industrial - Mfg./Multi-Tenant	78,400	45,600	58.2%
10305 Round Up Lane	Houston, TX	Round Up Business Park (TX)	Industrial - Mfg./Multi-Tenant	149,400	46,440	31.1%
8201 Chancellor Drive	Orlando, FL		Industrial - Big Box Warehouse	713,585	713,585	100.0%
12810 Virkler Drive	Charlotte, NC	Steele Creek Corp Ctr (NC)	Industrial - Mfg./Multi-Tenant	86,607	37,430	43.2%
4045 Perimeter West Dr	Charlotte, NC		Industrial - Mfg./Multi-Tenant	178,758	178,758	100.0%
7533 Industrial Park Way	Macungie, PA		Industrial - Big Box Warehouse	535,000	—	0.0%

Total Unencumbered Properties				52,030,223	46,446,185	89.3%	426,453,018

SCHEDULE 1.1(b)

ELIGIBLE GROUND LEASES

Operating Ground Lease

Address	City/State	Expiration Year

335 Commerce Drive	Fort Washington, PA	2054

One Crescent Drive	Philadelphia, PA	2111

Three Crescent Drive	Philadelphia, PA	2111

Capitalized Ground Leases

Address	City/State	Expiration Year

420 Delaware Drive	Fort Washington, PA	Purchase Date 5/14/15

42 Kings Hill Ave.	West Malling, UK	Purchase Date 4/7/21

Liberty Square Retail	West Malling, UK	Purchase Date 2009

SCHEDULE 1.2

COMMITMENTS AND COMMITMENT PERCENTAGES

LENDER	COMMITMENT	COMMITMENT PERCENTAGE

Bank of America, N.A.	$45,500,000	9.10%

JPMorgan Chase Bank, N.A.	$45,500,000	9.10%

SunTrust Bank	$41,000,000	8.20%

Citizens Bank of Pennsylvania	$41,000,000	8.20%

Wells Fargo Bank, N.A.	$41,000,000	8.20%

PNC Bank, National Association	$41,000,000	8.20%

Citibank, N.A.	$33,000,000	6.60%

UBS Loan Finance LLC	$33,000,000	6.60%

U.S. Bank National Association	$33,000,000	6.60%

Capital One, N.A.	$33,000,000	6.60%

The Bank of Tokyo - Mitsubishi UFJ, Ltd.	$33,000,000	6.60%

Branch Banking & Trust Company	$25,000,000	5.00%

First Niagara Bank, N.A.	$20,000,000	4.00%

Huntington National Bank	$20,000,000	4.00%

Chang Hwa Commercial Bank, Ltd., New York Branch	$15,000,000	3.00%

Total	$500,000,000	100.00%

SCHEDULE 1.3

RELATED COMPANIES, GUARANTORS AND UNCONSOLIDATED ENTITIES

Related Companies

Kings Hill Estate Management Company Limited

Kings Hill Residential Estate Management Company Limited

Kings Hill Property Management Limited

**L/S One Crescent Drive, LP

L/S One Crescent Drive, LLC

**L/S Three Crescent Drive, LP

L/S Three Crescent Drive, LLC

**L/S 4775 League Island Blvd., LP

L/S 4775 League Island Blvd., LLC

**L/S 26th Street North, LP

L/S 26th Street North, LLC

**L/S 26th Street South, LP

L/S 26th Street South, LLC

Land Holdings Realty LLC

Liberty Lehigh Partnership

*Liberty Property Development Corp.

*Liberty Property Development Corp. II

Liberty Property Limited Partnership

*Liberty Property Philadelphia Limited Partnership

*Liberty Property Philadelphia Limited Partnership II

Liberty Property Philadelphia Limited Partnership IV West

*Liberty Property Philadelphia Limited Partnership V

*Liberty Property Philadelphia Limited Partnership VI

*Liberty Property Philadelphia Navy Yard Limited Partnership

Liberty Property Trust

Liberty Property/Synterra Limited Partnership

Liberty Venture I, LLC

*LP Malvern Limited Partnership

LP Malvern LLC

*Rivers Business Commons Associates Limited Partnership

Rouse Kent (Central) Limited

Rouse Kent (Residential) Limited

Rouse Kent Developments Limited

Liberty Property Philadelphia Navy Yard Corporation

Liberty Property Philadelphia Corporation V

Liberty Special Purpose Trust

Liberty Property Trust UK Limited

*Liberty 600 Industrial, G.P.

Liberty Property Philadelphia Trust

Liberty Property Philadelphia Corporation IV East

Liberty Property Philadelphia Corporation IV West

Rouse Kent (1 Tower View) Limited

*Liberty West Allis, LLC

Liberty Property Philadelphia Corporation

Liberty Property Philadelphia Trust VI

Liberty Illinois Venture, LLC

Liberty Deer Park, LLC

Liberty Delaware, LLC

Liberty Cotton Center, LLC

Liberty Cotton Center II, LLC

Liberty Property Lux, LLC

*Annapolis Development, LLC

*9755 Patuxent Woods Drive Trust

*Perryman 159, L.L.C.

Liberty Stoneridge, LLC

Liberty Durham, LLC

Liberty Washington Venture, LLC

Republic Property TRS LLC

Liberty Property Trust Lux Sarl

Liberty/Parkway 8th & Walnut Trust

**L/S Five Crescent Drive, LP

**L/S 100 Diagonal Boulevard, LP

**L/S Five Crescent Drive, LLC

**L/S 100 Diagonal Boulevard LLC

Liberty Property Philadelphia Development/Management, LP

CBC Estate Management Limited

Kings Hill Sports Management Limited

Unconsolidated Entities

Cambridge Medipark Limited

Liberty Venture I, LP

Silversword Properties Limited

iCO Didsbury Limited

Liberty AIPO Limited Partnership

Kings Hill Unit Trust

Liberty/Commerz 1701 JFK Boulevard, L.P.

Liberty Illinois, LP

Liberty/Parkway 8th & Walnut, LP

Liberty Washington, LP

Republic 20th Street LLC

Republic Park LLC

RKB CP IV LLC

RKB Lakeside Manager LLC

RKB Lakeside LLC

RKB Corporate Oaks LLC

RPT Presidents Park LLC

Presidents Park I LLC

Presidents Park II LLC

Presidents Park III LLC

RKB Pender LLC

RPLP I LLC

RPT 1425 Investors L.P.

RPT 1425 Holdings LLC

RPT 1425 New York Avenue LLC

RKB WillowWood Manager LLC

RKB WillowWood LLC

RPB WillowWood I LLC

RPB WillowWood II LLC

Blythe Valley JV Sarl

BVP I Sarl

BVP II Sarl

Blythe Valley Innovation Centre Ltd.

BVP Management Co. Ltd.

*Unencumbered Property Subsidiary

**Part of the Philadelphia Navy Yard

SCHEDULE 1.4

EXISTING LETTERS OF CREDIT

LC Number	Beneficiary	Name	Original Amount	Amt O/S	Expiration Date
68021728	Commonwealth of PA	Shippensburg	$1,422,547.00	$917,862.62	11/28/2010

Total:	$917,862.62

SCHEDULE 6.3

TITLE TO PROPERTIES

The Borrower’s title to its assets is subject to the following:

1.               With respect to assets of the Borrower other than the Unencumbered Properties:  Rights of others under leases, mortgages, deeds of trust, contracts, title exceptions, and other arrangements which do not, individually or in the aggregate, violate the terms of the Credit Agreement.

2.               In the ordinary course of Borrower’s business, the Borrower sells properties.  At any given time, properties, including Unencumbered Properties, may be subject to sales agreements.

3.               The following properties are subject to ground leases:

Property	Annual Payment

2300 E. Parham	$41,181
6500/6600 NW 12th Avenue	$200,133
Salisbury Road Land	$11,813
335 Commerce Drive	$139,925
420 Delaware Dr.	$174,000
Liberty Square Retail	$258,608
151 S. Warner Road	$18,000
7 Research Drive	$56,250
One Crescent Drive	$16,573
42 Kings Hill Ave.	15% of the net cash flow to the building

SCHEDULE 6.7

LITIGATION

NONE

SCHEDULE 6.15

INSIDER TRANSACTION

1.                                       A trustee of Liberty Property Trust, Stephen B. Siegel, is Chairman of Global Brokerage Services of CB Richard Ellis, a full service real estate company.  From time to time, the borrower utilizes the services of CB Richard Ellis.  Any such transactions are entered into on an arms-length basis.  Mr. Siegel remains an independent trustee of the Company under the rules of the NYSE.

2.                                       One of our trustees, Stephen D. Steinour, is the Chairman, President and Chief Executive Officer of Huntingdon Bancshares Incorporated, a participant in the Credit Facility.

3.                                       The Company’s Chairman, President and Chief Executive Officer serves on the Board of Citizens Financial Group, Inc., an affiliate of Citizens Bank, a participant in the Credit Facility.

SCHEDULE 6.16

EMPLOYEE BENEFIT PLANS

Liberty Property Trust 4019(k) Savings Retirement Plan.

Liberty Property Trust matches 50% of the first 6% of employee salary deferral.

SCHEDULE 6.18

ENVIRONMENTAL MATTERS

NONE

SCHEDULE 6.19

COMPANY ASSETS

1.               The Company owns:

a.               The following qualified REIT subsidiaries:

i.                       Liberty Special Purpose Trust;

ii.                    Liberty Property Philadelphia Corporation;

iii.                 Liberty Property Philadelphia Trust;

iv.                Liberty Property Philadelphia Corporation IV East;

v.                   Liberty Property Philadelphia Corporation IV West;

vi.                Liberty Property Philadelphia Navy Yard Corporation;

vii.             Liberty Property Philadelphia Corporation V; and

viii.          Liberty Property Philadelphia Trust VI

ix.                  Liberty/Parkway 8th & Walnut Trust

b.              A 99.9% general partnership interest in Liberty Lehigh Partnership

SCHEDULE 6.21

BUILDING STRUCTURAL DEFECTS, ETC.

NONE

SCHEDULE 6.22

Schedule of Insurance

As of October 1, 2011

Aon Risk Services Central, Inc.
One Liberty Place
1650 Market Street
Suite 1000
Philadelphia, PA  19103
(215) 255-2000

Property Insurance

Carrier:	Factory Mutual Insurance Company (FM Global)	Policy Number:	LR912

Term:	12 Months	Expiration Date:	5/1/2012

Limit:	$750,000,000	Blanket Real Property, Personal Property & Rental Income

Sub-Limits:	10,000,000	Miscellaneous Unnamed Locations per Location
	250,000,000	Flood – Per Occurrence/Aggregate except Flood Zone “A” “V”
	100,000,000	Flood Zone “A” or “V”
	250,000,000	Earthquake – Per Occurrence/Aggregate Excluding: New Madrid Seismic Zone and Pacific Northwest Seismic Zone
	25,000,000	Earth Movement – New Madrid Group A
	2,500,000	Earth Movement – New Madrid Group B
	10,000,000	Earth Movement – Pacific Northwest Zone A & B combined
	Policy Limit	Named Storm Wind – Tier 1 Named Storm Wind – Tier 2 Named Storm Wind – Counties VA & North
	100,000,000	Accounts Receivable
	100,000,000	Automatic Coverage (90 day period)
	Blanket Limit	Consequential Loss
	25,000,000	Contingent Time Element Extended
	25,000,000	Data, Programs and Software and Computer Systems, non physical damage combined
	10,000,000	Decontamination Costs
	Policy Limit	Demolition & Increased Cost of Construction
	Policy Limit	Debris Removal
	100,000,000	Deferred Payments
	100,000,000	Expediting Expense and Extra Expense Combined
	365 Days	Extended Period of Indemnity
	180 Days	Extended Period of Liability (Locations in Florida only)
	10,000,000	Errors and Omissions
	Policy Limit	Equipment Breakdown
	25,000,000	Equipment Breakdown - Service Interruption PD/TE combined
	25,000,000	Equipment Breakdown - Data Restoration
	100,000	Equipment Breakdown - Newly Acquired Locations (90 days)
	10,000,000	Equipment Breakdown - Miscellaneous Unnamed Locations per Location
	100,000,000	Fine Arts
	2,500,000	Green Building Coverage
	1,000,000	Ingress and Egress (Not to Exceed 30 Days)

1

	50,000	Land and Water Contaminant Cleanup, Removal and Disposal (aggregate)
	100,000	Land or fill eroded by Flood or by liquid escaping from piping (aggregate)

	5,000,000 or 200% of Normal Cost (whichever is less)	Logistics Extra Costs (Not to Exceed 180 Days)
	10,000,000	Miscellaneous Personal Property per Location
	10,000,000	Off Premises Storage for Property under Construction per Location
	50,000	Professional Fees
	25,000,000	Service Interruption – PD and TE combined, but not to exceed $5mm combined for the lack of incoming or outgoing voice, data, and video service
	10,000,000	Soft Costs
	100,000	Trees replacement and debris removal combined (aggregate), but not to exceed $1,000 per tree
	10,000,000	Transit
	100,000,000	Valuable Papers and Records

Deductibles:	$5,000

All Property Coverage Combined (Annual Aggregate deductible provision applies for losses between $5,000 and $50,000 contributing to a $300,000 Aggregate except for Named Windstorm where losses contribute to an aggregate of $225,000)

	100,000	Earthquake (with exception in New Madrid and Pacific Northwest Zones)
	1% TIV; min. 100,000 per location	Earth Movement – New Madrid Group A
	5% TIV; min. 250,000 per location	Earth Movement – New Madrid Group B
	3% TIV; min. 100,000 per location	Earth Movement – Pacific Northwest Zone B
	2% TIV; min. 100,000 per location	Earth Movement – Pacific Northwest Zone A
	100,000	Flood – Other Than Flood Zone “A” or “V”
	500,000	Flood – Flood Zone “A” or “V” (Per Location), Except a $100,000 Deductible (Per Location) Will Apply if Federal Flood Insurance Has Been Purchased
	5% TIV; min. 100,000 per location	Wind Tier 1
	3% TIV; min. 100,000 per location	Wind Tier 2

2

	100,000	Wind – Wind Counties in Virginia and North (Per Location Property Damage)
	2 Day Equivalent; min. 50,000	Data, Program, Software & Computer Systems – non physical damage
	50,000	CTE - Contingent Time Element
	100,000	CTE - Earthquake
	100,000	CTE - Flood
	5% TE Values; min. 100,000 per Location	CTE - Named Storm Wind - Tier 1
	3% TE Values; min. 100,000 per Location	CTE - Named Storm Wind - Tier 2

Coverages:	• All Risk Property Form, (Subject to Policy Exclusions) including Flood & Earthquake
• EDP Mechanical Breakdown
• Back-Up of Sewers & Drains Included Under the Flood Peril
• Boiler & Machinery
• Real & Personal Property – Values Reported at 100%
• Replacement Cost
• Appraised Value – Fine Arts
• Agreed Amount – Property Damage
• Actual Loss Sustained – Rental Income/Extra Expense
• Rental Income Values – Reported at 100%
• Agreed Amount – Rental Income/Extra Expense
• Excludes Mold/Biological Agents
• Date Recognition Exclusion
• 60 Day Notice of Cancellation or Non-Renewal Except 10 Days for Non-Payment of Premium

3

Named Windstorm Property Insurance

Primary Carrier:	Landmark Insurance – $2,250,000 per occurrence ($4,500,000 Ann. Agg.) x/s $250,000 per occurrence Policy Number: LHD371755

Excess Carriers:	Arch (50/50) - $2,750,000 per occurrence ($2,750,000 Ann. Agg.) x/s $2,500,000 per occurrence and $4,500,000 Ann. Agg. Policy Number: ESP0044148-00

Axis - $2,500,000 per occurrence ($5,000,000 Ann. Agg.) x/s $5,000,000 per occurrence and $7,250,000 Ann. Agg. Policy Number: ECF75240111

Aspen - $2,500,000 per occurrence ($5,000,000 Ann. Agg.) x/s $7,500,000 per occurrence and $12,250,000 Ann. Agg. Policy Number: PXA4ABN11

Term:	12 Months

Expiration Date:	5/1/2012

Deductible:	$250,000 Per Occurrence

Coverages:	• Insures Locations in Florida and Texas
• Real & Personal Property
• Replacement Cost
• Agreed Amount – Property Damage
• Actual Loss Sustained – Rental Income/Extra Expense
• Occurrence Limit of Liability endorsement applies to the Arch and Aspen policies
• 60 Day Notice of Cancellation or Non-Renewal except 10 Days For Non-Payment of Premium

4

General Liability Insurance

Carrier:	Travelers Property Casualty Co of America

Term:	12 Months

Policy Number:	660572A329

Expiration Date:	10/1/2012

Limits:	$1,000,000	Per Occurrence — Bodily Injury & Property Damage
	2,000,000	General Aggregate Limit (Other Than Products & Completed Operations)
	2,000,000	Products & Completed Operations Aggregate
	1,000,000	Personal & Advertising Injury Liability
	100,000	Damage to Premises Rented to you
	5,000	Medical Expense Limit — Any One person

Limits:	Employee Benefits Liability
	$2,000,000	Products & Completed Operations Aggregate
	1,000,000	Each Employee Limit

Coverages:	• Broadened Named Insured
• Blanket Waiver of Subrogation
• Includes Coverage for Liability Specified Projects
• Blanket Additional Insured — Manager or Lessors of Premises
• Blanket Additional Insured - Lessor of Leased Equipment
• Incidental Medical Malpractice
• Personal Injury — Assumed by Contract
• Extended Bodily Injury
• Injury to Co-Employees and Co-Volunteer Workers
• Knowledge and Notice of Occurrence
• Unintentional Omission
• Reasonable Force — Bodily Injury or Property Damage
• Fungi or Bacteria Exclusion
• Amendment of Pollution Coverage
• Amendment of Property Damage
• EPL Exclusion
• Unsolicited Communication Exclusion

5

• Lead Exclusion
• Discrimination Exclusion
• Per Location Aggregate (Premises Operations Only) capped at $50MM
• Asbestos Exclusion
• Additional Insured — Designated Person / Organization
• Nuclear Energy Liability Exclusion
• 60 Day Notice of Cancellation or Non-Renewal Except 10 Days for Non-Payment of Premium
• Various state amendatory endorsements

6

Automobile Insurance

Carrier:	Travelers Indemnity Company of America

Term:	12 Months

Policy Number:	810-5072A329

Expiration Date:	10/1/2012

Limits:	$1,000,000	Any one accident (Combined Single Limit Bodily Injury & Property Damage)
	5,000	Medical Payments
	1,000,000	Uninsured Motorist/Underinsured Motorist
	50	Rental Reimbursement Limit per day, up to 30 days
	50,000	Hired Physical Damage

Deductibles:	$1,000	Comprehensive
	1,000	Collision

Coverages:	• Broad Form Named Insured
• Drive Other Car
• Blanket Additional Insured
• Employee Hired Auto
• Employees as Insureds
• Coverage Extension — Supplementary Payments
• Notice of and Knowledge of Occurrence
• Unintentional Errors or Omissions
• Mental Anguish
• Blanket Waiver of Subrogation
• Hired Car — Limited Worldwide Coverage Territory
• Lessor — Additional Insured and Loss Payee
• Nuclear Energy Exclusion
• 60 Days Notice of Cancellation or Non-Renewal Except 10 Days for Non-Payment of Premium

7

Workers’ Compensation/Employers’ Liability

Carrier:	The Charter Oak Fire Insurance Company (Travelers)

Term:	12 Months

Policy Number:	UB2549C214

Expiration Date:	10/1/2012

Limits:	Statutory	Workers’ Compensation
Employers’ Liability
	$1,000,000	Bodily Injury by Accident (Each Accident)
	1,000,000	Bodily Injury by Disease (Each Employee)
	1,000,000	Bodily Injury by Disease (Policy Aggregate)

Coverages:	• Waiver of Our Right to Recover from Others Endorsement
• Voluntary Compensation and Employers Liability Coverage
• Foreign Terrorism

8

Umbrella Liability Insurance

Carrier:	National Union Fire Insurance Co (Chartis)	Policy Number:	025903021

Term:	12 Months	Expiration Date:	10/1/2012

Limits:	$25,000,000	Per Occurrence
	50,000,000	General Aggregate
	25,000,000	Products & Completed Operations Aggregate
	250,000	Crisis Response Limit
	50,000	Excess Casualty Crisis Fund Limit

Coverage is Excess of the Following Underlying Policies

General Liability

	Insurance Company:	Travelers
	Policy Number:	6305072A329
	Policy Period:	10/1/11—10/1/12
	$1,000,000	Per Occurrence — Bodily Injury & Property Damage
	2,000,000	General Aggregate Limit (Other Than Products & Completed Operations)
	2,000,000	Products & Completed Operations Aggregate ($50MM Cap)
	1,000,000	Personal & Advertising Injury Liability
	1,000,000	Employee Benefits Liability — Per Occurrence/Aggregate

Automobile Liability — Various States

	Insurance Company:	Travelers
	Policy Number:	810-5072A329
	Policy Period:	10/1/11—10/1/12
	$1,000,000	Combined Single Limit — Bodily Injury & Property Damage

Employers Liability — Various States

	Insurance Company:	Travelers
	Policy Number:	UB-2579C214
	Policy Period:	10/1/11—10/1/12
	$1,000,000	Each Accident
	1,000,000	Disease — Policy Limit
	1,000,000	Disease — Each Employee

9

Coverages:	• Auto Liability Follow Form
• Bacteria and Viruses Exclusion
• Cross Suits Exclusion
• Discrimination Exclusion
• FI Exclusion with RE Investment Trust Limitation
• Foreign Liability Limitation
• Fungus Exclusion
• Lead Exclusion
• Professional Liability Exclusion
• Residential Construction Operations Exclusion
• Silica Exclusion
• Web Site Injury Limitation
• Real Estate Named Insured Time Element - Pollution

10

First Excess Umbrella Liability Insurance

Carrier:	St. Paul Fire & Marine (Travelers)

Term:	12 Months

Policy Number:	QI06401152

Expiration Date:	10/01/2012

Limits:	$25,000,000	Per Occurrence — Excess of $25,000,000
	25,000,000	Aggregate
	25,000,000	Products & Completed Operations Aggregate

Coverages:	• Change of Limits Endorsement—Aggregate Limit Only Applies Once
• Asbestos, Lead & Nuclear Exclusions
• Absolute Pollution Exclusion (Except Hostile Fire)
• Employment Related Practices Exclusion
• Excludes Mold, Other Fungi or Bacteria

11

Second Excess Umbrella Liability Insurance

Carrier:	American Guarantee & Liability (Zurich)

Term:	12 Months

Policy Number:	AEC-9376767-08

Expiration Date:	10/01/2012

Limits:	$25,000,000	Per Occurrence — Excess of $50,000,000
	25,000,000	Aggregate
	25,000,000	Products & Completed Operations Aggregate

Coverages:	• Excludes Real & Personal Property in Your Care, Custody or Control
• Cross Suits Exclusion
• Discrimination Exclusion
• Known Loss and Loss In Progress Exclusion
• Lead Exclusion
• Asbestos, Lead & Nuclear Exclusions
• Excludes Mold/Biological Agents
• Professional Services Exclusion
• Silica or Mixed Dust Exclusion
• War and Military Action Exclusion

12

Third Excess Umbrella Liability Insurance

Carrier:	The American Insurance Co. (Firemen’s Fund Ins. Co.)

Term:	12 Months

Policy Number:	SHX00048495204

Expiration Date:	10/01/2012

Limits:	$50,000,000	Per Occurrence — Excess of $75,000,000
	50,000,000	Aggregate

Coverages:	• War Liability Exclusion
	• Silica Particles Exclusion
	• Fungus/Bacteria Exclusion
	• Violation of Statutes Exclusion

13

Fourth Excess Umbrella Liability Insurance

Carrier:	Ohio Casualty Insurance Company

Term:	12 Months

Policy Number:	EXC5346237512

Expiration Date:	10/01/2012

Limits:	$25,000,000	Per Occurrence — Excess of $125,000,000
	25,000,000	Aggregate

Coverages:	• Electronic Distribution of Unsolicited material Exclusion
	• Crisis Fund Exclusion

14

Pollution and Remediation Legal Liability

Carrier:	Greenwich Insurance Company (XL Group)

Term:	Three Years

Policy Number:	PEC000830902

Expiration Date:	12/31/2012

Limits:	$10,000,000	Each Loss, Remediation, or Legal Defense Expense
	40,000,000	Total for all Loss, Remediation, or Legal Defense Expense

Deductible:	$100,000	Each Loss, Remediation, or Legal Defense Expense

Coverages:	• Bodily Injury and Legal Defense Expense for Lead Based Paint and Asbestos
	• Business Interruption and Extra Expense including Loss of Rental Value
	• Mold, Rot, or Other Fungi
	• Underground Storage Tanks
	• Multiple Contamination Exclusions

15

Fiduciary Liability

Carrier:	Travelers Casualty and Surety Company of America (Travelers)

Term:	12 Months

Policy Number:	105650510

Expiration Date:	7/16/2012

Limits:	$3,000,000	Each Policy Period

Retention:	$5,000	Indemnifiable Loss in each Claim

Coverages:	• Settlement Program Limit of Liability: - $100,000
	• HIPAA Limit of Liability: - $100,000
	• Continuity Date & Prior Litigation Date — 4/28/2000
	• Extended Reporting Period:: 1 year at 75%
	• Coverage expanded to include Managed Care Decisions, plus amended BI/PD exclusion to include carveout for such coverage
	• Removed “hammer clause” from Settlement provision
	• Amended Pollution exclusion to provide carveout for Side A and Securities claims
	• Limited Prior Notice exclusion to notices provided under any fiduciary liability policy
	• Limited Subrogation rights against Insured Persons to conduct exclusion trigger
	• Added ERISA 502(c) and Pension Protection Act civil penalties to definition of Loss

•                  Amended definition of Wrongful Act to add “(including but not limited to United Kingdom’s Pensions Act 2004, Pensions Act 1995, and Pension Schemes Act 1993; and the Pension Benefit Standards Act, 1985 of Canada)” after “regulation”

	• Expanded definition of Administration to include additional acts
	• Amended definition of Claim to provide for more favorable claim trigger for all arbitrations and mediations
	• Added clarification providing single employer plans co-sponsored by an Insured Organization and a labor organization are included in the definition of Jointly Sponsored Plans

16

• Removed “written undertaking: requirement when defense expenses are advanced
• Amended change of control provision to delete absolute exclusion of “straddle claims”
• Amended Spousal Domestic Partner provision to remove co-counsel requirement and the “no greater right to coverage” provision
• Added provision for arbitration of coverage disputes if both parties agree
• Added provision allowing Insured Persons to use insurance proceeds to satisfy retention
• Added provision allowing Company (LRY) to settle claims within the retention without Insurer’s consent
• Removed “dishonest or” from conduct exclusions and amended trigger language to provide final adjudication in any proceeding other than a proceeding initiated by the Insurer

•                  Removed materiality from Representations section in the general conditions policy part, as well as replaced “If any statement or representation in the Application is untrue” with “if any statement or representation contained in the Application is untrue or inaccurate and materially affected the acceptance of the risk” by the Insurer plus full non-imputation of knowledge among Insured Persons

• Added provision clarifying Bankruptcy shall not relieve the Insurer of its obligations under the Policy

17

Miscellaneous Professional Liability

Carrier:	Lexington Insurance Company (Chartis/AIG)

Term:	12 Months

Policy Number:	014781312

Expiration Date:	7/16/2012

Limits:	$2,000,000	Each Claim
	2,000,000	Annual Aggregate

Deductible:	$50,000	Each Claim, Deductible applies to defense

Coverages:	• Real Estate Services Limitations
	• Includes coverage for Notary Public
	• Claims Made coverage

18

Directors & Officers Liability

Carrier:	ARCH Insurance Company

Term:	12 Months

Policy Number:	REI002251904

Expiration Date:	7/16/2012

Limits:	$10,000,000	Annual Aggregate

Deductible:	$750,000	SEC
	250,000	All Other

Coverages:	• Continuity Date — 6/19/1994 (Non-Entity EPLI — 4/18/01)
	• Pollution Exclusion Amended to provide coverage for Securities or Derivative Claims (Mold is included within the definition of Pollution)
	• Order of Payments to first pay Side A Loss
	• Investigative Costs Coverage Endorsement (Including Reg FD Demands) — $250,000 Sublimit
	• Non-Entity EPLI Coverage for Directors & Officers
	• Definition of Officer amended to include General Counsel and Real Estate Counsel

•      Severability of the Application — no materiality provision.  Knowledge of individuals shall not be imputed to any other individuals, however the knowledge of CEO or CFO only shall be imputed to the Company

	• Amend Insured versus Insured Exclusion to provide an additional carveback for “Sarbanes-Oxley Whistle-blowing”
	• Amend ‘Other Insurance’ Clause so that if Loss is covered by another ‘valid and collectible’ policy this policy shall apply excess
	• Non-Rescindable Clause
	• Amend Definition of Loss so that the Insurer will not assert that Section 11, 12 or 12 Claim constitute uninsurable loss
	• State Amendatory Inconsistency endorsement so that if there is an inconsistency between the policy and the state amendatory the provisions most favorable to the Insured shall apply

19

• No Subrogation against any Insureds
• Employed Lawyers Extension
• Spousal / Domestic Partner Extension
• Worldwide Coverage Endorsement expanding to cover Insured versus Insured claims in non common law countries and to provide coverage for extradition costs
• Pro Rata Cancellation Clause in the event of a Credit Ratings Downgrade below A-
• Recognized payment of retention by DIC Insurer
• Amended Conduct Exclusions to final adjudication language.
• Coverage expanded to include “Inquiry Coverage” for Insured Persons
• Definition of Loss expanded to include SOX 304/Dodd-Frank 954 Costs
• Insured v. Insured exclusion narrowed to “REIT vs. Insured” exclusion
• Pollution Exclusion deleted (except for clean-up costs, remediation, etc.)
• Severability of the Application and Conduct Exclusions: “Named REIT” CEO or CFO imputes to entity (previously “Corporation” which included Named REIT and any Subsidiary)
• Definition of Extradition Costs amended to remove “reasonable” before “fees and expenses” and “criminal” before “trial”
• Reg. FD Investigative Costs coverage subject to $250k sublimit / $0 retention (previously $50K retention)
• Definition of Securities Claim also includes investigation of REIT by investigating authority (including but not limited to SEC) pursuant to Wells Notice, subpoena or target letter
• Prior Notice Exclusion limited to D&O or partnership liability policies
• Provision added for advancement of Loss to Insured Persons for REIT’s failure or refusal to indemnify within 60 days of receipt of written request
• No consent needed for settlements not to exceed 75% of the applicable Retention
• Derivative Demand Investigative Costs coverage subject to $500,000 sublimit (previously $250k)
• Added Liberalization endorsement providing if any provision conflicts with the Essential Endorsement, the Named REIT may chose which applies

20

1st Excess Directors & Officers Liability

Carrier:	Twin City Insurance Company (Hartford)

Term:	12 Months

Policy Number:	00AR011633711

Expiration Date:	7/16/2012

Limits:	$10,000,000 Annual Aggregate Excess of $10,000,000

Coverages:	• Prior and Pending Litigation Date — 6/19/94
• Simplified excess policy language, follows underlying and includes recognition of erosion of underlying by either insurer or Insured payments.

21

2nd Excess Directors & Officers Liability

Carrier:	US Specialty Insurance Co (PIA - HCC)

Term:	12 Months

Policy Number:	XDGU71161289

Expiration Date:	7/16/2012

Limits:	$10,000,000 Annual Aggregate Excess of $20,000,000

Coverages:	• Prior and Pending Litigation Endorsement (Wording to follow primary language) 6/16/94 for the first $5m; 6/16/2004 for the next $5m
• Delete Nuclear Incident Exclusion Clause
• Recognition of Erosion for Insured’s Actual Payment of Loss Endorsement
• Deletion of Representation Clause Endorsement, will rely on Primary Carrier Wording
• Amend Subrogation — final adjudication wording

22

3rd Excess Directors & Officers Liability

Carrier:	ACE American Insurance Co

Term:	12 Months

Policy Number:	DOX G24458379A 003

Expiration Date:	7/16/2010

Limits:	$10,000,000 Annual Aggregate Excess of $30,000,000

Coverages:	• Prior and Pending Litigation Endorsement (6/16/04)
• Recognition of Erosion for Insured’s Actual Payment of Loss Endorsement
• Recognition of Erosion for Sublimits

23

Coverage Specific to the Comcast Center

Property Insurance

Carrier:	Factory Mutual Insurance Company	Policy Number:	LR816 (renewal policy extended by endorsement)

Term:	12 Months	Expiration Date:	5/1/2012

Limit:	$1,000,000,000	Blanket Real Property, Personal Property & Rental Income

Sub-Limits:	250,000,000	Flood — Per Occurrence/Aggregate except Flood Zone “A” “V”
	250,000,000	Earthquake — Per Occurrence/Aggregate Excluding: Alaska, California, Hawaii, New Madrid Seismic Zone and Pacific Northwest Seismic Zone
	Blanket Limit	Demolition & Increased Cost of Construction
	100,000,000	Expediting Expense and Extra Expense Combined
	100,000,000	Accounts Receivable
	100,000,000	Deferred Payments
	100,000,000	Valuable Papers and Records
	25,000,000	Contingent Time Element Extended
	25,000,000	Data Programs and Software & Computer Systems — non physical damage
	100,000,000	Fine Arts
	25,000,000	Service Interruption — PD and TE combined, but not to exceed $5mm combined for the lack of incoming or outgoing voice, data, and video service
	10,000,000	Decontamination Costs
	10,000,000	Soft Costs
	10,000,000	Misc Personal Property per Location
	10,000,000	Off Storage Premise for Property under Construction per Location
	10,000,000	Transit
	Blanket Limit	Debris Removal
	50,000	Professional Fees
	50,000	Land and Water Contaminant Cleanup (aggregate)
	100,000	Land or fill eroded by Flood or by liquid escaping from piping (aggregate)
	30 Days	Ingress/Egress (Not to exceed 25,000,000)
	365 Days	Extended Period of Indemnity
	180 Days	Logistics Extra Cost (Not to exceed the lesser of a 5,000,000 or 200% of the Normal Cost

24

Deductibles:	$50,000	All Property Coverages Combined
	100,000	Earthquake
	100,000	Flood — Other Than Flood Zone “A” or “V”
	2 Days	Computer Systems- Non Physical Damage & Data, Programs or Software (Subject to a Minimum of 50,000)

Coverages:	• All Risk Property Form, (Subject to Policy Exclusions) Including Flood & Earthquake
• EDP Mechanical Breakdown
• Back-Up of Sewers & Drains Included Under the Flood Peril
• Boiler & Machinery
• Real & Personal Property — Values Reported at 100%
• Replacement Cost
• Appraised Value — Fine Arts
• Agreed Amount — Property Damage
• Actual Loss Sustained — Rental Income/Extra Expense
• Rental Income Values — Reported at 100%
• Agreed Amount — Rental Income/Extra Expense
• Excludes Mold/Biological Agents
• Date Recognition Exclusion
• 60 Day Notice of Cancellation or Non-Renewal Except 10 Days for Non-Payment of Premium

25

Pollution and Remediation Legal Liability

Two Pollution and Remediation Legal Liability Policies are in place for the Comcast Center. One is for “new” conditions, which has a three —year policy term and the second is for “historic conditions” which is a ten-year policy term. Both policies are placed with XL Insurance Group, which owns Indian Harbor Insurance Company

“New” Conditions Policy

Carrier:	Indian Harbor (XL Group)	Policy Number:	PEC 17824

Term:	Five Years	Expiration Date:	01/01/2013

Limits:	$25,000,000	Limit of Liability — Each Loss, Remediation Expense or Legal Defense Expense
	25,000,000	Limit of Liability — total All Losses Remediation Expenses or Legal Defense Expenses
	100,000	Retention — Each Loss, Remediation Expense or Legal Defense Expense

Retroactive Dates:	01/01/2005	Coverage A (Pollution Legal Liability)
	01/01/2005	Coverage B (Remediation Legal Liability)

“Historic” Conditions Policy

Carrier:	Indian Harbor (XL Group)	Policy Number:	PEC 17825

Term:	10 Years	Expiration Date:	01/01/2015

Limits:	$20,000,000	Limit of Liability — Each Loss, Remediation Expense or Legal Defense Expense
	20,000,000	Limit of Liability — total All Losses Remediation Expenses or Legal Defense Expenses
	100,000	Retention — Each Loss, Remediation Expense or Legal Defense Expense

Retroactive Dates:	01/01/2005	Coverage A (Pollution Legal Liability)
	01/01/2005	Coverage B (Remediation Legal Liability)

26

SCHEDULE 8.2(d)

INVESTMENTS

Investments may include money market mutual funds such as Black Rock TempFund (which invests in a broad range of U.S. dollar-denominated money market instruments, including government, bank and commercial obligation and repurchase agreements secured by such obligations), money market mutual funds of similar size and reputation, time deposits with various banks and equity interest of insolvent tenants given in lieu of rent.